                                 EXHIBIT 4.4(e)

     Amended and Restated Revolving Credit Agreement dated as of November 25, 1992 among Hudson General Corporation, Hudson General LLC and The First National Bank of Boston, European American Bank, The Chase Manhattan Bank, N.A. and The First National Bank of Boston, as agent, as amended and restated as of June 1, 1996.

                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

                                      AMONG

                           HUDSON GENERAL CORPORATION

                               HUDSON GENERAL LLC

                                       AND

                        THE FIRST NATIONAL BANK OF BOSTON
                             EUROPEAN AMERICAN BANK
                         THE CHASE MANHATTAN BANK, N.A.

                       THE FIRST NATIONAL BANK OF BOSTON,
                                    AS AGENT

                          DATED AS OF NOVEMBER 25, 1992
                   AND AMENDED AND RESTATED AS OF JUNE 1, 1996

                           HUDSON GENERAL CORPORATION
                               HUDSON GENERAL LLC

                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                                TABLE OF CONTENTS


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                                                                             ----

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1. THE REVOLVING CREDIT FACILITY; LETTERS OF CREDIT ......................     2

   1.1.  Commitment to Lend; Existing Revolving Credit Loan ..............     2
   1.2.  Notes to Evidence Revolving Credit Loans ........................     3
   1.3.  Election of Form of Revolving Credit Loan .......................     3
   1.4.  Aggregate Loan Limit ............................................     4
   1.5.  Repayment of Revolving Credit Loans .............................     5
   1.6.  Revolving Credit Loans Commitment Fee ...........................     5
   1.7.  Letters of Credit ...............................................     5
   1.8.  Drawings ........................................................     6
   1.9.  Letter of Credit Loan Obligations Absolute ......................     7
   1.10. Banks' Obligations in Respect of Letters of Credit ..............     8
   1.11. Letter of Credit Fee ............................................     8
   1.12. Existing Letters of Credit ......................................     8

2. CERTAIN GENERAL PROVISIONS ............................................     9

   2.1.  Agent's Fee .....................................................     9
   2.2.  Facility Fee ....................................................     9
   2.3.  Interest ........................................................     9
   2.4.  Place and Mode of Payments ......................................    10
   2.5.  Inability of Agent to Determine LIBO Rates; Illegality ..........    10
   2.6.  Indemnification for Losses ......................................    11
   2.7.  Payments to be Free of Deductions ...............................    11
   2.8.  Change in Circumstances; Additional Costs .......................    12
   2.9.  Additional Amounts Payable on Account of Credit Facilities ......    14
   2.10. Certificates ....................................................    14
   2.11. Delinquent Banks ................................................    14
   2.12. Concerning Joint and Several Liability of HGC and
           the Company ...................................................    15

3. REPRESENTATIONS AND WARRANTIES ........................................    16

   3.1.  Organization and Qualification; Authority .......................    16
   3.2.  Valid Obligation ................................................    16

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    3.3.   Governmental Approvals ........................................    17
    3.4.   Title to Properties; Absence of Liens .........................    17
    3.5.   Financial Statements ..........................................    17
    3.6.   Changes .......................................................    17
    3.7.   Taxes .........................................................    18
    3.8.   Litigation ....................................................    18
    3.9.   Use of Proceeds; Regulations U and X ..........................    18
    3.10.  Offering by HGC or the Company ................................    18
    3.11.  No Default or Violation of Law ................................    18
    3.12.  No Default ....................................................    19
    3.13.  Franchises, Patents, Copyrights ...............................    19
    3.14.  No Materially Adverse Contracts ...............................    19
    3.15.  Holding Company and Investment Company Acts ...................    19
    3.16.  Certain Transactions ..........................................    19
    3.17.  Employee Benefit Plans ........................................    20
    3.18.  Environmental Compliance ......................................    21
    3.19.  Insurance .....................................................    22
    3.20.  Loans as Senior Indebtedness ..................................    22
    3.21.  Perfection of Security Interest ...............................    23
    3.22.  HGC Representations and Warranties ............................    23

4A. EFFECTIVE DATE; CONDITIONS TO EFFECTIVENESS ..........................    23

    4A.1.  Loan Documents ................................................    23
    4A.2.  Representations and Warranties True ...........................    23
    4A.3.  Corporate Standing and Action .................................    23
    4A.4.  Opinion of HGC's and Company's Counsel ........................    24
    4A.5.  Payment of Fees ...............................................    24
    4A.6.  Validity of Liens .............................................    24
    4A.7.  Perfection Certificate and UCC Search Results .................    24
    4A.8.  Original Credit Agreement .....................................    25
    4A.9.  HGC Credit Agreement ..........................................    25
    4A.10. Amendment to Aviation Revolving Credit Agreement ..............    25
    4A.11. Purchase Agreement ............................................    25
    4A.12. Certain Assignments ...........................................    25

4B. CONDITIONS OF REVOLVING CREDIT LOANS AND LETTERS
      OF CREDIT ..........................................................    25

    4B.1   Notice ........................................................    25
    4B.2.  Representations and Warranties True ...........................    26
    4B.3.  No Adverse Change .............................................    26
    4B.4.  Legality ......................................................    26

                                     -iii-

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5.   COVENANTS ...........................................................    26

     5.1.   Punctual Payment .............................................    26
     5.2.   Financial Statements and Other Written
              Materials ..................................................    27
     5.3.   Inspection ...................................................    28
     5.4.   Conduct of Business ..........................................    28
     5.5.   Maintenance and Insurance ....................................    29
     5.6.   Taxes ........................................................    29
     5.7.   Ratio of Consolidated Liabilities to
              Effective Net Worth ........................................    29
     5.8.   Effective Net Worth ..........................................    29
     5.9.   Ratio of Consolidated EBDIT to Consolidated
              Cash Interest ..............................................    30
     5.10.  Consolidated Net Loss ........................................    30
     5.11.  Debt Service Coverage Ratio ..................................    30
     5.12.  Limitation on Borrowing ......................................    30
     5.13.  Restriction on Liens .........................................    31
     5.14.  Limitation on Lease Commitments ..............................    33
     5.15.  Investments and Contingent Liabilities .......................    33
     5.16.  Merger and Sale of Assets ....................................    35
     5.17.  Dividends ....................................................    36
     5.18.  Limitations on Capital Expenditures ..........................    36
     5.19.  Subordinated Debt ............................................    36
     5.20.  Notices ......................................................    37
     5.21.  Existence; Maintenance of Properties .........................    38
     5.22.  Compliance with Laws, Contracts, Licenses,
             and Permits .................................................    38
     5.23.  Employee Benefit Plans .......................................    39
     5.24.  Use of Proceeds ..............................................    39
     5.25.  Limited Liability Agreement ..................................    39
     5.26.  Covenants in HGC Credit Agreement ............................    40
     5.27.  Further Assurances ...........................................    40

6.   DEFAULTS ............................................................    40

7.   AGENT'S RELATIONSHIP WITH BANKS; AGENT'S DUTIES .....................    43

8.   SETOFF ..............................................................    45

9.   INDEMNIFICATION .....................................................    45

10.  SECURITY AND GUARANTIES .............................................    46

                                      -iv-
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11.  MISCELLANEOUS .......................................................    47

     11.1.  Notices ......................................................    47
     11.2.  Copies of Certificates, Etc ..................................    47
     11.3.  No Waivers ...................................................    47
     11.4.  Massachusetts Law ............................................    48
     11.5.  Expenses; Taxes ..............................................    48
     11.6.  Confidentiality of Information ...............................    48
     11.7.  Changes, Waivers .............................................    48
     11.8.  Binding Effect of Agreement ..................................    49
     11.9.  Counterparts .................................................    49
     11.10. Entire Agreement .............................................    49
     11.11. Assignments or Participations by Banks or Affiliates .........    49
     11.12. Term of Agreement ............................................    50
     11.13. Certain Transitional Arrangements ............................    50
     11.14. Assumption of Obligations ....................................    51
     11.15. Obligations of HGC ...........................................    51

Exhibits:

     Exhibit A - Definitions
     Exhibit B - Form of Revolving Credit Note
     Exhibit C - Form of Subsidiary Guaranty
     Exhibit D - Form of Subsidiary Security
                    Agreement
     Exhibit E - Form of Company Security Agreement
     Exhibit F - Form of Opinion

Schedules:

     Schedule 1.12 - Existing Letters of Credit
     Schedule 3.1 - Subsidiaries
     Schedule 3.8 - Litigation
     Schedule 3.18(b) - Environmental Notices
     Schedule 3.18(c) - Underground Tanks
     Schedule 3.19 - Insurance
     Schedule 5.12(a) - Indebtedness
     Schedule 5.12(h) - Terms of Intercompany Debt
     Schedule 5.13 - Liens
     Schedule 5.15 - Investments

                           HUDSON GENERAL CORPORATION

                               HUDSON GENERAL LLC

                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


         This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (the "Agreement") dated as of November 25, 1992 and amended and restated as of June 1, 1996, among Hudson General Corporation ("HGC"), a Delaware corporation having its principal place of business at 111 Great Neck Road, Great Neck, New York 11022, Hudson General LLC (the "Company"), a Delaware limited liability company having its principal place of business at 111 Great Neck Road, Great Neck, New York 11022, The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts 02110, in its individual capacity ("FNB"), European American Bank, 1 EAB Plaza, Uniondale, New York 11555 ("EAB"), The Chase Manhattan Bank, N.A., 135 Pinelawn Street, Melville, New York 11747 ("Chase") and such other banks as may become parties hereto from time to time in accordance with the provisions hereof (each singly, a "Bank" and collectively, the "Banks"), and The First National Bank of Boston as agent for the Banks (the "Agent"). Capitalized terms used in this Agreement shall have the meanings set forth in Exhibit A attached hereto or in the sections of this Agreement referred to in Exhibit A. All accounting terms shall, unless otherwise specified, be given the meanings ascribed to them by generally accepted accounting principles.

         WHEREAS, HGC, the Banks and the Agent are parties to that certain Revolving Credit and Term Loan Agreement, dated as of November 25, 1992, as amended (as so amended, the "Original Credit Agreement"), pursuant to which the Banks made revolving credit loans and a term loan to HGC, and issued letters of credit for the account of HGC; and

         WHEREAS, HGC has repaid in full the term loan made to it by the Banks under the Original Credit Agreement; and

         WHEREAS, HGC has formed the Company and wishes to transfer to the Company, subject to the Collateral Agent's liens and security interests, substantially all of the assets of HGC's aviation services business (the "Aviation Services Business"), including, without limitation, the assets of certain of its Subsidiaries which are actively engaged in the Aviation Services Business and the stock of Aviation; and

         WHEREAS, the Company wishes to assume, and become jointly and severally liable with HGC for, all of HGC's obligations under the Original Credit Agreement; and

         WHEREAS, HGC, the Company, the Banks and the Agent wish to amend and restate the Original Credit Agreement in its entirety in order to reflect the transfer by HGC and certain of its Subsidiaries, subject to the Collateral Agent's liens and security interests, of substantially all of the Aviation Services Business to the Company and the Company's agreement to become jointly and severally liable for HGC's obligations under the Original Credit Agreement and to make certain other changes to the terms and provisions of the Original Credit Agreement;

         NOW, THEREFORE (the foregoing recitals being part of this Agreement), HGC, the Company, the Banks and the Agent agree that as of the Effective Date, the Original Credit Agreement shall be amended and restated in its entirety as set forth herein and shall be in full force and effect as provided herein.

         SECTION 1.  THE REVOLVING CREDIT FACILITY; LETTERS OF CREDIT.

         SECTION 1.1. COMMITMENT TO LEND; EXISTING REVOLVING CREDIT LOANS. (a) Subject to the terms and conditions of this Agreement, including, without limitation, the conditions precedent set forth in Paragraph 4B hereof, and upon prior notice given to the Agent by the Company, as provided in Paragraph 1.3, each Bank severally agrees from time to time to make loans to the Company (individually, a "Revolving Credit Loan" and collectively, the "Revolving Credit Loans") in an aggregate principal amount requested by the Company from time to time between the Effective Date and the Revolving Credit Loan Maturity Date, up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment Percentage of the Aggregate Loan Limit, provided that the sum of the aggregate outstanding and unpaid principal amount of all Revolving Credit Loans (after giving effect to all amounts requested) plus the aggregate Maximum Drawing Amount of all outstanding Letters of Credit plus the Aviation Loan Amounts shall at no time exceed the Aggregate Loan Limit. Promptly upon receipt of a request for Revolving Credit Loans by the Company, the Agent will notify the Banks thereof, and each Bank will make the proceeds of its Revolving Credit Loan available in United States dollars in immediately available funds on the requested date at the head office of the Agent, 100 Federal Street, Boston, Massachusetts 02110. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. The Banks' obligations hereunder shall be several and not joint, and except as otherwise specifically provided in this Agreement, no Bank's obligation to lend shall be affected by any other Bank's failure to make any Revolving Credit Loan.

         (b) On and as of the Effective Date (i) all Revolving Credit Loans (if any) outstanding under (and as defined in) the Original Credit Agreement shall constitute Revolving Credit Loans outstanding under this Agreement, (ii) each Base Rate Loan outstanding under (and as defined in) the Original Credit Agreement shall constitute a Base Rate Loan outstanding hereunder, shall bear interest from and after the Effective Date at the rate of interest for Base Rate Loans as set forth in Paragraph 2.3 hereof and all interest accrued with respect to such Base Rate Loan, including all interest accrued prior to the Effective Date, shall be payable by HGC and the Company on June 30, 1996 and thereafter in accordance with the terms of this Agreement and (iii) each LIBO Rate Loan outstanding under (and as defined in) the Original Credit Agreement shall constitute a LIBO Rate Loan outstanding hereunder with the same Interest Period as was applicable to such LIBO Rate Loan outstanding under the Original Credit Agreement, shall bear interest from and after the Effective Date at the rate of interest for LIBO Rate Loans as set forth in Paragraph 2.3 hereof and all interest accrued with respect to such LIBO Rate Loan, including all interest accrued prior to the Effective Date, shall be payable by HGC and the Company on the next Interest Payment Date for such LIBO Rate Loan hereunder. The obligations of HGC and the Company with respect to all such Revolving Credit Loans shall be subject to and governed by the applicable terms and provisions of this Agreement and the other Loan Documents.

         SECTION 1.2. NOTES TO EVIDENCE REVOLVING CREDIT LOANS. The Revolving Credit Loans will be evidenced by separate restated promissory notes of HGC and the Company in the form of Exhibit B attached hereto (each a "Revolving Credit Note") appropriately completed, executed and delivered by HGC and the Company to the Banks on the Effective Date. Prior to any transfer of a Revolving Credit Note, each Bank shall record thereon any appropriate notations evidencing each Revolving Credit Loan and payment of principal made thereunder. The outstanding amount of the Revolving Credit Loans recorded on each Bank's Revolving Credit Note shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of HGC or the Company hereunder or under any Revolving Credit Note to make payments of principal or interest on any Revolving Credit Note when due.

         SECTION 1.3. ELECTION OF FORM OF REVOLVING CREDIT LOAN. (a) As long as no Default has occurred and is continuing and no condition which would, with either or both the giving of notice or the lapse of time, result in a Default has occurred and is continuing, the Banks agree from time to time between the Effective Date and the Revolving Credit Loan Maturity Date to make Revolving Credit Loans as either Base Rate Loans or LIBO Rate Loans, to permit conversion of Revolving Credit Loans that are Base Rate Loans or LIBO Rate Loans to Revolving Credit Loans of the other Type subject where applicable to Paragraph
2.6 hereof or to continue a Revolving Credit Loan as a LIBO Rate Loan for the same Interest Period or a different Interest Period, provided that no Interest Period shall extend beyond the Revolving Credit Loan Maturity Date, and further provided that the aggregate outstanding principal amount of Revolving Credit Loans having Interest Periods ending after any date on which a reduction of such principal is required under Paragraph 1.4(a) or (b) hereof shall not exceed the aggregate principal balance of Revolving Credit Loans permitted to be outstanding after such date. Each Base Rate Loan made on any single occasion shall be in the minimum aggregate principal amount of $100,000 or an integral multiple thereof. Each LIBO Rate Loan, or a conversion thereto or a continuation thereof, made on any single occasion shall be in the minimum aggregate principal amount of $1,000,000 or if higher, in integral multiples of $250,000.

         (b) Each Revolving Credit Loan shall be made, each conversion of a Revolving Credit Loan from one Type to another Type and each continuation of a Revolving Credit Loan as a LIBO Rate Loan for the same Interest Period or a different Interest Period shall occur, upon notice (confirmed in writing, if oral) given to the Agent by the Company no later than:

              (i) if a Base Rate Loan, the same Business Day prior to 10:00 a.m. (Boston time); or

              (ii) if a LIBO Rate Loan, 11:00 a.m. (Boston time), three Business Days prior to commencement of the applicable Interest Period.

In the notice, the Company shall specify the amount of such Revolving Credit Loan and, if a LIBO Rate Loan, the applicable Interest Period. Each notice with regard to borrowing or a conversion to or a continuation of a LIBO Rate Loan shall be irrevocable and binding upon the Company. Any LIBO Rate Loan shall automatically convert to a Base Rate Loan at the end of the applicable Interest Period unless the Company in accordance with the procedures set forth in this Paragraph 1.3 shall give the requisite notice to continue such LIBO Rate Loan for the same or a different Interest Period.

         SECTION 1.4. AGGREGATE LOAN LIMIT. (a) The "Aggregate Loan Limit" shall initially be $18,000,000 and shall be irrevocably reduced (i) on the last day of each March, June, September and December commencing on the first such date after the Reduction Commencement Date, and thereafter until the Revolving Credit Loan Maturity Date, or until the Company has elected to reduce the full remaining amount of the Aggregate Loan Limit as provided in the following clause (iv) and the Revolving Credit Loans are repaid in full, by 1/16 of the Aggregate Loan Limit in effect at the close of business on the Reduction Commencement Date,
(ii) from time to time in accordance with the parenthetical of Paragraph 5.13(f)(ii) hereof, (iii) from time to time in accordance with Paragraph 5.16(a)(iv) hereof, and (iv) by such amounts by which the Company may from time to time, upon three Business Days' prior written notice to the Banks, elects to reduce the same (in integral multiples of $100,000 or in the full remaining amount of the Aggregate Loan Limit). Any reduction in the Aggregate Loan Limit which occurs after the Reduction Commencement Date, by reason of application of clause (ii), clause (iii) or clause (iv) above shall be applied pro rata to reduce the remaining required reductions in the Aggregate Loan Limit under clause (i) above. On the effective date of any reduction, there shall become due and payable and HGC and the Company will, jointly and severally, pay or cause to be paid the amount, if any, by which the sum of the aggregate outstanding and unpaid principal amount of all Revolving Credit Loans plus the aggregate Maximum Drawing Amount of all outstanding Letters of Credit plus the Aviation Loan Amounts, exceeds the reduced Aggregate Loan Limit on the effective date of such reduction. Each repayment of Revolving Credit Loans shall be made ratably among the Banks in accordance with their Commitment Percentages and each reduction in the Aggregate Loan Limit shall be made ratably among the Banks in accordance with their Commitment Percentages.

         (b) Upon the written request by the Company to the Banks received by the Banks no later than 90 days prior to the Reduction Commencement Date and the written consent of all of the Banks (such consent to be given at the sole discretion of each Bank), the Initial Revolving Period may be extended for successive annual periods and the Reduction Commencement Date and the Revolving Credit Loan Maturity Date shall be reset accordingly. In the event that any revolving period is extended, HGC and the Company shall (A) (i) execute and deliver to each of the Banks restated Revolving Credit Notes reflecting the extended Revolving Credit Loan Maturity Date and each of the Banks shall return to HGC and the Company the existing Revolving Credit Notes, or (ii) execute and deliver to each of the Banks a letter authorizing such Bank to change the Revolving Credit Loan Maturity Date set forth in such Bank's existing Revolving Credit Note to the extended Revolving Credit Loan Maturity Date and (B) provide each Bank with such evidence of existence and due authorization of such extended period of borrowing, including an opinion of counsel to HGC and the Company as to the due execution, delivery, validity and binding effect of such Revolving Credit Note as restated or extended, as such Bank reasonably may request. In no event shall any revolving period be extended unless at the time of such extension each of the conditions precedent to the making of a Revolving Credit Loan set forth in Paragraph 4B of this Agreement has been satisfied.

         SECTION 1.5. REPAYMENT OF REVOLVING CREDIT LOANS. The sum of the aggregate outstanding and unpaid principal amounts of all Revolving Credit Loans plus the aggregate Maximum Drawing Amounts of all outstanding Letters of Credit plus the Aviation Loan Amounts shall at no time exceed the Aggregate Loan Limit, and HGC and the Company, jointly and severally, will make or cause to be made such payments on account of principal as are necessary to comply with the foregoing limitation, with accrued interest to the date of prepayment on the principal amount prepaid. Payment in full of all obligations on or with respect to the Revolving Credit Notes shall be due on the Revolving Credit Loan Maturity Date and each of HGC and the Company, jointly and severally, promises to pay in full on the Revolving Credit Loan Maturity Date all Obligations on or with respect to the Revolving Credit Notes. HGC and the Company may at any time upon three Business Days' prior written notice to the Agent make or cause to be made full or partial prepayment of the Revolving Credit Loans in an integral multiple of $100,000, with accrued interest to the date of such prepayment on the principal amount prepaid, for pro-rata application to the Revolving Credit Loans outstanding under the Revolving Credit Notes, with adjustments to the extent practicable to equalize any prior prepayment not exactly in proportion, without premium or penalty, provided that LIBO Rate Loans may be prepaid only on the last day of the Interest Period applicable thereto (or otherwise with the consequences set forth in Paragraph 2.6). Subject to the terms and conditions of this Agreement, HGC and the Company may reborrow any amount so prepaid.

         SECTION 1.6. REVOLVING CREDIT LOANS COMMITMENT FEE. Each of HGC and the Company, jointly and severally, agrees to pay to the Agent, for the account of the Banks in accordance with their respective Commitment Percentages, quarterly in arrears on the last day of each calendar quarter commencing June 30, 1996, a commitment fee, computed from the Effective Date at the rate of 1/2 of 1% per annum on the aggregate daily unused portion of the Aggregate Loan Limit.

         SECTION 1.7. LETTERS OF CREDIT. Subject to the terms and conditions set forth in this Agreement, upon written request of the Company to the Letter of Credit Bank in accordance with this Paragraph 1.7, the Letter of Credit Bank shall issue, with pro rata participation by all of the Banks, at any time between the Effective Date and the Revolving Credit Loan Maturity Date and subject to the satisfaction of the conditions precedent set forth in Paragraph 4B hereof, Letters of Credit in such form as the Company and the Letter of Credit Bank may agree for the account of the Company, provided that at no time shall the aggregate Maximum Drawing Amounts of all outstanding Letters of Credit exceed $6,000,000, and provided further that at no time shall the sum of the aggregate outstanding and unpaid principal balance of all outstanding Revolving Credit Loans plus the aggregate Maximum Drawing Amounts of all outstanding Letters of Credit plus the Aviation Loan Amounts exceed the Aggregate Loan Limit. Letters of Credit shall be issued only for the following purposes: (i) to support the Company's insurance policies, and (ii) for the Company's business purposes in the ordinary course of the Company's business. Each request for issuance of a Letter of Credit shall be in writing and shall be received by the Letter of Credit Bank at least three Business Days prior to the proposed date of issuance. The expiry dates, amounts and beneficiaries of the Letters of Credit will be as designated by the Company and reasonably approved by the Letter of Credit Bank. The Letter of Credit Bank promptly shall notify the Banks of the amounts of all Letters of Credit issued hereunder and of any extension, reduction or termination thereof, and the Letter of Credit Bank shall send the Banks copies of all Letters of Credit issued hereunder as soon as reasonably practicable after the issuance thereof. The Company may request, and the Letter of Credit Bank, upon terms and conditions approved by the Company, shall issue, with pro rata participation by all of the Banks, substitute Letters of Credit for the Letters of Credit to reflect reductions in the amount of the Company's obligations supported by such Letters of Credit. Each Letter of Credit issued by the Letter of Credit Bank hereunder shall identify: (i) the dates of issuance and expiry of such Letter of Credit,
(ii) the amount of such Letter of Credit (which shall be a sum certain), (iii) the beneficiary and account party of such Letter of Credit, and (iv) the drafts and other documents necessary to be presented to the Letter of Credit Bank upon drawing thereunder. No Letter of Credit issued hereunder shall expire after the first anniversary of its date of issuance (provided that, at the Company's request, Letters of Credit may contain provisions for extension or renewal, which such extension or renewal shall be at the Banks' option, for additional terms not in excess of one year), and in no event shall any Letter of Credit issued hereunder expire after the Revolving Credit Loan Maturity Date. The Company agrees to execute and deliver to the Letter of Credit Bank such further documents and instruments in connection with any Letter of Credit issued hereunder as the Letter of Credit Bank in accordance with its customary practices may request.

         SECTION 1.8. DRAWINGS. Each of HGC and the Company hereby, jointly and severally, absolutely and unconditionally promises to pay the Letter of Credit Bank as soon as possible but in any event within one Business Day after any drawing under a Letter of Credit, in immediately available funds, the amount of such drawing under such Letter of Credit, plus interest thereon from the date of such drawing until repaid in full at an annual rate equal to the Base Rate in effect from time to time. If the Company so requests in accordance with Paragraph 4B.1 and if each of the conditions precedent to the making of a Revolving Credit Loan set forth in Paragraph 4B of this Agreement has been satisfied on the Business Day following a drawing under a Letter of Credit, the amount of such drawing, plus interest thereon, for which the Letter of Credit Bank has not been reimbursed by HGC or the Company shall become a Revolving Credit Loan made by the Banks to the Company on such day as provided in Paragraph 1.1 hereof bearing interest at an annual rate equal to the Base Rate in effect from time to time. The Letter of Credit Bank shall give written notice (which written notice shall be by facsimile transmission or telex) to HGC, the Company and the Banks of the occurrence and amount of each drawing under a Letter of Credit promptly upon the occurrence thereof. Each Bank agrees that on the second Business Day after any such drawing, such Bank will immediately make available to the Letter of Credit Bank at its head office in Boston, Massachusetts, in Federal or other immediately available funds, its ratable share of any such drawing, plus any interest which shall have accrued thereon, provided that each Bank's obligation shall be reduced by its pro rata share of any reimbursement by HGC or the Company in respect of such drawing pursuant to this Paragraph 1.8. Paragraph 1.9 hereof shall govern HGC's and the Company's obligations with respect to drawings under Letters of Credit.

         SECTION 1.9. LETTER OF CREDIT LOAN OBLIGATIONS ABSOLUTE. (a) The joint and several obligations of HGC and the Company to reimburse the Letter of Credit Bank as provided hereunder in respect of drawings under Letters of Credit shall rank pari passu with the obligations of HGC and the Company to repay the Revolving Credit Loans hereunder, and shall be absolute and unconditional under any and all circumstances and shall be secured pro rata with the other Obligations pursuant to the Security Agreements. Without limiting the generality of the foregoing, HGC's and the Company's obligations to reimburse the Letter of Credit Bank in respect of drawings under Letters of Credit shall not be subject to any defense based on the non-application or misapplication by the beneficiary of the proceeds of any such payment or the legality, validity, regularity or enforceability of the Letters of Credit or any related document or any dispute between or among the Company, HGC, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred. The Letter of Credit Bank may accept or pay any draft presented to it under any Letter of Credit regardless of when drawn or made and whether or not negotiated, if such draft, accompanying certificate or documents and any transmittal advice are presented or negotiated on or before the expiry date of the Letter of Credit, or any renewal or extension thereof then in effect. Furthermore, neither the Letter of Credit Bank nor any of its correspondents shall be responsible, as to any document presented under a Letter of Credit which appears to be regular on its face, and appears on its face to conform to the terms of the Letter of Credit, for the validity or sufficiency of any signature or endorsement, for delay in giving any notice or failure of any instrument to bear adequate reference to the Letter of Credit, or for failure of any person to note the amount of any draft on the reverse of the Letter of Credit.

         (b) Any action, inaction or omission on the part of the Letter of Credit Bank or any of its correspondents under or in connection with any Letter of Credit or the related instruments, documents or property, if in good faith and in conformity with such laws, regulations or customs as are applicable, shall be binding upon HGC and the Company and shall not place the Letter of Credit Bank or any of its correspondents under any liability to HGC or the Company, in the absence of (i) gross negligence or willful misconduct by the Letter of Credit Bank or its correspondents or (ii) the failure by the Letter of Credit Bank to pay under a Letter of Credit after presentation of a draft and documents strictly complying with such Letter of Credit. The Letter of Credit Bank's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract. All Letters of Credit issued hereunder will, except to the extent otherwise expressly provided hereunder, be governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.

         SECTION 1.10. BANKS' OBLIGATIONS IN RESPECT OF LETTERS OF CREDIT. Each Bank acknowledges that each Letter of Credit issued by the Letter of Credit Bank pursuant to this Agreement is issued by the Letter of Credit Bank on behalf of and with the pro rata participation of all of the Banks, agrees to make the payments required by Paragraph 1.8 hereof and agrees to be responsible for its pro rata share of all liabilities incurred by the Letter of Credit Bank in respect of each Letter of Credit opened or extended by the Letter of Credit Bank hereunder for the account of the Company. Each Bank agrees with the Letter of Credit Bank and the other Banks that its obligation to make the payments required by Paragraph 1.8 hereof shall not be affected in any way by any circumstances (other than the gross negligence or willful misconduct of the Letter of Credit Bank) occurring before or after the making of any payment by the Letter of Credit Bank pursuant to any Letter of Credit, including, without limitation:

              (a) any modification or amendment of, or any consent, waiver, release or forbearance with respect to, any of the terms of this Agreement or any other instrument or document referred to herein;

              (b)  the existence of any Default; or

              (c) any change of any kind whatsoever in the financial position or creditworthiness of HGC or the Company.

         SECTION 1.11. LETTER OF CREDIT FEE. HGC and the Company shall pay to the Letter of Credit Bank for its own account a fee in respect of each Letter of Credit issued pursuant to Paragraph 1.7 hereof calculated at the rate of 1/4% per annum on the Maximum Drawing Amount of each such Letter of Credit, payable quarterly in advance during the term of such Letter of Credit, commencing upon the date of issuance thereof. HGC and the Company also shall pay to the Letter of Credit Bank for the accounts of the Banks (including FNB) in accordance with their Commitment Percentages a fee in respect of each such Letter of Credit calculated at the rate of 1-3/8% per annum on the Maximum Drawing Amount thereof, payable quarterly in advance during the term of such Letter of Credit, commencing upon the date of issuance thereof (the foregoing fees are referred to collectively as the "Letter of Credit Fee"). In addition (but without duplication), HGC and the Company shall pay to the Letter of Credit Bank for its own account its standard processing, negotiating, amendment and administrative fees, as determined in accordance with the Letter of Credit Bank's customary fees and charges for similar facilities.

         SECTION 1.12. EXISTING LETTERS OF CREDIT. Each of HGC, the Company and the Banks hereby agree that from and after the Effective Date, the letters of credit issued by FNB as letter of credit bank under the Original Credit Agreement for the account of HGC and listed and described on Schedule 1.12 attached hereto shall be Letters of Credit for all purposes of this Agreement (including, without limitation, the provisions of Paragraph 1.11 hereof, provided that there shall be no duplication of the fees previously paid or payable under the Original Credit Agreement with respect to such outstanding letters of credit), and the Banks hereby affirm their pro rata participation in such Letters of Credit. Each of HGC and the Company hereby affirms its liability with respect to the reimbursement obligations under each such Letter of Credit as provided herein. The Letter of Credit Bank, the Agent, the Banks, HGC and the Company hereby further agree that from and after the Effective Date, the Letter of Credit Fee payable with respect to each letter of credit listed and described on Schedule 1.12 attached hereto shall be calculated and payable in accordance with Paragraph 1.11 hereof. The Company and HGC represent and warrant that on the date hereof the aggregate Maximum Drawing Amount of all outstanding Letters of Credit is $3,050,007.00.

         SECTION 2.   CERTAIN GENERAL PROVISIONS.

         SECTION 2.1. AGENT'S FEE. Each of HGC and the Company, jointly and severally, shall pay to the Agent annually in advance, for the Agent's own account, an Agent's fee in the amount of $22,500 on the Effective Date and an Agent's fee of $15,000 on each anniversary of the Effective Date during the term of this Agreement.

         SECTION 2.2. FACILITY FEE. Each of HGC and the Company, jointly and severally, agrees to pay to the Agent for the pro rata accounts of the Banks on the Effective Date a facility fee in the amount of $56,250.

         SECTION 2.3. INTEREST. Except as otherwise provided in the last sentence of this Paragraph 2.3, the Revolving Credit Notes shall bear interest on the unpaid principal amount thereof not then due and payable, computed as follows:

              (a) for Base Rate Loans, at a rate per annum equal to the Base Rate as in effect from time to time; and

              (b) with respect to LIBO Rate Loans, at a rate per annum equal to 1-3/8% above the LIBO Rate determined for the applicable Interest Period;

provided that notwithstanding anything to the contrary contained in this Agreement or in the Revolving Credit Notes, the Banks shall not charge nor shall HGC or the Company be required to pay interest in an amount in excess of that permitted by applicable law. All payments of interest on Base Rate Loans shall be made quarterly in arrears on the last day of each calendar quarter commencing June 30, 1996, and on the date when any Base Rate Loan is paid in full. Interest on each LIBO Rate Loan shall be payable (i) on the last day of each Interest Period relating thereto, and (ii) if any Interest Period is longer than three months, also on the last day of each three-month period following the commencement of such Interest Period. Any change in the Base Rate shall result in an immediate corresponding change in the rate of interest payable on Base Rate Loans. The Agent shall promptly notify HGC and the Company of any change in the Base Rate. Overdue principal of and, to the extent permitted by law, overdue interest on each Revolving Credit Note shall bear interest at a rate which is two percentage points (2%) per annum above the Base Rate in effect from time to time, compounded monthly, whether before or after judgment. All computations of interest and commitment fees shall be made on the basis of the actual number of days elapsed divided by 360.

         SECTION 2.4. PLACE AND MODE OF PAYMENTS. All payments due hereunder shall be made, in immediately available funds in United States dollars, by HGC and the Company to the Agent at its head office at 100 Federal Street, Boston, Massachusetts 02110. Promptly upon receipt by the Agent of any payment, it shall wire, in immediately available funds, to each Bank its applicable share (taking into account the provisions of Paragraph 2.11 hereof) of such payment. Whenever a payment becomes due on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest and commitment fees shall accrue during such extension. Each of HGC and the Company hereby requests and authorizes the Agent to charge such entity's deposit account with the Agent for all interest on the Revolving Credit Loans and all fees payable hereunder on the dates when any such amounts are due.

         SECTION 2.5. INABILITY OF AGENT TO DETERMINE LIBO RATES; ILLEGALITY.
(a) If the Agent shall in good faith determine that it is unable to ascertain the LIBO Rate prior to any Interest Period, the Agent shall promptly notify HGC and the Company of such determination (which shall be conclusive and binding on HGC, the Company and the Banks). In such event (i) any loan request with respect to a LIBO Rate Loan to which such Interest Period would otherwise relate shall be deemed to be a request for a Base Rate Loan (unless HGC and the Company withdraw their request therefor), (ii) each LIBO Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the Banks to make LIBO Rate Loans or convert Base Rate Loans to LIBO Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify HGC, the Company and the Banks. Such determination shall be made by the Agent on the day preceding the first day of the applicable Interest Period.

         (b) Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain LIBO Rate Loans, such Bank shall forthwith give notice of such circumstances to HGC, the Company and the other Banks and thereupon (i) the obligation of such Bank to make LIBO Rate Loans or convert Base Rate Loans to LIBO Rate Loans shall forthwith be suspended and such Bank shall have no obligation to make LIBO Rate Loans for purposes of Paragraph 2.11 hereof but shall make Base Rate Loans in like amount (HGC and the Company hereby agreeing to accept such Base Rate Loans), and (ii) such LIBO Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of the then current Interest Period applicable to such LIBO Rate Loans or within such earlier period as may be required by law. Each of HGC and the Company hereby, jointly and severally, agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this Paragraph 2.5, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its LIBO Rate Loans hereunder.

         SECTION 2.6. INDEMNIFICATION FOR LOSSES. Without prejudice to any of the other provisions of this Agreement, HGC and the Company will, on demand by any Bank, at any time and from time to time and as often as the occasion therefor may arise, indemnify such Bank against any losses, costs or expenses which such Bank may at any time and from time to time sustain or incur as a consequence of:

              (a) the failure by the Company to borrow any LIBO Rate Loan, convert any Base Rate Loan to a LIBO Rate Loan or continue any LIBO Rate Loan on the date of borrowing, conversion or continuation designated by the Company; or

              (b) the failure by HGC or the Company to pay, punctually on the due date thereof, any amount payable by HGC and the Company with respect to or on account of any LIBO Rate Loan; or

              (c) repayment or conversion by HGC or the Company of all or any portion of any LIBO Rate Loan prior to the last day of the applicable Interest Period, whether due to acceleration of the maturity of the Revolving Credit Loans or due to any other reason;

such losses, costs or expenses to include, without limitation:

                   (i) any costs incurred by such Bank in carrying funds which were to have been borrowed by the Company (net of any interest or other amounts received in any redeployment of such funds) or in carrying funds to cover the amount of any overdue principal of or overdue interest on any of the LIBO Rate Loans;

                   (ii) any interest payable by such Bank to lenders of the funds borrowed by such Bank in order to carry the funds referred to in the immediately preceding subclause (i) (net of any interest or other amounts received in any redeployment of such funds); and

                   (iii) any losses (excluding losses of anticipated profit) incurred by such Bank in liquidating or reemploying funds acquired from third parties to effect or maintain all or any part of any LIBO Rate Loan.

         SECTION 2.7. PAYMENTS TO BE FREE OF DEDUCTIONS. (a) All payments by HGC and the Company hereunder shall be made without setoff or counterclaim, and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein (excluding in the case of the Agent and each Bank, net income and profit and franchise taxes imposed on the Agent or such Bank by the jurisdiction under the laws of which the Agent or such Bank is organized or any subdivision or taxing authority thereof or therein or by the United States of America or any taxing authority thereof), unless HGC or the Company is compelled by law to make such deduction or withholding. If any such obligation is imposed upon HGC or the Company with respect to any amount payable by it hereunder, it will pay to the Banks on the date on which such amount becomes due and payable hereunder, such additional amount as shall be necessary to enable the Banks to receive the same net amount which they would have received on such due date had no such obligation been imposed upon HGC or the Company, as applicable. If HGC or the Company shall be required by law to make such deduction or withholding, it will deliver to the Banks tax receipts or other appropriate evidence of payment.

         (b) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the Effective Date, and from time to time thereafter if requested in writing by HGC or the Company, shall provide each of HGC or the Company with two original Internal Revenue Service forms 1001, 4224 or W-8 as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Bank is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement. If a Bank provides a form W-8 (or any successor or related form) to the Agent and HGC or the Company pursuant to this Paragraph 2.7, such Bank shall also provide a certificate stating that such Bank is not a "bank" within the meaning of section 881(c)(3)(A) of the Internal Revenue Code of 1986 and shall promptly notify the Agent and HGC or the Company if such Bank determines that it is no longer able to provide such certification. Upon the reasonable request of HGC or the Company or the Agent, each Bank that has not provided the forms or other documents, as provided above, on the basis of being a United States person shall submit to HGC or the Company and the Agent a certificate to the effect that it is such a "United States person" (as defined in Section 7701(a)(30) of the Internal Revenue Code).

         (c) For any period with respect to which a Bank has failed to provide HGC or the Company with the appropriate form described in Paragraph 2.7(b) (other than if such failure is due to a change in law occurring subsequent to the date on which such Bank became a party hereunder), such Bank shall not be entitled to indemnification under this Agreement with respect to taxes imposed by the United States.

         SECTION 2.8. CHANGE IN CIRCUMSTANCES; ADDITIONAL COSTS. Anything herein to the contrary notwithstanding, if any present or future applicable law (which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof, and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority, whether or not having the force of law) shall:

              (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, any Letters of Credit, such Bank's Commitment or the Revolving

         Credit Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

              (b) materially change the basis of taxation of (except for changes in taxes on income or profits) payments to any Bank or the Agent of the principal of or the interest on any Revolving Credit Loans or any other amounts payable to any Bank or the Agent hereunder with respect to the Revolving Credit Loans, or

              (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements, whether or not having the force of law, against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of a class of banks including an office of any Bank, or

              (d) impose on a class of banks including any Bank or the Agent any other conditions or requirements with respect to this Agreement, any Revolving Credit Note, any Letters of Credit, the Revolving Credit Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which the Revolving Credit Loans, the Letters of Credit or such Bank's Commitment forms a part;

and the result of any of the foregoing is:

                   (i) to increase the cost to any Bank or the Agent of making, funding, issuing, renewing, extending or maintaining any of the Revolving Credit Loans or such Bank's Commitment or any Letter of Credit, or

                   (ii) to reduce the amount of principal, interest or other amount payable to any Bank or the Agent hereunder, on account of such Bank's Commitment, any Letter of Credit or any of the Revolving Credit Loans, or

                   (iii) to require any Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from HGC and the Company hereunder, then, and in each case, HGC and the Company will, promptly upon demand made by such Bank or (as the case may be) the Agent, at any time and from time to time and as often as the occasion therefor may arise, pay or cause to be paid to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum.

         SECTION 2.9. ADDITIONAL AMOUNTS PAYABLE ON ACCOUNT OF CREDIT FACILITIES. If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by any court or by any governmental or other regulatory body or official charged with the administration or interpretation thereof affects the amount of capital required to be maintained by any Bank or the Agent or any corporation controlling such Bank or the Agent and such Bank or the Agent determines that the amount of capital required to be maintained by it is increased by or based upon the existence of such Banks' or the Agent's Commitment with respect to any Revolving Credit Loans or Letters of Credit, in any case, other than any change already reflected in the Reserve Rate then in effect, then such Bank or the Agent shall notify HGC and the Company of such fact (the "Notice Date"), and, in the case of a Bank, shall send a copy of such notice to the Agent. HGC, the Company and such Bank or (as the case may be) the Agent shall thereafter attempt to negotiate an adjustment to the compensation payable hereunder which will adequately compensate such Bank or (as the case may be) the Agent in light of these circumstances. If HGC, the Company and such Bank or (as the case may be) the Agent are unable to agree to such adjustment within thirty days of the day on which HGC and the Company receive such notice, then commencing on the 90th day after the Notice Date, the fees and interest payable hereunder shall increase by an amount which will, in such Bank's or (as the case may be) the Agent's reasonable determination, provide adequate compensation.

         SECTION 2.10. CERTIFICATES. A certificate signed by an officer of any Bank or the Agent, setting forth any additional amount required to be paid to such Bank or the Agent under Paragraphs 2.6 through 2.9 hereof, and the computations made by such Bank or the Agent to determine such additional amount, shall be submitted by the Bank or the Agent to HGC and the Company (and, with respect to demands made by a Bank, to the Agent) in connection with each such demand, and each such certificate shall, save for manifest error, constitute prima facie evidence of the additional amount due. A claim by any Bank or the Agent for all or any part of any additional amount due may be made promptly before and/or after the end of the Interest Period to which such claim relates or during which such claim has arisen, and before and/or after any repayment to which such claim relates.

         SECTION 2.11. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Agreement, any Bank that fails (i) to make available to the Agent its pro rata share of any Revolving Credit Loan or any drawing under any Letter of Credit or (ii) to comply with the provisions of Paragraph 8 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from HGC and the Company, whether on account of outstanding Revolving Credit Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Revolving Credit Loans (it being understood that any such assignment shall not affect the obligation of any Bank, including the Delinquent Bank, to make the percentage of the Revolving Credit Loans or to participate in the issuance of Letters of Credit requested by HGC and the Company hereunder equal to such Bank's Commitment Percentage). The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Revolving Credit Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Revolving Credit Loans of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Revolving Credit Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         SECTION 2.12. CONCERNING JOINT AND SEVERAL LIABILITY OF HGC AND THE COMPANY. Subject to Paragraph 11.15 hereof, in consideration of the financial accommodations to be provided by the Banks and the Agent hereunder for the mutual benefit, direct and indirect, of each of HGC and the Company, and in consideration of the undertaking of each of HGC and the Company to accept joint and several liability for the obligations of each of them, each of HGC and the Company jointly and severally irrevocably and unconditionally hereby accepts, not merely as a surety but also as a co-debtor, joint and several liability with each other hereunder with respect to the payment and performance of all of the Obligations arising under this Agreement, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of HGC and the Company without preferences or distinction among them. Subject to Paragraph 11.15 hereof, if and to the extent that either HGC or the Company shall fail to make any payment with respect to any of the Obligations hereunder as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event, the other entity will make such payment with respect to, or perform, such Obligations. Subject to Paragraph 11.15 hereof, the obligations of each of HGC and the Company under the provisions of this Paragraph constitute full recourse obligations of such entity enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever. Subject to Paragraph 11.15 hereof, the joint and several liability of HGC and the Company hereunder shall continue in full force and effect notwithstanding any merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of either of HGC or the Company, any of the Banks or the Agent. The provisions of this Paragraph are made for the benefit of each of the Banks and the Agent and their successors and assigns, and, subject to Paragraph 11.15 hereof, may be enforced by them from time to time against either HGC or the Company as often as occasion therefor may arise and without requirement on the part of any of the Banks or the Agent first to marshall any of its claims or to exercise any of its rights against the other entity or to exhaust any remedies available to them against the other entity or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. Subject to Paragraph 11.15 hereof, the provisions of this Paragraph shall remain in effect until all the Obligations shall have been paid in full or otherwise fully satisfied and the Commitments shall have terminated.

         SECTION 3. REPRESENTATIONS AND WARRANTIES. Each of the Company and, prior to the HGC Release Date, HGC jointly and severally represents and warrants that:

         SECTION 3.1. ORGANIZATION AND QUALIFICATION; AUTHORITY. (a) Each of the Company and its Subsidiaries (i) is a corporation or, in the case of the Company or any other limited liability company, a limited liability company, duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation, as applicable, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is duly qualified and in good standing as a foreign entity and is duly authorized to do business in each jurisdiction where the nature of its properties or its business requires such qualification.

              (b) The execution, delivery and performance by each of HGC, the Company and the Guarantors of this Agreement and the other Loan Documents to which such entity is a party, and in the case of HGC and the Company, the borrowings hereunder and the transactions contemplated under this Agreement and the other Loan Documents to which HGC and the Company are a party, and in the case of each of the Guarantors, the transactions contemplated by the Loan Documents to which such Guarantor is a party (i) are within the authority of such entity, (ii) have been duly authorized by all necessary proceedings, (iii) will not contravene any provision of such entity's limited liability company agreement or charter documents, as applicable, or bylaws or operating agreement, as applicable, or contravene any provision of, or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of the property of such entity (other than the Liens created under the Security Documents) under, any other agreement, instrument or undertaking binding upon such entity or any property of such entity, and (iv) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such entity is subject or any judgment, order, writ, injunction, license or permit applicable to such entity.

              (c) Schedule 3.1 attached hereto is a complete and correct list of all the presently existing Subsidiaries of the Company and the percentage of the capital stock thereof owned by the Company or a Subsidiary of the Company, as such schedule may be supplemented from time to time by written notice from the Company to the Banks. Except for the Joint Ventures, neither the Company nor any Subsidiary of the Company is engaged in any joint venture or partnership with any other entity.

         SECTION 3.2. VALID OBLIGATION. Each of this Agreement and the other Loan Documents has been duly executed and delivered by HGC, the Company, and each Guarantor party to such Loan Document, and each of this Agreement and the other Loan Documents to which HGC, the Company or any Guarantor is a party constitutes a valid and legally binding obligation of each such entity, enforceable against such entity in accordance with its terms, except as the enforcement of remedies may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights.

         SECTION 3.3. GOVERNMENTAL APPROVALS. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the transactions contemplated hereby and thereby do not require, except as set forth in clauses (a) through (d) of Section18 of each of the Security Agreements and clauses (a) and (b) of Section12 of the Pledge Agreement and except for consents to the assignment of permits and licenses assigned to the Company in connection with the Contribution which, if not obtained on or before the Effective Date, will not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, any approval or consent of, or filing by HGC, the Company or any Guarantor with, any governmental or other agency or authority or any other party, or the giving of notice to any governmental or other agency or authority or any other party, or the recording or the delivery to other persons of an environmental disclosure document or statement.

         SECTION 3.4. TITLE TO PROPERTIES; ABSENCE OF LIENS. Except for liens permitted by Paragraph 5.13 hereof, each of the Company and its Subsidiaries has good and merchantable title to all of its properties, assets and rights of every name and nature now purported to be owned by it, free from all defects, liens, charges and encumbrances whatsoever. The Company and its Subsidiaries have, or have access to, everything they need to conduct the Aviation Services Business substantially as it was being conducted by HGC and its Subsidiaries prior to the transfer contemplated by the Purchase Agreement. The fact that certain assets that are used by HGC and its Subsidiaries in connection with the Aviation Services Business are not being transferred to the Company on the Effective Date will not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

         SECTION 3.5. FINANCIAL STATEMENTS. The Company has previously furnished to the Banks unaudited pro forma consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended June 30, 1995, and at December 31, 1995, and for the six-month period ended on such date. Such financial statements give effect to the Contribution and the other transactions contemplated under the Purchase Agreement, were prepared on the basis described in the notes to them, were prepared in accordance with generally accepted accounting principles and fairly present the pro forma consolidated assets and liabilities of the Company and its Subsidiaries and the consolidated results of operations of the Company and its Subsidiaries, at the dates, and for the periods, to which they relate.

         SECTION 3.6. CHANGES. Since December 31, 1995, there have been no changes in the Aviation Services Business or the consolidated financial condition or results of operations of the Aviation Services Business, other than changes in the ordinary course of business, the effect of which has not, in the aggregate, been materially adverse to the business or financial condition of the Company and its Subsidiaries, taken as a whole. Since the date of the Company's formation, there have been no changes in the assets, liabilities, financial condition or business of the Company or its Subsidiaries, other than changes in the ordinary course of business and the Contribution, the effect of which has not, in the aggregate, been materially adverse to the business or financial condition of the Company and its Subsidiaries, taken as a whole.

         SECTION 3.7. TAXES. Each of the Company and its Subsidiaries has filed all federal, state and other tax returns required to be filed, and all taxes, assessments and other such governmental charges due from each such entity have been fully paid except for taxes which are being contested in good faith by appropriate proceedings. Each of the Company and its Subsidiaries has established on its books reserves adequate for the payment of all federal, state and other income tax liabilities, including those being contested as aforesaid.

         SECTION 3.8. LITIGATION. Except as described in Schedule 3.8 attached hereto (as such Schedule may be supplemented by HGC and the Company from time to time with the consent of the Majority Banks), there is no litigation pending or, to the knowledge of HGC's or the Company's officers, threatened against the Company or any Subsidiary of the Company before any court, tribunal or administrative agency or board which is of a substantial amount and which, if adversely determined, might reasonably be expected to materially adversely affect the ability of HGC or the Company to perform its obligations hereunder or under any of the other Loan Documents or in respect of the Revolving Credit Loans (after taking into account any applicable insurance coverage).

         SECTION 3.9. USE OF PROCEEDS; REGULATIONS U AND X. The proceeds of the Revolving Credit Loans will be used for general corporate purposes. No portion of any Revolving Credit Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose, whether immediate or ultimate, of purchasing or carrying any "margin security" or "margin stock," as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224 in violation of such regulations. Neither the Company nor any of its Subsidiaries is engaged principally in or has as one of its important activities the business of extending credit for the purposes of purchasing or carrying any such "margin stock".

         SECTION 3.10. OFFERING BY HGC OR THE COMPANY. None of HGC, the Company or anyone acting on such entity's behalf has directly or indirectly offered any interest hereunder or in the Revolving Credit Notes or any similar security for sale to, or solicited any offer to buy any thereof from or otherwise negotiated with respect thereto with, anyone other than the Banks and other banks. Each Bank represents to HGC and the Company that it will not sell or otherwise dispose of any interest in its Revolving Credit Notes so as to bring the execution and delivery of this Agreement within the provisions of Section 5 of the Securities Act of 1933, as now in effect or as later amended. Each of HGC and the Company hereby notifies each of the Banks that (a) the transactions pursuant to which the Revolving Credit Notes will be issued hereunder will not be registered pursuant to the Securities Act of 1933 or pursuant to any state statute or regulations governing the sale of securities generally and unless an exemption from such registration is available, the Revolving Credit Notes must be held indefinitely, and (b) neither HGC nor the Company has any intention to so register in the future.

         SECTION 3.11. NO DEFAULT OR VIOLATION OF LAW. None of HGC, the Company nor any of its Subsidiaries is in violation of any provision of its charter documents or limited liability company agreement, as the case may be, or by-laws or operating agreement, as the case may be, or in default in any material respect under any contract, agreement or obligation to which it may be subject or by which it or any of its properties may be bound, which default or violation might reasonably be expected to result in a material impairment of the ability of HGC or the Company to fulfill its obligations hereunder or under the other Loan Documents or a material impairment of the financial condition or business of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any Subsidiary of the Company is in violation of any law, decree, order, judgment, statute, license, rule or regulation applicable to it or its properties or business operations, which violation might reasonably be expected to have a material adverse effect on the financial condition or business of the Company and its Subsidiaries, taken as a whole.

         SECTION 3.12. NO DEFAULT. No Default or event which, with notice or lapse of time or both, would constitute a Default has occurred and is continuing.

         SECTION 3.13. FRANCHISES, PATENTS, COPYRIGHTS. Each of the Company and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

         SECTION 3.14. NO MATERIALLY ADVERSE CONTRACTS. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate, organizational or other legal restriction, or any judgment, decree, order, rule or regulation that is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement that is expected, in the judgment of HGC's or the Company's officers, to have any materially adverse effect on the business of the Company and its Subsidiaries, taken as a whole.

         SECTION 3.15. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Company nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         SECTION 3.16. CERTAIN TRANSACTIONS. Except for arm's length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than such entity could obtain from third parties and for transactions disclosed in the Company's financial statements or public filings, none of the officers, directors, Shareholders (as defined below), or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than as Shareholders, or for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, Shareholder, or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, Shareholder, or any such employee has a substantial interest or is an officer, director, trustee or partner. For purposes hereof, the term "Shareholder" shall mean any Member of the Company (as defined in the Company's Limited Liability Company Agreement) and those shareholders of any Member of the Company who have filed with the Securities and Exchange Commission Schedules 13D or 13G with respect to the securities of such Member of the Company pursuant to the Securities Exchange Act of 1934, as amended.

         SECTION 3.17.  EMPLOYEE BENEFIT PLANS.

              (a) In General. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.

              (b) Terminability of Welfare Plans. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of Section3(1) or Section3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). The Company or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Company or such ERISA Affiliate without liability to any Person.

              (c) Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Company or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $1,000,000.

              (d) Multiemployer Plans. Neither the Company nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Company nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

         SECTION 3.18. ENVIRONMENTAL COMPLIANCE. (a) None of the Company, its Subsidiaries or any operator of the Real Estate is in material violation, or alleged material violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any federal, state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation could reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Company and its Subsidiaries, taken as a whole, other than those violations which have been concluded prior to the date hereof.

              (b) Except as set forth on Schedule 3.18(b) attached hereto (as such Schedule may be supplemented by HGC and the Company from time to time with the consent of the Majority Banks), neither the Company nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority: (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986);
(ii) that any hazardous waste, as defined by 42 U.S.C. Section 9601(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or Disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Company or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the Release of Hazardous Substances which might reasonably be expected to have a material adverse effect on the assets, business or financial condition of the Company and its Subsidiaries, taken as a whole.

              (c) The Company and each of its Subsidiaries have handled the processing, storage or Disposal of Hazardous Substances in material compliance with all applicable Environmental Laws; and, (i) except as set forth on Schedule 3.18(c) attached hereto (as such Schedule may be supplemented by the Company and HGC from time to time (A) with respect to disclosure of new underground tanks installed in accordance with applicable law, without the consent of the Majority Banks and (B) with respect to disclosure of all other matters, with the consent of the Majority Banks), no underground tanks or other underground storage receptacles for Hazardous

Substances are located on any portion of the Real Estate owned by the Company or any of its Subsidiaries or where the Company or any of its Subsidiaries is responsible for the maintenance or replacement of any such tanks; (ii) in the course of any activities conducted by the Company, Subsidiaries of the Company or operators of its Real Estate, no Hazardous Substances have been generated or are being used on the Real Estate except in material compliance with all applicable Environmental Laws; (iii) to the best of HGC's and the Company's knowledge, there have been no Releases on, upon, from or into any Real Estate or real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on any of the Real Estate, and which might reasonably be expected to have a material adverse effect on the value of, all of the Real Estate or on the business or financial condition of the Company and its Subsidiaries, taken as a whole; and (iv) in addition, any Hazardous Substances that have been generated by the Company or any of its Subsidiaries on any of the Real Estate have in all material respects to the extent required by law or regulation been transported offsite for treatment or disposal and, to the best of HGC's and the Company's knowledge, without having made any special investigation other than to review the information and documents supplied to the Company by carriers employed by the Company with respect to such matters, have been transported only by carriers having an identification number issued by the EPA and have been treated or disposed of only by treatment or disposal facilities maintaining permits as required under applicable Environmental Laws.

         SECTION 3.19. INSURANCE. Schedule 3.19 attached hereto (as such Schedule may be supplemented from time to time by written notice from HGC and the Company to the Agent) lists the policies and types and amounts of coverage (including all deductibles) of theft, fire, liability, life, property, casualty, environmental impairment and accidental spill insurance and other insurance owned or held by HGC and the Company and its Subsidiaries as of May 1, 1996. Such policies of insurance are maintained with, to the best of HGC's and the Company's knowledge, financially sound and reputable insurance companies, funds or underwriters. Such policies of insurance are of the kinds and cover such risks and are in such amounts and with such deductibles and exclusions as are consistent with the customary business practice of corporations of established reputations engaged in the same or similar businesses and similarly situated. All such policies are in full force and effect; are sufficient for compliance by the Company and its Subsidiaries with all requirements of law and of all agreements to which such Persons are parties; are valid, outstanding and enforceable policies and provide that they will remain in full force and effect through the respective dates set forth in such schedule; and coverage thereunder will not be reduced by or terminate or lapse by reason of, the transactions contemplated by or referred to in this Agreement or the other Loan Documents.

         SECTION 3.20. LOANS AS SENIOR INDEBTEDNESS. All indebtedness of HGC and the Company to the Banks in respect of the principal of and interest on the Revolving Credit Notes and all contingent liabilities of HGC and the Company in respect of Letters of Credit constitute and will constitute "Superior Indebtedness" under the terms of the 7% Notes and senior debt however defined under the terms of any other instrument evidencing indebtedness which purports to be Subordinated Debt.

         SECTION 3.21. PERFECTION OF SECURITY INTEREST. On the Effective Date, all filings, assignments, pledges and deposits of documents or instruments shall have been made and all other actions shall have been taken that are necessary or advisable, under applicable law, to establish and, to the extent enumerated in clauses (a) through (d) of Section18 of each of the Security Agreements and clauses (a) and (b) of Section12 of the Pledge Agreement, perfect the Collateral Agent's security interest in the Collateral. The Collateral and the Collateral Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses except as arising under applicable law.

         SECTION 3.22. HGC REPRESENTATIONS AND WARRANTIES. Unless and until the HGC Release Date has occurred, each of the representations and warranties of HGC set forth in the HGC Credit Agreement and each of the documents and instruments executed and delivered by HGC in connection therewith, along with the definitions contained in such representations and warranties, are hereby incorporated herein as if set forth herein.

         SECTION 4A. EFFECTIVE DATE; CONDITIONS TO EFFECTIVENESS. This Agreement shall not become effective and the Original Credit Agreement shall remain in full force and effect unless and until the date (the "Effective Date") that each of the following conditions precedent is satisfied, provided that if the Effective Date does not occur on or before July 31, 1996 this Agreement shall be of no further effect.

         SECTION 4A.1. LOAN DOCUMENTS. (a) Each of the Loan Documents shall have been duly executed and delivered as contemplated hereby and shall be in full force and effect.

              (b) Executed original counterparts of each of the Loan Documents shall have been furnished to the Agent.

         SECTION 4A.2. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties contained in Paragraph 3 shall be true and accurate on and as of the date of this Agreement and as though made on and as of the Effective Date, no Default shall have occurred and be continuing, and no condition shall exist, or would result from the consummation of the transactions on the Effective Date which, with lapse of time or the giving of notice or both, would constitute a Default. The Banks shall have received from HGC and the Company a certificate dated the Effective Date and signed by the President or Chief Financial Officer of each of HGC and the Company as to the matters set forth in this Paragraph 4A.2 and Paragraph 4A.3 hereof, and as to the aggregate Maximum Drawing Amount of all outstanding Letters of Credit on the Effective Date.

         SECTION 4A.3. CORPORATE STANDING AND ACTION. The Agent shall have received, with copies for each Bank:

         (a) certificates of the Secretary of State of the State of Delaware as to the due good standing of HGC and the qualification of the Company dated as of a recent date,

         (b) certificates of the Secretary of State of the State of New York and of each other state in which HGC and/or the Company is required to qualify to do business as a foreign entity as to the good standing of HGC and/or the qualification of the Company as a foreign entity dated as of a recent date, and

         (c) a certificate of the Secretary or Assistant Secretary of each of HGC and the Company, dated the Effective Date, certifying (i) that attached thereto is a true and complete copy of the Certificate of Incorporation or Limited Liability Company Agreement, as applicable, and the bylaws or operating agreement, as applicable, of such entity, each as amended to the Effective Date, or, with respect to HGC, that its Certificate of Incorporation and bylaws have not been amended or supplemented since November 25, 1992, (ii) that attached thereto is a true and complete copy of resolutions of the Board of Directors or Board of Member Representatives, as applicable, of such entity authorizing the execution and delivery of this Agreement, the borrowings hereunder and the execution and delivery of the other Loan Documents to which such entity is a party, which resolutions are in full force and effect without modification on the Effective Date, and (iii) the incumbency and signatures of the officers of such entity executing the Loan Documents to which such entity is a party and any other instrument or document delivered by such entity in connection herewith or therewith.

         SECTION 4A.4. OPINION OF HGC'S AND COMPANY'S COUNSEL. The Agent shall have received an opinion, dated the Effective Date, addressed to the Banks from Noah Rockowitz, Vice President - General Counsel, counsel for HGC and the Company, substantially in the form attached hereto as Exhibit F. Such counsel may rely on the advice and opinions of Canadian counsel as to matters of Canadian law.

         SECTION 4A.5. PAYMENT OF FEES. Each of HGC and the Company shall have authorized (in writing or verbally) the Agent to charge HGC's or the Company's account on the Effective Date for the facility fee, the Agent's fee, the commitment fee under the Original Credit Agreement and, if applicable, the Letter of Credit Fee, pursuant to Paragraphs 2.1, 2.2, 1.1 and 1.11 hereof.

         SECTION 4A.6. VALIDITY OF LIENS. The Security Documents shall be effective to continue in favor of the Collateral Agent for the benefit of the Banks a legal, valid and enforceable first priority (except for liens permitted under Paragraph 5.13 hereof entitled to priority under applicable law) security interest in the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Collateral Agent to protect and preserve such security interests shall have been duly effected, except as enumerated in clauses (c) through (d) of Section18 of each of the Security Agreements if such actions are not then required. The Collateral Agent shall have received evidence thereof in form and substance satisfactory to the Collateral Agent.

         SECTION 4A.7. PERFECTION CERTIFICATE AND UCC SEARCH RESULTS. The Collateral Agent shall have received from the Company, a completed and fully executed Perfection Certificate (as defined in the Company Security Agreement) and the results of UCC searches with respect to the Company Collateral, indicating no liens other than liens permitted under Paragraph 5.13 hereof or for which UCC lien releases satisfactory to the Collateral Agent have been delivered to the Collateral Agent and otherwise in form and substance satisfactory to the Collateral Agent.

         SECTION 4A.8. ORIGINAL CREDIT AGREEMENT. All fees, including the Commitment Fee (as defined in the Original Credit Agreement), expenses and other amounts payable pursuant to the Original Credit Agreement, excluding all outstanding Revolving Credit Loans (as defined in the Original Credit Agreement) and accrued interest thereon, shall have been paid in full.

         SECTION 4A.9. HGC CREDIT AGREEMENT. The HGC Credit Agreement and all other Loan Documents (as defined in the HGC Credit Agreement) shall have been duly executed and delivered as contemplated thereby and shall be in full force and effect. The conditions set forth in Paragraph 4A of the HGC Credit Agreement shall have been satisfied or waived pursuant to the terms thereof.

         SECTION 4A.10. AMENDMENT TO AVIATION REVOLVING CREDIT AGREEMENT. Each of Aviation and the lenders which are parties to the Aviation Revolving Credit Agreement on the Effective Date shall have executed and delivered an amendment to the Aviation Revolving Credit Agreement which is satisfactory to the Banks in all respects and such amendment and the Aviation Revolving Credit Agreement as amended by such amendment shall be in full force and effect.

         SECTION 4A.11. PURCHASE AGREEMENT. HGC and its Subsidiaries shall have transferred, or have given the Company and its Subsidiaries access to, all assets necessary for the Company and its Subsidiaries to conduct the Aviation Services Business (including the stock of Aviation) substantially as it was being conducted by HGC and its Subsidiaries before the transfer of assets contemplated by Paragraph 5.2 of the Purchase Agreement (the "Contribution"). The Closing under and as defined under the Purchase Agreement shall have occurred in accordance with the terms of such agreement. The Banks shall have received from HGC and the Company a certificate dated the Effective Date and signed by the President or Chief Financial Officer of each of HGC and the Company as to the matters set forth in this Paragraph 4A.11 along with certified copies of the fully-executed Purchase Agreement and all documents and instruments executed or delivered in connection therewith.

         SECTION 4A.12. CERTAIN ASSIGNMENTS. Chase shall have assigned such interests, rights and obligations under the Original Credit Agreement to FNB and EAB as shall be necessary to achieve the Commitment Percentages set forth herein.

         SECTION 4B. CONDITIONS OF REVOLVING CREDIT LOANS AND LETTERS OF CREDIT. The obligation of the Banks to make any Revolving Credit Loan on or after the Effective Date and the obligation of the Letter of Credit Bank, with the pro rata participation of the Banks, to issue any Letter of Credit on or after the Effective Date, is subject to the following conditions precedent.

         SECTION 4B.1. NOTICE. In the case of Revolving Credit Loans, the Agent shall have received from the Company in accordance with Paragraph 1.3 a written, telegraphic or telephonic (confirmed in writing) request for Revolving Credit Loans, signed by the

President or the Chief Financial Officer of the Company. Such request, without more, will constitute a certification by the Company and such officers as to the matters set forth in Paragraphs 4B.2 and 4B.3 hereof. In the case of a Letter of Credit, the Letter of Credit Bank shall have received from the Company in accordance with Paragraph 1.7 a written, telegraphic or telephonic (confirmed in writing) request for the issuance of a Letter of Credit and a signed letter of credit application in form and substance satisfactory to the Letter of Credit Bank (which will not contain any terms which are inconsistent with the terms of this Agreement), each signed by the President or the Chief Financial Officer of the Company. Such request, without more, will constitute a certification by the Company and such officers as to the matters set forth in Paragraphs 4B.2 and 4B.3 hereof.

         SECTION 4B.2. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties contained in Paragraph 3 shall be true and accurate in all material respects on and as of the date of this Agreement and as though made on and as of the date of the Revolving Credit Loan or Letter of Credit, as the case may be (except to the extent that such representations and warranties relate to an earlier date), no Default shall have occurred and be continuing, or would result from the proposed Revolving Credit Loan or Letter of Credit, as the case may be, and no condition shall exist, or would result from the proposed Revolving Credit Loan or Letter of Credit, as the case may be, which, with lapse of time or the giving of notice or both, would constitute a Default.

         SECTION 4B.3. NO ADVERSE CHANGE. As of the date of any Revolving Credit Loan or Letter of Credit, as the case may be, (a) there shall have been no material adverse change since December 31, 1995 in the Aviation Services Business and (b) there shall have been no material adverse change since the date of the formation of the Company in the business or financial affairs of the Company and its Subsidiaries, taken as a whole.

         SECTION 4B.4. LEGALITY. The making of the Revolving Credit Loan or Letter of Credit, as the case may be, shall not contravene any law or rule or regulation thereunder binding upon HGC, the Company, any Subsidiary of HGC or the Company or any Bank.

         SECTION 5. COVENANTS. During the term of this Agreement and so long as any Revolving Credit Loan, Letter of Credit or Revolving Credit Note is outstanding or any amounts are owed hereunder or any Bank has any obligation to make Revolving Credit Loans or the Letter of Credit Bank has any obligation to issue, extend or renew any Letters of Credit with the pro rata participation of the Banks, each of HGC (but only prior to the HGC Release Date) and the Company, jointly and severally, agrees that:

         SECTION 5.1. PUNCTUAL PAYMENT. It will duly and punctually pay or cause to be paid the principal and interest on the Revolving Credit Loans, the amount of any drawing under a Letter of Credit, the commitment fees, the Agent's fee, the Letter of Credit Fee and all other amounts provided for in this Agreement or in any other Loan Document, all in accordance with the terms of this Agreement and such other Loan Documents.

         SECTION 5.2. FINANCIAL STATEMENTS AND OTHER WRITTEN MATERIALS. It will furnish to each Bank:

              (a) as soon as available but in any event within ninety days after the end of each of its fiscal years, consolidated and consolidating balance sheets of HGC and its Subsidiaries and of the Company and its Subsidiaries as at the end of, and the related consolidated and consolidating statements of income and consolidated statements of cash flows for, such year, and all such statements shall be in reasonable detail, prepared in accordance with generally accepted accounting principles and accompanied by the opinion (as to consolidated statements only and, with respect to the Company and its Subsidiaries, only if such financial statements are required to be publicly published) of (in form and substance reasonably satisfactory to the Banks) independent public accountants of nationally recognized standing selected by HGC or the Company, as applicable, and, concurrently with such financial statements (if, with respect to the Company and its Subsidiaries, such financial statements are required to be publicly published) a written statement by such accountants that, in the making of the audit necessary for their report and opinion upon such financial statements (but without any special or additional audit procedures for the purpose), they have obtained no knowledge of any Default, or if in the opinion of such accountants any Default exists, they shall disclose in such written statement the nature and status thereof, and in either case such statement shall set forth calculations showing compliance or noncompliance with Paragraphs 5.7 through 5.11 hereof (it being understood, however, that such accountants shall not be liable, directly or indirectly, to anyone for failure to obtain knowledge of any Default or the status thereof);

              (b) as soon as available but in any event within sixty days after the end of each of the first three fiscal quarters of each fiscal year of the Company and its Subsidiaries, consolidated and consolidating balance sheets as at the end of such fiscal quarter, and consolidated and consolidating statements of income and consolidated cash flows for the portion of the fiscal year then ended, all in reasonable detail and prepared in accordance with generally accepted accounting principles, certified by the Chief Financial Officer of the Company, subject, however, to audit and year-end adjustments;

              (c) as soon as available and if prepared in the normal course, but in any event within 15 days of its preparation, the budget report for the portion of the fiscal period then ended, in reasonable detail and prepared in a manner consistent with past practices;

              (d) promptly upon receipt by the Company, copies of all management letters and other reports of substance submitted to the Company or any Subsidiary of the Company by independent public accountants in connection with any annual or interim audit of the books of the Company or such Subsidiary by such accountants;

              (e) promptly as they become available, (i) copies of all such financial statements, reports and proxy statements as it shall send to or make available to its stockholders, and (ii) copies of all reports filed by it with the Securities and Exchange Commission;

              (f) concurrently with each delivery of financial statements pursuant to clauses (a) or (b) of this Paragraph 5.2, a certificate signed by the Chief Financial Officer of the Company setting forth calculations showing, when required, compliance with Paragraphs 5.7 through 5.11 hereof, certifying as to the matters set forth in Paragraph 5.16(a)(v) hereof with respect to dispositions of equipment made during the period covered by such financial statements and stating that a review of the activities of, the Company and its Subsidiaries during the period covered by such financial statements has been made under the immediate supervision of the signers with a view to determining whether, during such period, the Company has kept, observed, performed and fulfilled each and every covenant and condition of this Agreement and either (i) stating that, to the best of their knowledge and belief, there neither exists on the date of such certificate, nor existed during such period, any Default, or (ii) if any such Default existed or exists, specifying the nature thereof, the period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto; and

              (g) with reasonable promptness, such other information, including, without limitation, quarterly reports as to the aging of accounts receivable, as any Bank may reasonably request.

         SECTION 5.3. INSPECTION. The Company will permit any representative or representatives designated by any Bank, at such Bank's expense and subject to applicable laws and regulations, to visit and inspect any of the properties of the Company and its Subsidiaries and on request to examine the books of account, records, reports and other papers of the Company and its Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs and finances of the Company and its Subsidiaries with its officers, all at such reasonable times and as often as may be reasonably requested.

         SECTION 5.4. CONDUCT OF BUSINESS. The Company and each of its Subsidiaries will:

              (a) do or cause to be done all things necessary to keep in full force and effect its existence, rights and franchises and will maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business;

              (b) not change the nature or character of its business from that described in the Proxy, after giving effect to the Contribution and the transactions contemplated under the Purchase Agreement, except that the Company or any Subsidiary of the Company, as the case may be, may withdraw from any business activity which it deems unprofitable or unsound; and

              (c) not, except for arm's length transactions pursuant to which the Company or such Subsidiary makes payments in the ordinary course of business upon terms no less favorable than such entity could obtain from third parties and for transactions disclosed in the Company's financial statements or public filings, enter into any transaction with any officer, director, Shareholder or employee of the Company or any Subsidiary of the Company (other than as Shareholders or for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, Shareholder or employee or any corporation, partnership, trust or other entity in which to the knowledge of the Company any officer, director, Shareholder, or any employee has a substantial interest or is an officer, director, trustee or partner.

         SECTION 5.5. MAINTENANCE AND INSURANCE. The Company will maintain and keep its properties, and will cause each of its Subsidiaries to maintain and keep its properties, in good repair, working order and condition, and from time to time the Company will make and will cause each of its Subsidiaries to make all needed and proper repairs, renewals, replacements, additions and improvements thereto so that its business may be properly and advantageously conducted at all times in accordance with the terms of this Agreement. The Company will maintain and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies, of such types and in such amounts as is customary in the case of corporations of established reputations engaged in the same or similar businesses and similarly situated.

         SECTION 5.6. TAXES. The Company will pay or cause to be paid and discharged all taxes, assessments or governmental charges on or against it or any of its Subsidiaries or its or their properties, sales and activities, or any part thereof, or upon the income or profits therefrom prior to the time when they become delinquent, as well as all claims for labor, materials or supplies that if unpaid might by law become a lien or charge upon any of its or their properties provided that this covenant shall not apply to any tax, assessment, charge, levy or claim which is being contested in good faith and with respect to which adequate reserves have been established and are being maintained, and provided further that the Company and each of its Subsidiaries will pay all taxes, assessments, charges, levies and claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

         SECTION 5.7. RATIO OF CONSOLIDATED LIABILITIES TO EFFECTIVE NET WORTH. The Company will not, as at the end of each fiscal quarter in each fiscal year of the Company, permit the ratio of (a) Consolidated Liabilities less Subordinated Debt to (b) Effective Net Worth to equal or exceed 1.875 to 1.00.

         SECTION 5.8. EFFECTIVE NET WORTH. The Company will not, as at the end of each fiscal quarter in each fiscal year of the Company, permit Effective Net Worth to be less than $16,000,000 at June 30, 1996 and $18,000,000 at the end of each fiscal quarter thereafter, which requirement shall increase on June 30 of each year beginning

         June 30, 1997 by 25% of positive Consolidated Net Income for the fiscal year of the Company ending on such date, with no deductions for losses, provided that at no time shall the required Effective Net Worth under this Paragraph 5.8 exceed $25,000,000.

         SECTION 5.9. RATIO OF CONSOLIDATED EBDIT TO CONSOLIDATED CASH INTEREST. The Company will not, as at the end of each fiscal quarter in each fiscal year of the Company, permit the ratio of the Consolidated EBDIT for the period consisting of such fiscal quarter and the three preceding fiscal quarters of the Company and its Subsidiaries to Consolidated Cash Interest for the same period to be less than 3.00 to 1.00. With respect to the fiscal quarters of the Company ended on or prior to March 31, 1997, Consolidated EBDIT and Consolidated Cash Interest shall be calculated based on the pro forma financial statements referred to in Paragraph 3.5 hereof.

         SECTION 5.10. CONSOLIDATED NET LOSS. The Company will not incur any Consolidated Net Loss for any fiscal year of the Company.

         SECTION 5.11. DEBT SERVICE COVERAGE RATIO. The Company will not as at the end of each fiscal quarter in each fiscal year of the Company permit the ratio of (i) Consolidated EBDIT for the period consisting of the four consecutive fiscal quarters of the Company ending on such date (each such period, a "Measuring Period"), minus the aggregate amount of federal and state income taxes paid in cash by the Company and its Subsidiaries (net of any cash refunds received by the Company and its Subsidiaries) during such period to (ii) Consolidated Debt Service determined with respect to the Measuring Period (as set forth in the definition of Consolidated Debt Service), to be less than 1.30 to 1.00. With respect to the fiscal quarters of the Company ended on or prior to March 31, 1997, Consolidated EBDIT and Consolidated Debt Service shall be calculated based on the pro forma financial statements referred to in Paragraph
3.5 hereof.

         SECTION 5.12. LIMITATION ON BORROWING. Neither the Company nor any of its Subsidiaries will assume, incur or suffer to exist any indebtedness for borrowed money, except:

              (a) the indebtedness existing on the date of this Agreement and shown on Schedule 5.12(a) attached hereto and extensions, renewals and refinancings thereof provided that neither the aggregate principal amount of such indebtedness nor the interest rate applicable thereto is increased as a result of such extension, renewal or refinancing;

              (b)  the Revolving Credit Loans and the Aviation Loans;

              (c) Subordinated Debt consisting of not more than $29,000,000 in aggregate principal amount of 7% Notes;

              (d) indebtedness of Subsidiaries (other than Aviation and any other Subsidiary, direct or indirect, of the Company not organized under the laws of a State of the United States of America (the "Foreign Subsidiaries")) to the Company;

              (e) indebtedness on account of capitalized leases permitted by Paragraph 5.14 or 5.16(a)(iv);

              (f) additional indebtedness of the Company and its Subsidiaries (including the amount of indebtedness from time to time outstanding in transactions permitted by Paragraph 5.13(f)(ii)) to persons other than the Company or any of its Subsidiaries of not more than $5,000,000 in the aggregate outstanding at any one time;

              (g) indebtedness of Aviation and the Foreign Subsidiaries to the Company and its Subsidiaries to the extent permitted by Paragraph 5.15(k) hereof;

              (h) unsecured Indebtedness of the Company to HGC incurred as a result of the conversion of all or a portion of the 7% Notes into common stock of HGC in an amount not to exceed the principal amount of the 7% Notes so converted and any principal, premium, if any, interest and other payments made by HGC in respect of the 7% Notes, provided that such indebtedness is expressly subordinated to the payment and performance of the Obligations upon substantially the terms set forth in Schedule 5.12(h) attached hereto; and

              (i) (i) the Guaranty, (ii) each Subsidiary Guaranty, and (iii) unsecured guaranties by the Company of obligations of Subsidiaries (other than Aviation and the Foreign Subsidiaries) aggregating no more than $5,000,000 at any one time outstanding.

         SECTION 5.13. RESTRICTION ON LIENS. Neither the Company nor any of its Subsidiaries will create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance upon or with respect to any of its property or assets, or assign or otherwise convey any right to receive income, except:

              (a) liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of Paragraph 5.6;

              (b) landlords' liens in respect of rent not in default or liens in respect of pledges or deposits under worker's compensation, unemployment insurance, social security laws or similar legislation or in connection with appeal and similar bonds incidental to litigation, mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent, and liens securing the performance of bids, tenders, contracts (other than for the payment of money) and statutory obligations incidental to the conduct of the business of the Company and its Subsidiaries and which do not in the aggregate materially detract from the value of the property of the Company and its Subsidiaries, or materially impair the use thereof in the operation of their businesses;

              (c) judgment liens which shall not have been in existence for a period longer than thirty days after the creation thereof or, if a stay of execution shall have been obtained, for a period longer than thirty days after the expiration of such stay;

              (d) liens securing indebtedness permitted by Paragraph 5.12(d) hereof (other than indebtedness of any Secured Guarantor (as such times as such Secured Guarantor's Subsidiary Security Agreement is in effect) to the Company);

              (e)  liens securing the Obligations;

              (f) (i) liens in existence on the date of this Agreement, all of the same of any materiality being shown on Schedule 5.13 attached hereto, (ii) mortgages on real property now owned or hereafter acquired (provided that if any such mortgage is not created in connection with the purchase of or acquisition of an interest in real property and secures indebtedness exceeding an aggregate of $750,000 incurred in any single fiscal year or $1,500,000 incurred during the term of this Agreement, then the Aggregate Loan Limit shall be reduced by an amount equal to such excess, with such reductions to be applied in accordance with the provisions of Paragraph 1.4 hereof), and (iii) similar liens securing any renewals, extensions or refinancings of the indebtedness secured by the foregoing permitted liens, provided that the amount of such indebtedness is not increased and such liens are not extended to cover assets or properties (other than real property) not covered on the date of this Agreement;

              (g) liens held by vendors on personal property sold by such vendors under conditional sales contracts or other similar security agreements;

              (h) liens on assets of Aviation securing obligations owed by Aviation to the Company, provided that, from and after the Effective Date and for so long as the Assignment Agreement remains in effect, such liens have been subordinated and assigned by the Company to the lenders that are or may become parties to the Aviation Revolving Credit Agreement as security for the obligations of the Company to such lenders under the Guaranty;

              (i) liens securing the Obligations (as defined in the Aviation Revolving Credit Agreement);

              (j) liens on assets of each Secured Guarantor securing such corporation's obligations under its Subsidiary Guaranty;

              (k) other liens and encumbrances incidental to the conduct of its business or the ownership of its assets which were not incurred in connection with the borrowing of money or the obtaining of advances of credit, and which do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

              (l) liens incurred to secure indebtedness permitted by Paragraph 5.12(e).

         The Company will not and will not permit any of its Subsidiaries to enter into or permit to exist or be binding on any of such persons any contract or agreement which prohibits the Company or any Subsidiary of the Company from granting a lien on any or all of its property or assets to the Banks except for
(A) revenue and service contracts or agreements concerning a single asset or group of assets which contain usual and customary terms for contracts or agreements of such type and which prohibit the granting of any lien on or security interest in such asset or group of assets, (B) other agreements permitted under Paragraph 5.13(f) hereof, provided that such agreements secure purchase money indebtedness permitted by Paragraph 5.12 hereof incurred in connection with the acquisition of such property and such agreements cover only the property so acquired, (C) encumbrances and restrictions arising under applicable law, (D) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any of the its Subsidiaries, (E) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of the Company or any of its Subsidiaries, and (F) any agreement relating to permitted indebtedness incurred by a Subsidiary of the Company prior to the date on which such Subsidiary was acquired by the Company or any other Subsidiary of the Company and outstanding on such acquisition date.

         SECTION 5.14. LIMITATION ON LEASE COMMITMENTS. The aggregate of the rental payments of the Company and its Subsidiaries with respect to leases of personal property having original terms of three years or more, other than leases on which a Subsidiary of the Company is lessee and the Company is lessor, shall not exceed $7,500,000 at any time.

         SECTION 5.15. INVESTMENTS AND CONTINGENT LIABILITIES. Neither the Company nor any of its Subsidiaries will make or have outstanding at any time any investments or contingent liabilities, including, without limitation, any investments or contingent liabilities in or with respect to Hudson Kohala Inc., whether by way of loan, advance, guaranty, letter of credit exposure, extension of credit, purchase of stocks, notes, bonds or other securities or evidences of indebtedness, or acquisition of limited or general partnership interests, other than:

              (a)  those in existence on the date of this Agreement and shown on
         Schedule 5.15 attached hereto, and any renewals, extensions or refinancings thereof, provided that the amount thereof is not increased;

              (b) investments in marketable, investment grade, direct or guaranteed obligations of the United States of America or any State or municipality thereof which mature within ten years from the date of purchase;

              (c) investments in demand deposits, certificates of deposits, time deposits and notes of any Bank or any United States bank having total capital and unimpaired surplus of at least $1,000,000,000;

              (d) securities commonly known as "commercial paper", or corporate bonds which mature within ten years from the date of purchase, in each case issued by a corporation organized and existing under the laws of the United States of America or any state thereof which at the time of purchase have been rated by either or both of Moody's Investors Service, Inc. and Standard and Poor's Ratings Group and the ratings for such commercial paper are not less than "P-1" if rated by Moody's Investors Service, Inc. and not less than "A-1" if rated by Standard and Poor's Ratings Group or, for such bonds, are not less than "Aa" if rated by Moody's Investors Service, Inc. and not less than "AA" if rated by Standard & Poor's Ratings Group;

              (e) (i) the Guaranty, (ii) each Subsidiary Guaranty, and (iii) unsecured guaranties by the Company of obligations of Subsidiaries (other than Aviation and the Foreign Subsidiaries) aggregating no more than $5,000,000 at any one time outstanding;

              (f) those arising in the ordinary course of business or consistent with the past business practices of the Company and its Subsidiaries;

              (g) investments in Subsidiaries (other than Aviation and the Foreign Subsidiaries);

              (h) letters of credit (including Letters of Credit) of not more than $7,000,000 in the aggregate at any one time outstanding;

              (i) with respect to Aviation, investments permitted under the Aviation Revolving Credit Agreement;

              (j) in addition to the foregoing, investments by the Company and its Subsidiaries not exceeding $3,000,000 in the aggregate at any one time outstanding;

              (k) investments in Aviation and the Foreign Subsidiaries and investments in Joint Ventures, provided that the aggregate amount by which such investments increase during the period commencing on the date hereof and ending on any date of determination (disregarding for purposes of this calculation an investment of one type which is replaced by an investment of another type in an identical amount) shall not exceed $5,000,000;

              (l) investments by the Company in LAGS or an affiliate of LAGS in an amount not to exceed the amount of the deferred purchase price owed to the Company under Paragraph 1.3 of the Purchase Agreement; and

              (m) investments by the Company in a passenger handling services entity which is an affiliate of LAGS or Deutsche Lufthansa AG, as set forth in Paragraph 10.3 of the Purchase Agreement.

         SECTION 5.16. MERGER AND SALE OF ASSETS. (a) The Company will not and will not permit any of its Subsidiaries to liquidate, consolidate or merge with or into any other corporation, or sell, lease, transfer or otherwise dispose of any material portion of its assets, other than in the ordinary course of business, provided that:

              (i) a Subsidiary of the Company may be liquidated, merged or consolidated with the Company if the Company shall be the surviving corporation, or with any one or more other Subsidiaries of the Company if the successor formed by or resulting from such liquidation, merger or consolidation shall be a Subsidiary of the Company, provided that if such Subsidiary is a Secured Guarantor the Collateral Agent shall have received 30 days' prior written notice of such merger or consolidation and such Secured Guarantor and the successor formed by or resulting from such merger or consolidation shall have delivered all such documents, instruments and opinions of counsel as the Collateral Agent may have reasonably requested to preserve and continue its first priority, perfected security interest in and lien on the assets of such Secured Guarantor;

              (ii) (A) any Subsidiary of the Company that is not a Secured Guarantor may sell, lease, transfer or otherwise dispose of its assets to the Company or another Subsidiary of the Company, and any Secured Guarantor may sell, lease, transfer or otherwise dispose of its assets to the Company or any other Secured Guarantor if, in each case, after giving effect to such merger, consolidation, sale, lease, transfer or other disposition, no Default exists, and (B) any Secured Guarantor may sell Collateral to any Subsidiary of the Company that is not a Secured Guarantor to the extent that the limitations of Paragraph 5.16(a)(v) are not exceeded by giving effect to such sale and if after giving effect to such sale no Default exists;

              (iii) the Company or any Subsidiary of the Company may consolidate, liquidate or merge with any other corporation if (A) the Company or the Subsidiary of the Company is the survivor in such transaction, (B) the transaction qualifies as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended, and
         (C) after giving effect to such transaction, no Default exists or would result from such consolidation or merger;

              (iv) the Company or any of its Subsidiaries may enter into sale and leaseback transactions and may sell assets (other than Collateral) at reasonable commercial prices in the ordinary course of business, provided that all cash proceeds of any sale and leaseback transaction and cash proceeds in excess of $500,000 from the sale of any single asset shall, as received, but after deducting all direct out-of-pocket expenses resulting from the transaction, be used by the Company to reduce the Aggregate Loan Limit by such amount, with such reductions to be applied in accordance with the provisions of Paragraph 1.4 hereof; and

              (v) the Company or any Secured Guarantor may dispose of (including by sale to a Subsidiary that is not a Secured Guarantor) Collateral consisting of equipment of such corporation, provided that (A) such equipment is no longer needed and is not used in the operation of such corporation's businesses, (B) such disposition is in the ordinary course of business, consistent with past practices, and (C) the aggregate net book value of such equipment and all other equipment disposed of by the Company and the Secured Guarantors pursuant to this Paragraph 5.16(a)(v) (other than equipment that has been sold by the Company or any Secured Guarantor pursuant to this Paragraph 5.16(a)(v) to the Company or any Secured Guarantor) does not exceed $1,000,000 in any fiscal year.

              (b) Each of the Banks and the Agent hereby consents to the Contribution.

         SECTION 5.17. DIVIDENDS. The Company may declare and pay dividends or purchase, redeem or otherwise retire any of its membership interests so long as
(a) no Default has occurred and is continuing and no condition which would, with either or both the giving of notice or the lapse of time, result in a Default has occurred and is continuing at the time such dividend is declared or paid or such membership interests are purchased, redeemed or otherwise retired and (b) no Default or condition which would, with either or both the giving of notice or the lapse of time, result in a Default shall result from the payment of such dividend or the purchase, redemption or retirement of such membership interests, provided that no portion of the deferred purchase price owed to the Company from LAGS (or an affiliate of LAGS) under Paragraph 1.3 of the Purchase Agreement may be distributed until such purchase price is paid in cash to the Company by LAGS (or such affiliate).

         SECTION 5.18. LIMITATIONS ON CAPITAL EXPENDITURES. The Company or any of its Subsidiaries, in the aggregate, shall not make any expenditures for the acquisition or improvement of capital assets unless (a) such capital expenditures are made in connection with its business as described in Paragraph 5.4(b) hereof and (b) the aggregate amount of all such capital expenditures does not exceed $16,000,000 in any fiscal year of the Company.

         SECTION 5.19. SUBORDINATED DEBT. (a) Notwithstanding any other provision of this Agreement, HGC and the Company may (i) with the prior written consent of the Majority Banks, prepay in whole or in part at any time, any of its Subordinated Debt except that incurred after the date hereof, and (ii) without the consent of the Majority Banks, redeem, prepay, convert or otherwise purchase all outstanding 7% Notes with the proceeds received by the Company in connection with the transactions contemplated under the Purchase Agreement and prepay any Subordinated Debt of the Company to HGC described in Paragraph 5.12(h) hereof, provided that in each case of redemption, prepayment, conversion or purchase no Default has occurred and is continuing and no condition which would, with either or both the giving of notice or lapse of time, result in a Default has occurred and is continuing and, after giving effect to any such redemptions, prepayments, conversions or purchases, no Default will occur and be continuing and no condition which would, with either or both the giving of notice or the lapse of time, result in a Default will occur or be continuing.

              (b) Neither HGC nor the Company will amend, modify or waive any term of, or permit the amendment, modification or waiver of any term of, any Subordinated Debt if such amendment, modification or waiver would in the reasonable judgment of the Agent have any material adverse effect on the interests of the Banks hereunder.

         SECTION 5.20.  NOTICES.

              (a) Defaults. Each of HGC and the Company will promptly notify the Agent and each of the Banks in writing of the occurrence of any Default. If any party shall give any notice or take any other action in respect of a claimed default (whether or not constituting a Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation in an aggregate principal amount of $1,500,000 or more to which or with respect to which the Company or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, HGC and the Company shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

              (b) Environmental Events. Each of HGC and the Company will promptly give notice to the Agent and each of the Banks (i) upon HGC's or the Company's obtaining knowledge of any material violation of any Environmental Law regarding the Real Estate or operations of the Company or any Subsidiary of the Company; (ii) upon HGC's or the Company's obtaining knowledge of any material known Release of any Hazardous Substances at, from, or into the Real Estate which it reports in writing or is reportable by it in writing (or for which any written report supplemental to any oral report is made) to any governmental authority and which might reasonably be expected to materially adversely affect the business or financial condition of the Company and its Subsidiaries, taken as a whole; (iii) upon becoming aware of any inquiry relating to a material environmental liability or a material potential environmental liability, including any notice of material violation of any Environmental Laws or of any material Release of Hazardous Substances, including a notice or claim of material liability or material potential responsibility from any third party (including without limitation any federal, state or local governmental officials), or any formal inquiry, proceeding, demand or investigation with regard to (A) the Company's or any person's operation of the Real Estate, (B) material contamination on, from or into the Real Estate, or (C) investigation or remediation of offsite locations at which the Company, any Subsidiary of the Company or any such person's predecessors are alleged to have directly or indirectly Disposed of material quantities of Hazardous Substances, or (D) upon the Company's obtaining knowledge that any material expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which the Company or any Subsidiary of the Company may be liable or for which a lien may be imposed on the Real Estate.

              (c) Notice of Litigation and Judgments. The Company will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks in writing within fifteen (15) days of becoming aware of any material litigation or proceedings threatened in writing or any pending litigation and proceedings or any material change in any existing litigation affecting the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Company or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Company and its Subsidiaries, taken as a whole and stating the nature and status of such litigation or proceedings or nature of the material change in such existing litigation or proceedings, as the case may be. The Company will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Company or any of its Subsidiaries in an amount in excess of $500,000.

              (d) Proceeds. The Company will promptly notify the Agent and each of the Banks of the receipt of any proceeds realized by the Company or its Subsidiaries from (i) sales of assets and leaseback transactions permitted by Paragraph 5.16(a)(iv), and (ii) mortgages contemplated by the first parenthetical of clause (ii) of Paragraph 5.13(f).

         SECTION 5.21. EXISTENCE; MAINTENANCE OF PROPERTIES. (a) The Company (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Paragraph 5.21 shall prevent the Company from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Company, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Company and its Subsidiaries on a consolidated basis.

         (b) Each of HGC and the Company will, and HGC will cause each of its Subsidiaries to, use its best efforts (which best efforts shall not be required to include modification of current or future terms of agreements or offering or agreeing to any economic consideration) to cause all of the operating agreements and contracts of HGC and its Subsidiaries with respect to the Aviation Services Business which are not transferred to the Company or any of its Subsidiaries on the Effective Date to be transferred to the Company or any of its Subsidiaries as soon as practicable.

         SECTION 5.22. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Company will, and will cause each of its Subsidiaries to, comply in all material respects with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its organizational documents and by-laws or operating agreement, as applicable,
(c) all material agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Company or any of its Subsidiaries may fulfill any of its obligations hereunder or in any document or instrument executed and delivered in connection with this Agreement to which HGC, the Company or such Subsidiary is a party, HGC or the Company will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of HGC, the Company or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

         SECTION 5.23. EMPLOYEE BENEFIT PLANS. (a) The Company will (i) promptly upon request by any Bank or the Agent, furnish to the Agent and such Bank a copy of the most recent actuarial statement required to be submitted under Section103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.

              (b)  Neither the Company nor any ERISA Affiliate will:

                   (i) engage in any "prohibited transaction" within the meaning of Sections 406 of ERISA or Sections 4975 of the Code which could result in a material liability for the Company or any of its Subsidiaries; or

                   (ii) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

                   (iii) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Company or any of its Subsidiaries pursuant to
         Section 302(f) or Section 4068 of ERISA; or

                   (iv) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than the amount set forth in Paragraph 3.17(c).

         SECTION 5.24. USE OF PROCEEDS. The Company and HGC will use the proceeds of the Revolving Credit Loans solely for the purposes set forth in Paragraph 3.9 hereof. The Company will obtain Letters of Credit solely for the purposes set forth in Paragraph 1.7 hereof.

         SECTION 5.25. LIMITED LIABILITY AGREEMENT. The Company will not effect or permit any change in or amendment to the terms of its Limited Liability Company Agreement if such change or amendment would have a material adverse effect on HGC or the interests of the Banks hereunder and under the other Loan Documents.

         SECTION 5.26. COVENANTS IN HGC CREDIT AGREEMENT. Unless and until the HGC Release Date has occurred, HGC shall observe and comply, and shall cause its Subsidiaries to observe and comply, with each of the covenants of HGC and its Subsidiaries set forth in the HGC Credit Agreement and the documents and instruments executed and delivered in connection therewith and such covenants and the definitions contained in such covenants shall be incorporated herein as if set forth herein.

         SECTION 5.27. FURTHER ASSURANCES. Each of HGC and the Company will, and will cause each of its Subsidiaries to, execute and deliver any and all such instruments and documents, and take all such other action, as may reasonably be required by the Agent in order to perfect, insure and continue the rights, interests and powers of the Agent in respect of any collateral for the Revolving Credit Loans and the Revolving Credit Notes and the rights and interests of the Banks under this Agreement.

         SECTION 6. DEFAULTS. If any of the following events (each a "Default") shall occur:

         SECTION 6.1. the Company or HGC shall fail to pay any principal of the Revolving Credit Loans when due (whether at any stated maturity date therefor or upon declaration or acceleration or otherwise), or shall fail to pay any fee or any interest on the Revolving Credit Loans or any other amount due hereunder (other than the Agent's fee due under Paragraph 2.1 hereof) in connection with the Revolving Credit Loans within ten days after the due date thereof, or the Company or HGC shall fail to reimburse the Letter of Credit Bank on the Business Day after any drawing under a Letter of Credit, or the Company or HGC shall fail to pay the Letter of Credit Fee or any other amounts in respect of Letters of Credit within ten days after the due date thereof, or the Company or HGC shall fail to pay the Agent's fee payable pursuant to Paragraph 2.1 hereof when due and such failure shall continue for ten days after written notice thereof has been given to the Company and HGC by the Agent;

         SECTION 6.2. the Company shall fail to perform or violate any covenant contained in any of Paragraphs 5.5 through 5.20 or 5.25 hereof;

         SECTION 6.3. the Company or HGC shall fail to perform or violate any term, covenant or agreement herein contained (other than those specified in Paragraphs 6.1 and 6.2) and such failure shall continue for five days as to a failure under Paragraph 5.2 or as to a failure under Paragraph 5.27 and thirty days as to a failure under other paragraphs, in each case after written notice thereof has been given to HGC and the Company by any Bank;

         SECTION 6.4. the Company or any Guarantor shall fail to perform any term, covenant or agreement contained in any of the Security Documents;

         SECTION 6.5. any representation or warranty of the Company or HGC in Paragraph 3 hereof or in any other Loan Document, or any representation or warranty of any of the

Guarantors in any of the Loan Documents to which such Guarantor is a party shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

         SECTION 6.6. the Company or any Subsidiary of the Company shall fail to pay at maturity, or within any applicable period of grace, any obligation or obligations for borrowed monies or advances, or fail to observe or perform (within any appropriate grace period, if any) any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed monies or advances in an aggregate principal amount of $1,500,000 or more;

         SECTION 6.7. (a) prior to the Collateral Release Date or the HGC Release Date, any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended), other than any employee benefit plan or plans (within the meaning of Section 3(3) of ERISA) of HGC or any of its Subsidiaries and other than shareholders of HGC which have filed with the Securities and Exchange Commission prior to the date of the Proxy Schedules 13D or 13G pursuant to the Securities Exchange Act of 1934, as amended, with respect to the securities of HGC, shall hereafter have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said act) of more than 50% in voting power of the outstanding voting stock of HGC, or during any period of twelve consecutive calendar months, individuals who were directors of HGC on the first day of such period shall cease to constitute a majority of the board of directors of HGC, other than because of replacement as a result of death or disability of one or more such directors or replacement with the approval of a majority of those individuals who were members of the board of directors of HGC on the first day of such period or a majority of the directors of HGC appointed thereafter with the approval of such individuals;

         (b) HGC shall own, directly or indirectly, less than 51% of the membership interests of the Company at any time;

         SECTION 6.8. HGC (prior to the Collateral Release Date or the HGC Release Date), the Company, any Subsidiary of HGC (prior to the Collateral Release Date or the HGC Release Date) or any Subsidiary of the Company shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of HGC, the Company or any Subsidiary of HGC or the Company or of any substantial part of the assets of HGC, the Company or any Subsidiary of HGC or the Company or shall commence any case or other proceeding relating to HGC, the Company or any Subsidiary of HGC or the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against HGC (prior to the Collateral Release Date or the HGC Release Date), the Company, any Subsidiary of HGC (prior to the Collateral Release Date or the HGC Release Date) or any Subsidiary of the Company and HGC, the Company or any of such Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein;

         SECTION 6.9. a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating HGC (prior to the Collateral Release Date or the HGC Release Date), the Company, any Subsidiary of HGC (prior to the Collateral Release Date or the HGC Release Date) or any Subsidiary of the Company bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of HGC (prior to the Collateral Release Date or the HGC Release Date), the Company, any Subsidiary of HGC (prior to the Collateral Release Date or the HGC Release Date) or any Subsidiary of the Company in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

         SECTION 6.10. the Company or any Subsidiary of the Company shall suffer any judgment in excess of $1,500,000 which is not covered by insurance to be entered against it, or any writ of attachment or execution or any similar process to be issued or levied against a substantial part of its property, which judgment, writ or process is not discharged, released, stayed, bonded or vacated within thirty days after its entry, issue or levy;

         SECTION 6.11. if this Agreement or any of the other Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law or in equity or other legal proceeding to cancel, revoke or rescind any of this Agreement or any of the other Loan Documents shall be commenced by or on behalf of HGC, the Company or any Subsidiary of the Company party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of this Agreement or any of the other Loan Documents is illegal, invalid or unenforceable in accordance with the terms hereof or thereof;

         SECTION 6.12. with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Company or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

         SECTION 6.13. the occurrence of a Default under and as defined in the Aviation Revolving Credit Agreement; or

         SECTION 6.14. the occurrence of a Default under and as defined in the HGC Credit Agreement prior to the occurrence of the HGC Release Date;

then (a) if such event is a Default under Paragraph 6.7, the Aggregate Loan Limit shall automatically be reduced to an amount equal to the principal balance of the Revolving Credit Loans then outstanding, (b) if such event is a Default under any of Paragraph 6.8 or Paragraph 6.9, the Banks' Commitment shall automatically terminate, the Letter of Credit Bank with the pro rata participation of the Banks shall be relieved of all further obligations to issue, extend or renew Letters of Credit and all amounts owing with respect to the Revolving Credit Notes and under this Agreement shall forthwith become due and payable, and (c) in every other such event, and so long as such Default is continuing, the Agent shall, if so directed by the Majority Banks, by notice in writing to HGC and the Company, terminate immediately the Banks' Commitment and the obligation of the Letter of Credit Bank with the pro rata participation of the Banks, to issue, extend or renew Letters of Credit and declare all amounts owing with respect to the Revolving Credit Notes and under this Agreement to be, and the Revolving Credit Notes and such amounts shall thereupon forthwith become, due and payable. If any Letters of Credit are outstanding upon the occurrence of a Default the Agent may demand that cash or other readily marketable securities acceptable to it in an amount equal to the Maximum Drawing Amount of all then outstanding Letters of Credit be deposited with the Agent in pledge pursuant to pledge agreements in form and substance satisfactory to the Agent, as collateral security for all obligations of HGC and the Company to the Banks hereunder. Each of HGC and the Company, jointly and severally, agrees to either make such deposit with the Agent immediately upon such demand or cause such Letters of Credit to be cancelled and returned to the Letter of Credit Bank undrawn. Except as expressly provided above in this Paragraph 6, presentment, demand, protest or other notice of any kind are hereby expressly waived. Nothing herein contained shall in any way impair the right of any Bank to enforce payment of its Revolving Credit Note when due. In case any one or more of the Defaults shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Revolving Credit Loans pursuant to this Paragraph 6, each Bank, if owed any amount with respect to the Revolving Credit Loans, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Revolving Credit Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         SECTION 7. AGENT'S RELATIONSHIP WITH BANKS; AGENT'S DUTIES. Each of the Banks irrevocably authorizes the Agent to receive all payments of principal of and interest on the Revolving Credit Loans and of commitment fees, and to take all other action delegated to it hereunder or reasonably incidental thereto. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other person assisting it in its duties nor any agent or employee thereof shall be liable for any waiver, consent or approval given or any action taken or omitted to be taken in good faith by it or them in connection herewith, or be responsible for the consequence of any oversight or error of judgment whatsoever, except that the Agent or such other person, as the case may be, shall be liable for losses due to its own gross negligence or willful misconduct. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement or any of the other Loan Documents, or for any recitals or statements, warranties or representations herein or made in any certificate or instrument hereafter furnished to it by or on behalf of HGC or the Company, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any other Loan Document. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by HGC or the Company or by any Bank owed amounts with respect to the Loans shall have been duly authorized or is true, accurate or complete. Each of HGC and the Company shall certify to the Agent the names and signatures of its officers authorized to execute certificates and otherwise act in respect hereof, and the Agent may conclusively rely thereon until receipt by it of notice to the contrary. The Agent has not made nor does now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial condition of HGC or the Company or any Subsidiary of HGC or the Company. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder might involve it in a dispute resulting in its liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or pay over the same in such manner and to such persons as shall be determined by such court. FNB shall have the same obligations and the same rights, powers and privileges with respect to its Commitment and the Revolving Credit Loans as it would have were it not also the Agent. The Agent may resign as Agent for the Banks upon thirty days' written notice to HGC, the Company and each Bank, whereupon a new agent shall be appointed by the Banks. The Agent may be removed as Agent for the Banks upon thirty days' written notice to HGC, the Company and the Agent from the Majority Banks, whereupon a new Agent shall be appointed by the Banks. The Banks (including FNB) ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by HGC or the Company as required by Paragraph 11.5), and liabilities of every nature and character arising out of or related to this Agreement or the other Loan Documents, or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence. The Agent shall not take any actions with respect to any Default unless it shall have received such instructions from the Majority Banks. The Collateral Agent shall not exercise any remedy under any Security Document unless it shall have received such instructions as are required by the Intercreditor Agreement.

         SECTION 8. SETOFF. Each of HGC (prior to the HGC Release Date) and the Company grants to each of the Banks, as security for the full and punctual payment and performance of its obligations hereunder, a continuing lien and security interest in all deposits or other sums credited by or due from any Bank to HGC or the Company and all securities or other property of HGC or the Company in the possession of such Bank and, regardless of the adequacy of any collateral, such sums at any time may be applied to or set off by such Bank against any and all liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of HGC and the Company to such Bank. The offsetting Bank shall provide HGC and the Company with prompt notice of any such action. Each Bank agrees with the other Banks that (a) if any deposits or other sums credited by or due from such Bank to HGC or the Company are applied to indebtedness of HGC or the Company to such Bank, other than amounts owing with respect to the Revolving Credit Loans, such amount shall be applied ratably to such other indebtedness and to the amounts owing with respect to the Revolving Credit Loans, and (b) if such Bank (i) shall receive any payment from HGC or the Company, whether by distributions made by the Agent, voluntary payment, exercise of the right of setoff (including, but not limited to, a secured claim under Section 506 of Title II of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law), counterclaim, cross action or enforcement of any claim with respect to the Revolving Credit Loans by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and (ii) shall retain and apply to the payment of such Bank's Revolving Credit Loans any amount in excess of its ratable portion of the payments received by all Banks with respect to the Revolving Credit Loans as contemplated hereby, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise, as shall result in each Bank's receiving in respect of the Revolving Credit Loans its proportionate payment as contemplated hereby.

         SECTION 9. INDEMNIFICATION. Each of HGC and the Company, jointly and severally, agrees to indemnify and hold harmless the Agent and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby or thereby including, without limitation, (a) any actual or proposed use by HGC, the Company or any Subsidiary of HGC or the Company of the proceeds of any of the Revolving Credit Loans or Letters of Credit, (b) HGC, the Company or any Subsidiary of HGC or the Company entering into or performing this Agreement or any of the other Loan Documents or (c) with respect to

HGC, the Company and Subsidiaries of HGC or the Company and their respective properties and assets, (i) the violation of any Environmental Law, (ii) the presence, Disposal, escape, seepage, leakage, spillage, discharge, emission, Release or threatened Release of any Hazardous Substances, (iii) the investigation or remediation of offsite locations at which HGC, the Company, any Subsidiary of HGC or the Company or any of such Person's predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances or (iv) any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, losses, damages and expenses incurred by any of the Agent or any Bank by reason of the gross negligence or willful misconduct of the Agent or any
Bank). In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, each of HGC and the Company, jointly and severally, agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of HGC and the Company under this Paragraph 9 are unenforceable for any reason, each of HGC and the Company hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Paragraph 9 shall survive payment or satisfaction in full of all other Obligations.

         SECTION 10. SECURITY AND GUARANTIES. (a) The Obligations shall continue to be secured by a perfected first priority security interest (subject only to liens permitted under Paragraph 5.13 hereof and entitled to priority under applicable law) in the Company Collateral pursuant to and to the extent required by the terms of the Company Security Documents.

         (b) HGC and the Company will execute and deliver on the Effective Date, in form and substance satisfactory to the Banks, an amendment and restatement of HGC's absolute and unconditional guaranty (the "Guaranty") of all obligations of Aviation to the lenders that are or may become parties to the Aviation Revolving Credit Agreement and the agent thereunder.

         (c) The Company shall cause each of its Subsidiaries with a net worth determined in accordance with generally accepted accounting principles of $500,000 or more organized under the laws of any state of the United States of America and acquired or formed by the Company after the date hereof, no later than 60 days after the acquisition or formation of such Subsidiary, to:

                 (i) execute and deliver to each of the Banks, the Agent, the lenders which are or may become parties to the Aviation Revolving Credit Agreement and the agent thereunder, a Subsidiary Guaranty;

                 (ii) if the Collateral Release Date has not occurred, execute and deliver to the Collateral Agent for the benefit of the Banks, the Agent, the lenders which are or may become parties to the Aviation Revolving Credit Agreement and the agent thereunder, a Subsidiary Security Agreement and all other documents and instruments required to be delivered pursuant thereto; and

                 (iii) execute and deliver all other documents and instruments, including, without limitation, corporate authority documents as the Banks may reasonably request.

         (d) The Banks acknowledge and agree that, upon receipt from the Company or any Secured Guarantor of evidence satisfactory to the Banks in all respects that such entity has disposed of Collateral in accordance with the terms of this Agreement, they shall execute and deliver to the Collateral Agent a letter authorizing and directing the Collateral Agent to execute and deliver such releases with respect to its lien on such entity as such entity shall reasonably request.

         (e) The Banks acknowledge and agree that, upon receipt of evidence satisfactory to them that (i) all litigation against HGC and Aviation resulting from or relating to the acquisition in 1984 of certain assets of the airport ground services business of Innotech Aviation Limited has been fully and finally dismissed (which dismissal is not appealable) or settled in full, (ii) HGC and Aviation have satisfied in full all of their payment obligations, if any, with respect to such litigation, (iii) the payment thereof has not resulted in the occurrence of any Default or condition which would, with either or both the giving of notice or lapse of time, result in a Default, and (iv) no Default or condition which would, with either or both the giving of notice or the lapse of time, result in a Default then exists, they shall execute and deliver to the Collateral Agent a letter acknowledging receipt of such evidence in accordance with Section 28(a) of each of the Security Agreements and Section 18 of the Pledge Agreement.

         SECTION 11.   MISCELLANEOUS.

         SECTION 11.1. NOTICES. Unless provided elsewhere in this Agreement to the contrary, all written notices hereunder to any party hereto shall be delivered in hand, sent by telegraph, telex, telecopy or overnight courier or mailed by certified mail, and if so mailed shall be deemed to have been given three calendar days after the same shall have been properly deposited in the mails, addressed to such party at its address given at the beginning of this Agreement, or at any other address specified by such party in writing to the person giving such notice.

         SECTION 11.2. COPIES OF CERTIFICATES, ETC. Whenever HGC or the Company is required to deliver notices, certificates, opinions, statements or other information hereunder to the Agent, it shall do so in such reasonable number of copies as the Agent shall specify.

         SECTION 11.3. NO WAIVERS. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

         SECTION 11.4. MASSACHUSETTS LAW. THIS AGREEMENT AND THE REVOLVING CREDIT NOTES SHALL BE DEEMED TO BE A CONTRACT MADE UNDER SEAL AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW) AND APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         SECTION 11.5. EXPENSES; TAXES. Whether or not the transactions contemplated hereby shall be consummated, HGC and the Company will pay the reasonable fees, expenses and disbursements of the Banks' and the Agent's special counsel incurred in connection with the review of this Agreement and the other Loan Documents, the closings hereunder and thereunder, amendments, modifications, approvals, consents or waivers hereto and thereto, and all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs) incurred by the Agent and by each Bank in connection with the preparation, administration, interpretation or enforcement of this Agreement and the other Loan Documents and in connection with any so-called "workout" of the Revolving Credit Loans, including as to any "workout" or in the event of acceleration, losses or expenses associated with foreign exchange conversions or transactions. To the extent the Agent is not reimbursed by HGC and the Company for the foregoing fees, expenses and disbursements, each Bank shall pay to the Agent, promptly upon notice by the Agent, its pro-rata share of such fees, expenses and disbursements, provided that the Majority Banks requested such action be undertaken by the Agent. The covenants of this Paragraph 11.5 shall survive payment or satisfaction of payment of amounts owing with respect to the Revolving Credit Loans. Each of HGC and the Company, jointly and severally, agrees to indemnify the Banks and the Agent from, and hold them harmless against, any taxes, assessments, charges or penalties made by any governmental authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents, unless any such assessment, charge or penalty shall be the result of the negligence or misconduct of any Bank.

         SECTION 11.6. CONFIDENTIALITY OF INFORMATION. Each Bank agrees that any reports or other information furnished to it by HGC or the Company under this Agreement and not disclosed by HGC or the Company to the public will be held in confidence by it for use only in connection with the purposes contemplated by this Agreement, except to the extent that disclosure is required by law (whether by appropriate regulatory authorities, judicial process or otherwise).

         SECTION 11.7. CHANGES, WAIVERS. For all purposes of this Agreement, a Default shall be deemed to be continuing until such time as it has been waived by the Banks in accordance with this Paragraph 11.7. None of this Agreement or the Revolving Credit Notes or any provision hereof or thereof may be changed, waived, discharged or terminated orally but only by a statement in writing. Any waiver or amendment of any provision of this Agreement or the Revolving Credit Notes may be granted or effected, with the consent of HGC (prior to the HGC Release Date) and the Company, by one or more substantially concurrent written instruments signed by the Majority Banks; provided, however, that no such consent shall be effective to (a) increase the Aggregate Loan Limit or any Bank's Commitment without the consent of such Bank, or (b) reduce the amount of any payment of principal or rate of interest on any Revolving Credit Note or postpone any date fixed for the payment of any principal of or interest on any Revolving Credit Note without the consent of the holder thereof (except by waiver after acceleration pursuant to Paragraph 6), or
(c) modify this Paragraph 11.7 or (d) amend the definition of Majority Banks, without the consent of all the Banks, or (e) modify or waive any of the conditions precedent set forth in Paragraphs 4A and 4B hereof, or (f) notwithstanding anything contained above, amend or waive any of the last three sentences of Paragraph 6 hereof. The Security Documents may be amended or any provision thereof waived only in accordance with the terms of the Intercreditor Agreement.

         SECTION 11.8. BINDING EFFECT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of HGC, the Company, the Banks and their respective successors and assigns, provided that neither HGC nor the Company may assign or transfer its rights hereunder.

         SECTION 11.9. COUNTERPARTS. This Agreement and any amendment hereof may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument. Complete sets of counterparts shall be lodged with HGC, the Company and the Agent. In proving this Agreement it shall not be necessary to produce or account for more than one counterpart signed by the party against whom enforcement is sought.

         SECTION 11.10. ENTIRE AGREEMENT. This Agreement and the other Loan Documents express the entire understanding of the parties with respect to the transactions contemplated hereby.

         SECTION 11.11. ASSIGNMENTS OR PARTICIPATIONS BY BANKS OR AFFILIATES. Each Bank may assign to one or more banks or other financial institutions having total capital and surplus of $100,000,000 or more, and otherwise reasonably acceptable to HGC (prior to the HGC Release Date) and the Company (which acceptance shall be in writing) all or any part of, or (without the consent of HGC and the Company) may grant participations to one or more of such banks or financial institutions in or to all or any part of, any Revolving Credit Loan or Revolving Credit Loans owing to such Bank and the Revolving Credit Notes held by such Bank, provided that, following the consummation of any such assignment or participation, such Bank's or bank's Commitment Percentage shall not be less than 10%, and to the extent of any such assignment or participation (unless otherwise stated therein) the assignee or participant of such assignment or participation shall have the same rights and benefits hereunder and under such Revolving Credit Note as it would have if it were such Bank hereunder. In the event of such assignment HGC (prior to the HGC Release Date) and the Company will consent, such consent not to be unreasonably withheld, to release the assigning Bank from the obligations hereunder to the extent of such assignment and to sign and deliver any releases or documents necessary to effectuate such assignment as such Bank shall reasonably request. Notwithstanding Paragraph 11.6 hereof, each

Bank may disclose any information concerning HGC or the Company or the credit facilities to any such bank or financial institution, provided that such bank or financial institution agrees to be bound by the provisions of Paragraph 11.6 hereof. It shall be a condition of any assignment as described in this Paragraph 11.11, that (a) such assignee provides a written acknowledgment, in form and substance reasonably acceptable to the Agent and its special counsel and HGC, the Company and their counsel, that such assignee assumes the obligations and the rights of the assigning Bank under this Agreement and the other Loan Documents and, if such assignee is not organized under the laws of the United States or any state thereof, that such assignee shall provide the Agent and HGC and the Company with satisfactory evidence that any payments made to the assignee hereunder may be made free and clear of any withholding taxes and (b) such assignee or an affiliate thereof accepts an assignment from the assigning Bank (or an affiliate thereof) of a pro rata portion of such Bank's interest in the Aviation Loans and the revolving credit loans made to HGC under the HGC Credit Agreement. Notwithstanding anything contained in this Paragraph 11.11 to the contrary, upon the occurrence and during the continuance of a Default, each Bank may make assignments or grant participations hereunder without the consent of HGC or the Company. Each of HGC and the Company agrees, at its own expense, to execute and deliver to the assignee Bank, in exchange for each surrendered Revolving Credit Note of the assigning Bank, a new Revolving Credit Note to the order of such assignee Bank in an amount equal to the amount assumed by such Bank and, if the assigning Bank has retained some portion of its obligations hereunder, a new Revolving Credit Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Revolving Credit Notes shall provide that they are replacements for the surrendered Revolving Credit Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Revolving Credit Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the assigned Revolving Credit Notes.

         SECTION 11.12. TERM OF AGREEMENT. This Agreement shall continue in full force and effect from the date hereof so long as any commitment to lend any principal with respect to the Revolving Credit Loans or any commitment to issue letters of credit or any obligation of HGC or the Company for any interest or commitment or other fee or obligation hereunder or on the Revolving Credit Notes shall be outstanding.

         SECTION 11.13. CERTAIN TRANSITIONAL ARRANGEMENTS. Promptly after the Effective Date, the Banks will cancel and return to HGC the promissory notes previously delivered by HGC to the Banks pursuant to the Original Credit Agreement. For purposes of this Agreement, any Letters of Credit previously issued under the Original Credit Agreement which remain outstanding on the Effective Date shall be deemed to Letters of Credit hereunder, and the provisions of this Agreement, including without limitation, Paragraph 1.8 hereof, shall apply thereto. Pursuant to Paragraph 1.1(b) hereof, all accrued and unpaid interest (if any) attributable to periods prior to the Effective Date shall be payable on the dates such amounts would have been due under the Original Credit Agreement. Such amounts shall be payable to the Agent for the respective accounts of the Persons entitled thereto under the Original Credit Agreement, according to their applicable shares of such amounts as provided in the Original Credit Agreement.

         SECTION 11.14. ASSUMPTION OF OBLIGATIONS. (a) The Company hereby expressly assumes, confirms and agrees to pay and perform, observe and maintain in full force and effect all of the covenants, agreements, liabilities and indebtedness of HGC under the Original Credit Agreement as amended and restated as set forth herein, including, without limitation, any and all Obligations in respect of principal, interest, fees, expenses and other amounts payable or to become payable under the Loan Documents.

         (b) From and after the Effective Date, the Company is and shall be subject to and bound by, and shall be entitled to the benefits of, each of the Loan Documents as if the Company had been the "Company" and the obligor party under the Original Credit Agreement from the original execution and delivery thereof.

         (c) The Company hereby expressly acknowledges, assumes, and agrees to be subject to and to maintain in full force and effect, the Security Documents to which HGC was or is a party and the continuously perfected, first-priority liens and security interests of the Collateral Agent and the Banks thereunder, with respect to all assets of the Company, without any lapse or change in the perfection or priority thereof, such that the consummation of the Contribution shall not adversely affect or impair the rights and remedies of the Collateral Agent and the Banks under the Security Documents in any way whatsoever.

         SECTION 11.15. OBLIGATIONS OF HGC. (a) The Banks and the Agent hereby agree that the aggregate amount of HGC's payment obligations hereunder and under the other Loan Documents shall at no time exceed an amount equal to the aggregate amount of HGC's obligations with respect to the 7% Notes outstanding at such time.

         (b) The Banks and the Agent hereby agree that from and after the date on which all of the 7% Notes are indefeasibly paid in full in cash or converted, as certified to the Agent and the Banks by HGC and the Company, HGC shall no longer be a borrower hereunder and shall be released of all of its payment and performance obligations hereunder (including, without limitation, the Obligations) and under the other Loan Documents, provided that HGC shall not be released under (i) the Pledge Agreement and (ii) the Company Security Agreement (solely to the extent of HGC's obligations with respect to the HGC Credit Agreement) until the Collateral Release Date shall have occurred, and of its agreement under Paragraph 8 hereof. In addition, upon and after such date, no Default or event with the passage of time or the giving of notice (or both) which would become a Default (other than (x) the Default set forth in Paragraph 6.7(b) hereof, and (y) with respect to the Defaults set forth in Paragraphs 6.7(a), 6.8 and 6.9 hereof unless, at such time, the Collateral Release Date shall have occurred) or any failure to satisfy a condition precedent shall be deemed to occur or arise as a result of any event or matter related to HGC (other than any matter related to the Pledge Agreement unless, at such time, the Collateral Release Date has occurred) and HGC shall not be deemed to represent or warrant as to any matter set forth herein (including, without limitation, as to matters set forth in Paragraph 3 hereof) or in any other Loan Document, provided that HGC shall continue to make the representations and warranties under (i) the Pledge Agreement and (ii) the Company Security Agreement (solely to the extent of HGC's obligations with respect to the HGC

Credit Agreement) until the Collateral Release Date shall have occurred. HGC shall continue to be obligated to the Banks and the Agent as set forth herein and under the other Loan Documents, or its obligations to the Banks and the Agents hereunder and under the other Loan Documents shall be reinstated, notwithstanding any prior certification to the Banks and the Agent pursuant to this Paragraph, if at any time any payment made with respect to the 7% Notes is rescinded or must otherwise be returned to HGC or the Company upon the insolvency, bankruptcy or reorganization of HGC or the Company, or otherwise, all as though such payment had not been made or value received.




         [The remainder of this page has been intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                  HUDSON GENERAL CORPORATION


                                  By: /s/ illegible
                                     -------------------------------------------
                                     Title: Executive Vice President


                                  HUDSON GENERAL LLC


                                  By: /s/ illegible
                                     -------------------------------------------
                                     Title: Executive Vice President


                                  THE FIRST NATIONAL BANK OF
                                    BOSTON, AS AGENT


                                  By: /s/ illegible
                                     -------------------------------------------
                                     Title:


                                  THE FIRST NATIONAL BANK
                                    OF BOSTON


                                  By: /s/ illegible
                                     -------------------------------------------
                                     Title: Executive Vice President


                                  EUROPEAN AMERICAN BANK


                                  By: /s/ illegible
                                     -------------------------------------------
                                     Title: Vice President


                                  THE CHASE MANHATTAN BANK, N.A.


                                  By: /s/ illegible
                                     -------------------------------------------
                                     Title: Vice President

                                                                       EXHIBIT A

                                   DEFINITIONS


         Agent - See the introductory paragraphs.

         Aggregate Loan Limit - See Paragraph 1.4.

         Agreement - See the introductory paragraphs.

         Assignment Agreement - The Amended and Restated Assignment, Postponement and Subordination and Intercreditor Agreement, dated as of November 25, 1992 and amended and restated as of the Effective Date, among HGC, the Company, Aviation and the lenders which are or may become parties under the Aviation Revolving Credit Agreement, as the same may be amended and in effect from time to time.

         Aviation - Hudson General Aviation Services Inc./Societe de Services Hudson General (Aviation) Inc., a wholly owned Subsidiary of the Company.

         Aviation Loan Amounts - The U.S. Dollar Equivalent of the aggregate principal amount of all outstanding Aviation Loans.

         Aviation Loans - Revolving credit loans made to Aviation under the Aviation Revolving Credit Agreement.

         Aviation Revolving Credit Agreement - That certain Revolving Credit Agreement, dated as of November 25, 1992, among Aviation and the lenders which are or may become parties thereto, as amended and in effect from time to time.

         Aviation Services Business - See the introductory paragraphs.

         Banks - See the introductory paragraphs.

         Base Rate - The higher of (a) the annual rate of interest publicly announced by the Agent from time to time at its head office in Boston, Massachusetts as its "base rate" and (b) 1/2% above the overnight federal funds effective rate, as published by the Board of Governors of the Federal Reserve System, as in effect from time to time.

         Base Rate Loan - Any Revolving Credit Loan bearing interest at a rate determined by reference to the Base Rate.

         Business Day - Any day on which banking institutions in Boston, Massachusetts and New York, New York are open for the transaction of banking business and, in the case of LIBO Rate Loans, any day on which commercial banks are open for international business in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

         CERCLA - See Paragraph 3.18.

         Chase - See the introductory paragraph.

         Code - The Internal Revenue Code of 1986, as amended and in effect from time to time.

         Collateral - Collectively, the Company Collateral and the Subsidiary Collateral.

         Collateral Agent - As defined in each of the Security Agreements.

         Collateral Release Date - That date on which the Banks deliver a letter to the Collateral Agent in accordance with Paragraph 10(e) hereof.

         Commitment - The agreement of each Bank, subject to the terms and conditions of the Agreement, to make Revolving Credit Loans to, and to participate in the issuance, extension or renewals of Letters of Credit for the account of, the Company and HGC.

         Commitment Percentage - With respect to each Bank, the percentage set forth opposite its name below as such Bank's percentage of the aggregate Commitments of all of the Banks (subject to adjustments permitted by the terms of the Agreement):

                                                             Commitment
         Bank                                                Percentage
         ----                                                ----------

         The First National Bank of Boston                      60%
         The Chase Manhattan Bank, N.A.                         20%
         European American Bank                                 20%
                                                               ---

         Total                                                 100%

         Company - See the introductory paragraphs.

         Company Collateral - All of the property, rights and interests of each of HGC and the Company that are or are intended to be subject to the security interests created by the Company Security Documents.

         Company Security Agreement - The Amended and Restated Security Agreement, dated as of December 28, 1992 and amended and restated as of the Effective Date, between HGC, the Company and the Collateral Agent substantially in the form attached hereto as Exhibit E, as the same may be amended and in effect from time to time.

         Company Security Documents - The Company Security Agreement, the Guaranty, the Assignment Agreement, the Pledge Agreement and any and all instruments and documents required to be delivered pursuant thereto, in each case as originally executed, or if amended, restated, modified or supplemented from time to time, as so amended, restated, modified or supplemented.

         Consolidated Cash Interest - For any fiscal period, the sum of the consolidated expenses for the Company and its Subsidiaries paid in cash or accrued during such period for interest on indebtedness of the Company and its Subsidiaries for such period, determined in accordance with generally accepted accounting principles.

         Consolidated Debt Service - For any Measuring Period, the sum of (i) Consolidated Cash Interest for such period, plus (ii) the aggregate amount of principal that will become due and payable by the Company and its Subsidiaries during the four consecutive fiscal quarters immediately succeeding such period on long-term indebtedness (excluding the Revolving Credit Loans) of the Company and its Subsidiaries, plus (iii) an amount equal to 20% of the average daily outstanding and unpaid principal amount of the Revolving Credit Loans for the Measuring Period, each as determined in accordance with generally accepted accounting principles.

         Consolidated EBDIT - For any fiscal period, the Consolidated Net Income of the Company and its Subsidiaries before provision for federal and state income taxes, minus all extraordinary nonrecurring items of income (excluding any net operating loss carryforward), plus all extraordinary nonrecurring items of expense, plus the consolidated interest expense of the Company and its Subsidiaries for such fiscal period, plus the aggregate amount of depreciation and amortization charges made in calculating Consolidated Net Income for such period, all as determined in accordance with generally accepted accounting principles.

         Consolidated Liabilities - The consolidated liabilities of the Company and its Subsidiaries, including without limitation, all consolidated liabilities of the Company and its Subsidiaries in respect of letters of credit, but excluding therefrom an amount equal to the consolidated deferred tax debits of the Company and its Subsidiaries, all as determined in accordance with generally accepted accounting principles.

         Consolidated Net Income (or Loss) - For any fiscal period, the consolidated net income (or loss) of the Company and its Subsidiaries, after deduction of all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles.

         Consolidated Tangible Net Worth - The consolidated capital and surplus accounts of the Company and its Subsidiaries, determined in accordance with generally accepted accounting principles, however excluding all amounts representing adjustments resulting from foreign currency translation, whether any such adjustment is expressed as a positive or negative number, and eliminating all assets of the Company and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, except for leasehold rights of the Company used in its operations.

         Contribution - See Paragraph 4A.11.

         Default - See Paragraph 6.

         Delinquent Bank - See Paragraph 2.11.

         Disposal; Dispose(d) - Disposal or dispose(d) as such term is defined in RCRA and the regulations promulgated thereunder; provided that to the extent the laws of a state wherein the subject property lies establishes a meaning for such term that is broader than that specified in RCRA and the regulations promulgated thereunder, such broader meaning shall apply.

         EAB - See the introductory paragraphs.

         Effective Date - See Paragraph 4A.

         Effective Net Worth - As at any date of determination, the sum of Consolidated Tangible Net Worth plus Subordinated Debt outstanding as at such date plus an amount equal to the aggregate amount of the deferred purchase price owed by LAGS (or an affiliate of LAGS) to the Company on such date under Paragraph 1.3 of the Purchase Agreement.

         Employee Benefit Plan - Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained oR contributed to by the Company or any ERISA Affiliate, other than a Multiemployer Plan.

         Environmental Laws - See Paragraph 3.18.

         EPA - See Paragraph 3.18.

         ERISA - The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

         ERISA Affiliate - Any individual or legal entity which is treated as a single employer with the Company under Section 414 of the Code.

         ERISA Reportable Event - A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder other than a reportable event as to which the provisions of the 30 day notice to the PBGC is waived under applicable regulations.

         FNB - See the introductory paragraphs.

         Foreign Subsidiaries - See Paragraph 5.12(d).

         generally accepted accounting principles - (a) When used in Paragraphs 5.7, 5.8, 5.9, 5.10 or 5.11, whether directly or indirectly through reference to a capitalized term used therein means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on June 30, 1995, and (ii) to the extent consistent with such principles, the accounting practice of the Company reflected in the pro forma financial statements for the fiscal year ended on June 30, 1995, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect from time to time, and (ii) consistently applied with past financial statements of HGC and the Company adopting the same principles, provided that in each case a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         Guaranteed Pension Plan - Any employee pension benefit plan within the meaning of Section3(2) of ERISA maintained or contributed to by the Company or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Guarantor(s) - Collectively, all of, and individually, each of, the Subsidiaries of the Company organized under the laws of a State of the United States of America and acquired or formed by the Company after the date hereof with a net worth determined in accordance with generally accepted accounting principles of at least $500,000.

         Guaranty - See Paragraph 10.

         Hazardous Substances - See Paragraph 3.18.

         HGC - See the introductory paragraphs.

         HGC Credit Agreement - That certain Revolving Credit Agreement, dated as of June 1, 1996, among HGC and the lenders which are or may become parties thereto, as amended and in effect from time to time, or if no longer in effect, as in effect immediately prior to the termination thereof.

         HGC Release Date - That date on which HGC is released of its obligations hereunder and under the other Loan Documents (other than the Company Security Agreement) in accordance with Paragraph 11.15(b) hereof.

         Initial Revolving Period - The period commencing on the Effective Date and ending on June 30, 1998.

         Intercreditor Agreement -The Amended and Restated Intercreditor Agreement, dated as of November 25, 1992, and amended and restated on or before the Effective Date, among the Banks, the Agent, the Collateral Agent, the lenders that are parties to the Aviation Revolving Credit Agreement, the Agent thereunder and acknowledged and consented to by HGC, the Company and the Secured Guarantors, in form and substance satisfactory to the Banks and the Agent, as the same may be amended and in effect from time to time.

         Interest Period - A period commencing on the date of making of, or renewal of, or conversion of a Loan to, a LIBO Rate Loan, and expiring one, two, three or six months thereafter, as designated by HGC and the Company in the notice given the Agent under Paragraph 1.3; provided that,

              (i) the initial Interest Period for any LIBO Rate Loan shall commence on the date of the making of such Loan (including the date of any conversion from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such LIBO Rate Loan shall commence on the date on which the next preceding Interest Period expires;

              (ii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, however, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

              (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; and

              (iv) no Interest Period in respect of any Revolving Credit Loan shall extend beyond the Revolving Credit Loan Maturity Date.

         Joint Ventures - Joint ventures entered into by the Company or any of its Subsidiaries after the date of this Agreement in the ordinary course of its Aviation Services Business.

         LAGS - Lufthansa Airport and Ground Services GmbH, a German corporation.

         Letter(s) of Credit - Any United States dollar-denominated irrevocable standby letter(s) of credit issued from time to time pursuant to the terms hereof by the Letter of Credit Bank for the account of the Company.

         Letter of Credit Bank - FNB, in its capacity as issuer of the Letter(s) of Credit.

         Letter of Credit Fee - See Paragraph 1.11.

         LIBO Bid Rate - The annual rate of interest determined by the Agent, at or about 11 a.m., London time, on the second Business Day prior to the first day of an Interest Period, as being that at which deposits of United States dollars during such Interest Period are offered to the Agent by prime banks in the London interbank market at the time of determination and in accordance with the usual practice in such market, for delivery on the first day of such Interest Period and for the number of days comprised therein, in amounts equal (as nearly as may be) to the amount of the unpaid principal of a Revolving Credit Loan to which such Interest Period shall relate.

         LIBO Rate - The rate of interest (rounded upwards to the nearest 1/16th of one percent) equal to the following (with the LIBO Bid Rate and the Reserve Rate expressed as decimals);

                                 (LIBO Bid Rate)
                               ------------------
                               (1 - Reserve Rate)

         LIBO Rate Loan - Any Revolving Credit Loan bearing interest at a rate determined by reference to the LIBO Rate pursuant to Paragraph 2.3(b) of the Agreement.

         Loan Documents - Collectively, this Agreement, the Revolving Credit Notes, the Intercreditor Agreement and the Security Documents, and all other instruments and documents delivered and to be delivered pursuant to any such agreements.

         Majority Banks - Those Banks which are owed or participate in 75% or more of the sum of aggregate principal amount of Revolving Credit Loans at the time outstanding and unpaid plus the aggregate Maximum Drawing Amount of all outstanding Letters of Credit, or, if no Revolving Credit Loans or Letters of Credit are outstanding, those Banks having 75% or more of the outstanding Commitment to make Revolving Credit Loans.

         Maximum Drawing Amount - As at any date of determination, with respect to any Letter of Credit issued pursuant to the terms hereof, the maximum amount which the beneficiary thereof may draw under such Letter of Credit as at such date pursuant to the terms of such Letter of Credit, plus any amounts previously drawn thereunder and not yet reimbursed by HGC or the Company, whether from the proceeds of Revolving Credit Loans or otherwise.

         Measuring Period - See Paragraph 5.11.

         Multiemployer Plan - Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Company or any ERISA Affiliate.

         7% Notes - The 7% Convertible Subordinated Debentures Due 2011 issued pursuant to the Indenture dated as of July 1, 1986, between HGC and Chemical Bank Delaware, as Trustee, as amended by the First Supplemental Indenture thereto.

         Notice Date - See Paragraph 2.9.

         Obligations - All indebtedness, obligations and liabilities of HGC and the Company to any of the Banks and the Agent, individually or collectively, existing on the date of this Agreement or arising thereafter, and all indebtedness, obligations and liabilities of the Company under the Guaranty, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Revolving Credit Loans or any of the Revolving Credit Notes or other instruments at any time evidencing any thereof.

         Original Credit Agreement - See the introductory paragraphs.

         PBGC - The Pension Benefit Guaranty Corporation created by Section4002 of ERISA and any successor entity or entities having similar responsibilities.

         Pledge Agreement - The Pledge Agreement, dates as of the Effective Date, between HGC and the Collateral Agent substantially in the form of Exhibit C to the HGC Credit Agreement, as the same may be amended and in effect from time to time.

         Proxy - The definitive Proxy Statement dated April 25, 1996 relating to the meeting of HGC's stockholders for the purpose of voting upon a proposal to approve the transactions contemplated by the Purchase Agreement, as filed by HGC with the Securities and Exchange Commission.

         Purchase Agreement - That certain Unit Purchase and Option Agreement, dated February 27, 1996, between LAGS and HGC, as such agreement is in effect on the Effective Date as supplemented by a letter agreement dated May 31, 1996.

         RCRA - See Paragraph 3.18.

         Real Estate - All real property at any time owned, leased (as lessee or sublessee), operated or managed by the Company or any Subsidiary of the Company.

         Reduction Commencement Date - June 30, 1998, or such later date set by the Banks pursuant to Paragraph 1.4(b).

         Release - A release as defined in CERCLA and the regulations promulgated thereunder; provided that to the extent the laws of a state wherein the subject property lies establishes a meaning for such term that is broader than that specified in CERCLA and the regulations promulgated thereunder, such broader meaning shall apply.

         Reserve Rate - For any day with respect to a LIBO Rate Loan, the maximum rate at which the Agent would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulation relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D) regardless of whether there are such liabilities outstanding. The Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Rate and promptly thereafter the Agent shall provide HGC and the Company with written notice of such adjustment.

         Revolving Credit Loan Maturity Date - The date which occurs on the fourth anniversary of the Reduction Commencement Date or, if earlier, such date on which the Commitments are terminated in accordance with the provisions of the Agreement.

         Revolving Credit Loans - Revolving credit loans made or to be made by the Banks to HGC and the Company pursuant to Paragraph 1.1.

         Revolving Credit Note(s) - See Paragraph 1.2.

         SARA - See Paragraph 3.18.

         Secured Guarantor(s) - Collectively, all of, and individually, each of the Subsidiaries of the Company organized under the laws of any state of the United States of America and acquired or formed by the Company after the date hereof with a net worth determined in accordance with generally accepted accounting principles of at least $500,000.

         Security Agreements - Collectively, the Company Security Agreement and the Subsidiary Security Agreements.

         Security Documents - Collectively, the Company Security Documents and the Subsidiary Security Documents.

         Shareholder - See Paragraph 3.16.

         Subordinated Debt - Collectively, (a) the indebtedness referred to in Paragraph 5.12(c) hereof, (b) the indebtedness referred to in Paragraph 5.12(h) hereof and (c) other indebtedness of the Company and its Subsidiaries that is subordinated to the Revolving Credit Loans, the Letters of Credit and the Revolving Credit Notes in form and substance reasonably satisfactory to the Majority Banks.

         Subsidiary - Any corporation, association, joint stock company, business trust or other similar organization of whose voting stock HGC or the Company owns or controls, directly or indirectly, more than 50%.

         Subsidiary Collateral - All of the property, rights and interests of the Secured Guarantors that are or are intended to be subject to the security interests created by the Subsidiary Security Documents.

         Subsidiary Guaranties - Collectively, all of, and individually, each of, the Unlimited Guaranties of the Guarantors delivered to the Banks, the Agent, the lenders that are or may become parties to the Aviation Revolving Credit Agreement, and the agent thereunder after the date hereof, in each case substantially in the form of Exhibit C attached hereto, as the same may be amended and in effect from time to time.

         Subsidiary Security Agreements - Collectively, all of, and individually, each of the Security Agreements executed and delivered to the Collateral Agent by the Secured Guarantors after the date hereof, in each case substantially in the form of Exhibit D attached hereto, as the same may be amended and in effect from time to time.

         Subsidiary Security Documents - The Subsidiary Security Agreements, the Subsidiary Guaranties, and any and all instruments and documents required to be delivered pursuant thereto, in each case as originally executed, or if amended, restated, modified or supplemented from time to time, as so amended, restated, modified or supplemented.

         Type - As to any Revolving Credit Loan, its nature as a Base Rate Loan or a LIBO Rate Loan.

         U.S. Dollar Equivalent - With respect to any amounts denominated in Canadian dollars, the amount of United States dollars which would be obtained upon conversion of Canadian dollars into United States dollars, calculated at the middle spot rate of exchange of the Toronto, Canada, office of the Agent under the Aviation Revolving Credit Agreement as of the close of business on the date of determination.

                                                                       EXHIBIT B

                     FORM OF RESTATED REVOLVING CREDIT NOTE

                           HUDSON GENERAL CORPORATION

                               HUDSON GENERAL LLC

$[INSERT AMOUNT]                                          ________________, 1996

        FOR VALUE RECEIVED, each of the undersigned, HUDSON GENERAL CORPORATION, a Delaware corporation ("HGC"), and HUDSON GENERAL LLC, a Delaware limited liability company (the "Company"), hereby absolutely and unconditionally, jointly and severally, promises to pay to the order of [INSERT NAME OF PAYEE BANK] (the "Bank") at the office of the Agent (as defined in the Credit Agreement referred to below) at 100 Federal Street, Boston, Massachusetts 02110 and in United States dollars in immediately available funds:

        (a) the principal amount of [INSERT BANK'S COMMITMENT PERCENTAGE OF AGGREGATE LOAN LIMIT] Dollars ($___) or, if less, the aggregate unpaid principal amount of Revolving Credit Loans made by the Bank pursuant to the Amended and Restated Revolving Credit Agreement, dated as of November 25, 1992 and amended and restated as of ______________, 1996, as the same is amended and in effect from time to time (such agreement, as amended and in effect from time to time, the "Credit Agreement"), among HGC, the Company, the Bank, the other lenders named therein, such other lenders as may become parties thereto from time to time and The First National Bank of Boston as Agent, payable at the times and in accordance with the terms and conditions of the Credit Agreement but in no event later than the Revolving Credit Loan Maturity Date (which shall be no later than June 30, 2002); and

        (b) interest on the principal balance hereof from time to time outstanding from the date hereof through the date on which such principal amount is paid in full at the rates provided in the Credit Agreement, payable as provided in the Credit Agreement.

        This Note evidences borrowings under, is subject to the terms and conditions of, and has been issued by HGC and the Company in accordance with the terms of, the Credit Agreement and is secured by the collateral described in the Security Documents. The Bank and any holder hereof are entitled to the benefits of the Credit Agreement and may enforce the agreements of HGC and the Company contained therein. Capitalized terms which are used in this Note without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

        The Bank shall endorse, and is hereby irrevocably authorized by HGC and the Company to endorse, on the schedule attached to this Note or a continuation of such schedule attached hereto and made a part hereof, an appropriate notation evidencing advances and repayments of principal of this Note, provided that failure by the Bank to make any such notations shall not affect any of HGC's or the Company's obligations in respect of this Note.

        Each of HGC and the Company has the right in certain circumstances and the obligation in certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

        If any one or more Defaults shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

        Each of HGC and the Company and every endorser and guarantor of this Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

        This Note has been issued as a replacement and in exchange for (but does not evidence payment or satisfaction of) the Revolving Credit Note issued to the Bank by HGC pursuant to the Original Credit Agreement.

        THIS NOTE SHALL BE DEEMED TO TAKE EFFECT AS A SEALED INSTRUMENT UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH SUCH LAWS.

        IN WITNESS WHEREOF, each of HGC and the Company has caused this Note to be signed on its behalf by its duly authorized officer as a sealed instrument as of the day and year first above written.

                           HUDSON GENERAL CORPORATION

                           By:____________________________________
                           Title:

                           HUDSON GENERAL LLC

                           By:____________________________________
                           Title:

                                 Amount of
                                  Principal       Balance of
               Amount of          Paid or         Principal         Notation
Date             Loan              Prepaid        Unpaid            Made By
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
                                                                       EXHIBIT C

                               FORM OF SUBSIDIARY
                               UNLIMITED GUARANTY

                           [INSERT NAME OF SUBSIDIARY]

TO: (a) THE FIRST NATIONAL BANK OF BOSTON, EUROPEAN AMERICAN BANK, THE CHASE MANHATTAN BANK, N.A. and each of the other financial institutions (the "US Banks") which are or may become parties to that certain Amended and Restated Revolving Credit Agreement, dated as of November 25, 1992 and amended and restated as of June 1, 1996, as amended, restated, modified or supplemented from time to time (as the same is in effect from time to time, the "US Credit Agreement"), among the US Banks, The First National Bank of Boston as agent (the "US Agent"), Hudson General Corporation ("HGC") and Hudson General LLC (the "Company") and the US AGENT; and

         (b) ABN AMRO BANK CANADA, THE CHASE MANHATTAN BANK OF CANADA and each of the other financial institutions (the "Canada Banks") which are or may become parties to that certain Revolving Credit Agreement, dated as of November 25, 1992, as amended (as so amended and in effect from time to time, the "Aviation Credit Agreement"), among the Canada Banks, The Chase Manhattan Bank of Canada as successor agent (the "Canadian Agent") and Hudson General Aviation Services Inc./Societe de Services Hudson General (Aviation) Inc. ("Aviation"), a wholly owned Subsidiary of the Company, and the CANADIAN AGENT.

         1. DEFINITIONS. For purposes hereof, the term "Banks" shall mean (a) the US Banks, (b) the Canada Banks and (c) the successors and assigns of the foregoing, the term "Obligations" shall have the meaning set forth in Section 2 hereof and the term "Agents" shall mean the US Agent and the Canadian Agent. All other capitaliZed terms which are used herein without definition and which are defined in the US Credit Agreement shall have the same meanings herein as in the US Credit Agreement.

         2. GUARANTY OF PAYMENT AND PERFORMANCE OF OBLIGATIONS. In consideration of the US Banks' extending credit or otherwise in their discretion giving from time to time, financial or banking facilities or accommodations to HGC and the Company and the Canada Banks' extending credit or otherwise in their discretion giving time, financial or other banking facilities or accommodations to Aviation, [INSERT NAME OF GUARANTOR] (the "Guarantor"), a wholly owned Subsidiary of the Company, hereby absolutely and unconditionally (a) promises to pay to the Banks and the Agents the amount of any Obligations (as defined below) not paid when due (subject to any applicable grace periods with respect to the payment of any such Obligations); (b) guarantees to the Banks and the Agents that HGC and the Company will duly and punctually pay or perform, at the place specified therefor or, if no place is specified, at the US Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110 or at the branch of the US Agent where this Guaranty is given, all indebtedness, obligations and liabilities, joint or several, direct or indirect, matured or unmatured, liquidated or unliquidated, primary or secondary, absolute or contingent, of HGC and the Company to the Banks and the Agents, or any of them, now or hereafter owing or incurred (including, without limitation, costs and expenses incurred by the Banks and the Agents in attempting to collect or enforce any of the foregoing) which are chargeable to HGC or the Company either by law or under the terms of
(i) the US Credit Agreement and the Notes and (ii) the Guaranty, accrued in each case to the date of payment hereunder (collectively, the "Obligations" and individually, an "Obligation"); and (c) guarantees to the Banks and the Agents that if there is an agreement evidencing or executed and delivered in connection with any Obligation, each of HGC and the Company will perform in all other respects strictly in accordance with the terms thereof. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by each of HGC and the Company of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Banks or the Agents first attempt to collect any of the Obligations from HGC or the Company or resort to any security or other means of obtaining payment of any of the Obligations which the Banks or the Agents now have or may acquire after the date hereof, or upon any other contingency whatsoever. Upon any default by HGC or the Company in the full and punctual payment and performance of any of the Obligations (upon the expiration of any applicable grace periods), the liabilities and obligations of the Guarantor hereunder with respect to such Obligations in default shall, at the option of the Banks and the Agents, or any of them, become forthwith due and payable to the Banks and the Agents without demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Banks and the Agents on any number of occasions.

         3. GUARANTOR'S FURTHER AGREEMENTS TO PAY. The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Banks and the Agents forthwith upon demand, in funds immediately available to the Banks and the Agents, all costs and expenses (including court costs and legal expenses, including, without limitation, reasonable allocated costs of staff counsel) incurred or expended by the Banks and/or the Agents in connection with this Guaranty and the enforcement hereof, together with interest on amounts recoverable under this Guaranty from the time such amounts become due until payment, whether before or after judgment, at the rate of interest charged by the Banks in similar circumstances, but in no event less than 2% per annum above the Base Rate in effect from time to time provided, that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount. Any change in the Base Rate shall result in an immediate corresponding change in the rate of interest payable on amounts recoverable under this Guaranty.

         4. PAYMENTS. The Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereinafter in effect in any jurisdiction affecting any of such terms or the rights of any Agent or any Bank with respect thereto.

         5. UNLIMITED LIABILITY OF GUARANTOR. Subject to Section 16 hereof, the liability of the Guarantor hereunder shall be unlimited.

         6. TERMINATION OF GUARANTY. The obligations of the Guarantor under this Guaranty shall continue in full force and effect until payment in full of, and performance of all of the Obligations and all other amounts payable hereunder. Notwithstanding the foregoing, this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be restored or returned by the Banks and/or the Agents upon the insolvency, bankruptcy or reorganization of HGC, the Company or otherwise, as though such payment had not been made or value received.

         7. SECURITY; SETOFF. The obligations of the Guarantor under this Guaranty are secured by a lien on certain of its assets in favor of the Collateral Agent, for the benefit of the Banks, pursuant to a Security Agreement dated as of the date hereof. The Guarantor also grants to each of the Agents and the Banks, as security for the full and punctual payment and performance of the Guarantor's obligations hereunder, a continuing lien on and security interest in all securities and other property belonging to the Guarantor now or hereafter held by such Agent or such Bank and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from such Agent or such Bank to the Guarantor or subject to withdrawal by the Guarantor; and regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, each of the Agents and the Banks is hereby authorized at any time and from time to time, without notice to the Guarantor (any such notice being expressly waived by the Guarantor) and to the fullest extent permitted by law, to set off the whole or any portion or portions of any or all such deposits and other sums and apply such deposits and other sums against obligations of the Guarantor which are due under this Guaranty, whether or not such Agent or such Bank shall have made any demand under this Guaranty.

         8. GUARANTOR'S REPRESENTATIONS, WARRANTIES AND COVENANTS. (a) The Guarantor represents and warrants to the Banks and the Agents that it is a corporation duly organized, validly existing and in good standing under the laws of [ _________ ].

         (b) The Guarantor represents and warrants to the Banks and the Agents that it has all requisite power and authority and full legal right to execute and deliver and to perform all of its obligations under this Guaranty. The execution, delivery, and performance of this Guaranty has been duly authorized by all necessary corporate action, and does not and will not (under present law) contravene any law or governmental regulation or order presently binding on the Guarantor, or contravene any provisions of or constitute a default under any indenture, contract, or other instrument to which the Guarantor is a party or by which the Guarantor is bound.

         (c) The Guarantor represents and warrants to the Banks and the Agents that this Guaranty is the legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights as applied to the Guarantor, and except to the extent that enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (d) The Guarantor covenants with the Banks and the Agents that it will cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises, that it shall not default under any provision of its charter, other incorporation papers, by-laws or stock provisions or any amendment thereof or under any indenture or agreement to which it is a party or by which it is bound, that it shall comply with all covenants set forth in the U.S. Credit Agreement which are applicable to Subsidiaries of the Company, and that it shall not violate any applicable laws or orders, regulations, rulings or requirements of a court or public body or authority by which it or its properties are bound, which default or violation might reasonably be expected to have a material adverse effect on the business or financial condition of the Guarantor, the Company and its Subsidiaries, taken as a whole.

         9. AGENTS' AND BANKS' FREEDOM TO DEAL WITH HGC AND OTHER PARTIES. The Banks and the Agents shall be at liberty, without giving notice to or obtaining the assent of the Guarantor and without relieving the Guarantor of any liability hereunder, to deal with HGC, the Company and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as the Banks and the Agents in their sole discretion deem fit, and to this end the Guarantor gives to the Banks and the Agents full authority in their sole discretion to do any or all of the following things: (a) extend credit, make loans and afford other financial accommodations to HGC or the Company at such times, in such amounts and on such terms as the Banks may approve, (b) vary the terms and grant extensions or renewals of any present or future indebtedness or obligation to the Banks and/or the Agents of HGC, the Company or of any such other party, (c) grant time, waivers and other indulgences in respect thereof, (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Obligations which the Banks and/or the Agents now have or acquire after the date hereof, (e) accept partial payments from HGC, the Company or any such other party, (f) release or discharge, wholly or partially, any endorser or guarantor, and (g) compromise or make any settlement or other arrangement with HGC, the Company or any such other party.

         10. UNENFORCEABILITY OF OBLIGATIONS AGAINST HGC OR THE COMPANY; INVALIDITY OF SECURITY OR OTHER GUARANTIES. If for any reason either HGC or the Company has no legal existence or is under no legal obligation to discharge any of the Obligations undertaken or purported to be undertaken by it or on its behalf, or if any of the monies included in the Obligations have become irrecoverable from HGC or the Company by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal debtor on all such Obligations. In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of HGC or the Company, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantor. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security.

         11. TAXES. All payments hereunder shall be made without any counterclaim or setoff, free and clear of, and without reduction by reason of, any taxes, levies, imposts, charges and withholdings, restrictions or conditions of any nature, which are now or may hereafter be imposed, levied or assessed by any country, political subdivision or taxing or other authority therein (excluding in the case of each Agent and each Bank, net income and profit and franchise taxes imposed on such Agent or such Bank by the jurisdiction under the laws of which such Agent or such Bank is organized or any subdivision or taxing authority thereof or therein or by the United States or Canada or any taxing authority thereof) ("Taxes"), all of which will be for the account of and paid by the Guarantor. If for any reason, any such reduction is made or any Taxes are paid by any Agent or any Bank, the Guarantor will pay to such Agent or such Bank such additional amounts as may be necessary to ensure that such Agent or such Bank receives the same net amount which it would have received had no reduction been made or Taxes paid.

         12. WAIVERS BY GUARANTOR. The Guarantor waives: demand, protest, notice of acceptance hereof, notice of any action taken or omitted by the Banks or the Agents in reliance hereon, notice of any Obligations incurred, any requirement that the Banks or the Agents be diligent or prompt in making demands hereunder, giving notice of any default by HGC or the Company or asserting any other right of the Banks or the Agents hereunder and all other notices of any kind. The Guarantor also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available in respect of the Guarantor's obligations hereunder by virtue of any homestead exemption, statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of HGC, the Company or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally.

         13. SUBROGATION; SUBORDINATION. Until the payment and performance in full of all Obligations, the Guarantor shall not exercise any rights against HGC or the Company arising as a result of payment by the Guarantor hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with the Banks or the Agents in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; the Guarantor will not claim any setoff or counterclaim against HGC or the Company in respect of any liability of the Guarantor to HGC or the Company; and the Guarantor waives any benefit of and any right to participate in any collateral which may be held by the Banks and/or the Agents. The payment of any amount due with respect to any indebtedness of HGC or the Company now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of the Obligations. The Guarantor agrees that after the occurrence of any default in the payment or performance of the Obligations, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of HGC or the Company to the Guarantor until the Obligations shall have been paid in full. Notwithstanding the foregoing sentence, if the Guarantor shall collect, enforce or receive any amount in respect of such indebtedness, such amount shall be collected, enforced and received by the Guarantor as trustee for the Banks and the Agents and be paid over to the Collateral Agent for the benefit of the Agents and the Banks on account of the Obligations without affecting in any manner the liability of the Guarantor under any other provision of this Guaranty.

         14. DEMANDS AND NOTICES. Any demand on or notice to the Guarantor shall be in writing and shall be effective when handed to the Guarantor or left at or mailed or sent by telegraph to the Guarantor's address set forth on the signature page hereof.

         15. AMENDMENTS, WAIVERS. No provision of this Guaranty can be changed, waived, discharged or terminated except by an instrument in writing signed by the Majority US Banks and the Majority Canada Banks (in each case, as defined in the Intercreditor Agreement) and the Guarantor expressly referring to the provision of this Guaranty to which such instrument relates; and no such waiver shall extend to, affect or impair any right with respect to any Obligation which is not expressly dealt with therein. No course of dealing or delay or omission on the part of the Banks or the Agents in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

         16. SEVERABILITY, ETC. It is the intention and agreement of the Guarantor, the Agents and the Banks that the obligations of the Guarantor under this Guaranty shall be valid and enforceable against the Guarantor to the maximum extent permitted by applicable law. Accordingly, if any provision of this Guaranty creating any obligation of the Guarantor in favor of the Banks or the Agents shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Guarantor, the Agents and the Banks that any balance of the obligation created by such provision and all other obligations of the Guarantor to the Banks and the Agents created by other provisions of this Guaranty shall remain valid and enforceable. Likewise, if by final order a court of competent jurisdiction shall declare any sums which the Banks or the Agents may be otherwise entitled to collect from the Guarantor under this Guaranty to be in excess of those permitted under any law (including any federal or state fraudulent conveyance or like statute or rule of law) applicable to the Guarantor's obligations under this Guaranty, it is the stated intention and agreement of the Guarantor, the Agents and the Banks that all sums not in excess of those permitted under such applicable law shall remain fully collectible by the Banks and the Agents from the Guarantor.

         17. FURTHER ASSURANCES. The Guarantor agrees that it will from time to time, at the request of an Agent, do all such things and execute all such documents as such Agent may reasonably consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Banks and the Agents hereunder.

         18. MISCELLANEOUS PROVISIONS. THIS GUARANTY IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). This Guaranty shall inure to the benefit of the Banks, the Agents and their successors in title and assigns, and shall be binding on the Guarantor and the Guarantor's successors in title, assigns and legal representatives. This Guaranty may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Guaranty it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         IN WITNESS WHEREOF, the Guarantor has executed this Guaranty or has caused this Guaranty to be executed on its behalf by an officer or other person thereunto duly authorized as of the _____ day of ______________, 19___.

111 Great Neck Road                 [INSERT NAME OF GUARANTOR]
Great Neck, N.Y. 11021
Attention:  President

                                     By:___________________________________
                                        Title:

                                     Accepted and agreed:

                                     THE FIRST NATIONAL BANK OF
                                     BOSTON

                                     By:___________________________________
                                        Title:

                                     EUROPEAN AMERICAN BANK

                                     By:___________________________________
                                        Title:

                                     THE CHASE MANHATTAN BANK, N.A.

                                     By:___________________________________
                                        Title:

                                     THE FIRST NATIONAL BANK OF
                                     BOSTON, AS US AGENT

                                     By:___________________________________
                                        Title:

                                     ABN AMRO BANK CANADA

                                     By:___________________________________
                                        Title:

                                     THE CHASE MANHATTAN BANK OF CANADA

                                     By:___________________________________
                                        Title:

                                     THE CHASE MANHATTAN BANK OF CANADA,
                                     AS CANADIAN AGENT

                                     By:___________________________________
                                        Title:

                                                                       EXHIBIT D

                               FORM OF SUBSIDIARY
                               SECURITY AGREEMENT

          SECURITY AGREEMENT, dated as of [_________________, 19__], between [INSERT NAME], a [___] corporation (the "Company"), and The First National Bank of Boston, a national banking association, as collateral agent (hereinafter, in such capacity, the "Collateral Agent") for the Banks (as hereinafter defined).


         WHEREAS, Hudson General Corporation ("HGC") and Hudson General LLC (the "LLC") have entered into an Amended and Restated Revolving Credit Agreement, dated as of November 25, 1992 and amended and restated as of June 1, 1996 (as amended and in effect from time to time, the "Credit Agreement"), with The First National Bank of Boston, European American Bank, The Chase Manhattan Bank, N.A., certain other financial institutions (collectively, the "US Banks"), and The First National Bank of Boston as agent (the "US Agent") pursuant to which the US Banks, subject to the terms and conditions contained therein, have agreed to make loans or otherwise to extend credit to HGC and the LLC; and

         WHEREAS, pursuant to that certain Amended and Restated Guaranty dated February 3, 1993 and amended and restated June 1, 1996 (the "LLC Guaranty") in favor of ABN AMRO Bank Canada and The Chase Manhattan Bank of Canada (collectively, the "Canada Banks") and the Canadian Agent (as defined below), the LLC has guaranteed all of the obligations of Hudson General Aviation Services Inc./Societe de Services Hudson General (Aviation) Inc. ("HGAS"), a wholly owned subsidiary of the LLC, to the Canada Banks and the Canadian Agent under a Revolving Credit Agreement, dated as of November 25, 1992, as amended (as amended and in effect from time to time, the "HGAS Credit Agreement"), among HGAS, the Canada Banks and The Chase Manhattan Bank of Canada as successor agent (the "Canadian Agent"), and certain promissory notes executed and delivered in connection therewith; and

         WHEREAS, pursuant to that certain guaranty of even date herewith (the "Guaranty") in favor of each of the US Banks, the US Agent, the Canada Banks and the Canadian Agent, the Company has guaranteed all obligations of HGC and the LLC under (i) the Credit Agreement and certain promissory notes executed and delivered in connection therewith, and (ii) the LLC Guaranty; and

         WHEREAS, it is a condition precedent to the US Banks' making any loans or otherwise extending credit to HGC and the LLC under the Credit Agreement and the Canada Banks' making any loans or otherwise extending credit to HGAS under the HGAS Credit Agreement that the Company execute and deliver to the Collateral Agent, for the benefit of the Banks (as defined below) and the Collateral Agent, a security agreement in substantially the form hereof;

         NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. For purposes hereof, the term "Banks" shall mean (a) the US Banks, (b) the CanadA Banks, (c) the US Agent, (d) the Canadian Agent and (e) the successors and assigns of the foregoing, and the term "Obligations" shall have the meaning set forth in Section 3 hereof. All other capitalized terms used herein withouT definitions shall have the respective meanings provided therefor in the Credit Agreement. All terms defined in the Uniform Commercial Code of the Commonwealth of Massachusetts and used herein shall have the same definitions herein as specified therein.

         SECTION 2. GRANT OF SECURITY INTEREST.

         (a) The Company hereby grants to the Collateral Agent, for the benefit of the Banks and the Collateral Agent, to secure the payment and performance in full of all of the Obligations (as defined below), a continuing security interest in and so pledges and assigns to the Collateral Agent, for the benefit of the Banks and the Collateral Agent, the following properties, assets and rights of the Company, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"):

                  (i) all accounts of every kind and nature whether now owned or hereafter acquired by the Company, including accounts receivable, all instruments pertaining thereto, all security and guaranties with respect thereto, all rights of the Company pertaining to goods giving rise thereto, including the right of stoppage in transit, and all security interests, liens and pledges, whether voluntary or involuntary, securing the account debtors' obligations to the Company thereunder, and all contract rights (to the extent that such rights are to the payment of money), rights to the payment of money, chattel paper, documents, instruments (including certificated securities) and uncertificated securities, in each case whether now owned or hereafter acquired by the Company;

                  (ii) all inventory (other than any fuel), raw materials, and work in progress, in each case whether now owned or hereafter acquired by the Company;

                  (iii) all general intangibles now owned or hereafter acquired by the Company, including, without limitation, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, service marks, customer lists, goodwill, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics (other than any general intangibles relating to contracts except as expressly granted herein);

                  (iv) all equipment now owned or acquired by the Company after the date hereof and all related equipment, parts and accessions and additions with respect thereto and tires thereon which are now owned or hereafter acquired, and all substitutions and replacements which are now owned or hereafter acquired by the Company; and

                  (v) all proceeds, including, without limitation, insurance refund claims and all other insurance claims and proceeds, with respect to any of the foregoing.

Notwithstanding the foregoing, the term "Collateral" shall not include:

                  (A) any property, asset or right of the Company described in clauses (i), (ii) and (iii) above to the extent that such property, asset or right of the Company is subject to any legally binding contract provision restricting the pledge or assignment of such property, right or asset as contemplated herein;

                  (B) any of the shares of capital stock of the Subsidiaries of the Company;

                  (C) certificated and uncertificated securities owned by the Company (other than of any Subsidiary of the Company) provided, that if the market value of such securities exceeds $50,000 in the aggregate then all such certificated and uncertificated securities owned by the Company (other than of any Subsidiary of the Company) shall constitute the Collateral;

                  (D) any of the equipment now owned by the Company which is specifically identified on Schedule 1 attached hereto (except as set forth to the contrary in Section 6(a) hereof); and

                  (E) any equipment hereafter acquired by the Company either (x) with financing provided by a purchase money lender to the extent permitted by Paragraph 5.13(f) of the Credit Agreement, or (y) for purposes of fulfilling the Company's obligations under any contract with an account debtor which by its terms prohibits the Company from subjecting any of the equipment identified to such contract to any lien, which equipment the Company shall have identified in a supplement to Schedule 1 attached hereto delivered to the Collateral Agent together with certificate of the Company certifying that such equipment has been so financed or has been so identified with such a contract.

         (b) Pursuant to the terms hereof, the Company has endorsed, assigned and delivered to the Collateral Agent all negotiable or non-negotiable instruments (including certificated securities) and chattel paper which constitute Collateral, together with stock powers or other appropriate instruments of transfer or assignment duly executed in blank as the Collateral Agent may have specified. In the event that the Company shall, after the date of this Agreement, acquire any other negotiable or non-negotiable instruments (including certificated securities but excluding checks received by the Company in the ordinary course of its business in connection with the collection of its accounts) or chattel paper which constitute Collateral, the Company shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such stock powers or other instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. To the extent that any such securities are uncertificated, appropriate book-entry transfers reflecting the pledge of such securities created hereby have been or, in the case of uncertificated securities which constitute Collateral hereafter acquired by the Company, will at the time of such acquisition be, duly made for the account of the Collateral Agent or one or more nominees of the Collateral Agent with the issuer of such securities or other appropriate book-entry facility or financial intermediary, with the Collateral Agent having at all times the right to obtain definitive certificates (in the Collateral Agent's name or in the name of one or more nominees of the Collateral Agent) where the issuer customarily or otherwise issues certificates, all to be held as Collateral hereunder. The Company hereby acknowledges that the Collateral Agent may, in its discretion, appoint one or more financial institutions to act as the Collateral Agent's agent in holding in custodial accounts instruments or other financial assets in which the Collateral Agent is granted a security interest hereunder, including, without limitation, certificates of deposit and other instruments evidencing short term obligations.

         SECTION 3. OBLIGATIONS SECURED. The Collateral hereunder constitutes and will constitute continuing secuRity for (i) all of the obligations of the Company to the Banks under or in relation to the Guaranty as such guaranty is originally executed or as modified, amended, restated, supplemented or extended and (ii) all obligations of the Company to the Banks arising out of any extension, refinancing or refunding of any of the foregoing obligations, whether such obligations are now existing or hereafter acquired or arising, direct or indirect, joint or several, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise (hereinafter collectively referred to as the "Obligations").

         SECTION 4. CONCERNING ACCOUNTS AND CHATTEL PAPER. The Company represents and warrants to the Collateral Agent that it keeps or causes to be kept, and covenants with the Collateral Agent that it shall keep or cause to be kept, separate records of accounts, chattel paper and instruments which are complete and accurate in all material respects. The Company covenants and agrees that from time to time upon the request of the Collateral Agent, it shall deliver to the Collateral Agent a list of the names, addresses, face value, and dates of invoice(s) for each account debtor obligated on any account or chattel paper and for each obligor on instruments for which the Company is an obligee, along with such additional information with respect to its accounts, chattel paper and instruments as the Collateral Agent reasonably may request. The Company covenants with the Collateral Agent that, except with respect to any renewal of any contract existing on the date hereof which restricts such assignment, it shall use its reasonable efforts to enter into contracts with account debtors which do not restrict the assignment by the Company of any of its property, assets or rights of the kind described in Section 2(a)(i) hereof with respect to such contract.

         SECTION 5. CONCERNING SECURITIES. (a) Any sums or other property paid or distributed upon or with respeCt to any securities which constitute Collateral, whether by dividend or redemption or upon the liquidation or dissolution of the issuer thereof or otherwise, shall, except to the limited extent provided in Section 5(b), be paId over and delivered to the Collateral Agent to be held by the Collateral Agent, for the benefit of the Banks and the Collateral Agent, as security for the payment and performance in full of all of the Obligations. In case, pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, any distribution of capital shall be made on or in respect of any of the securities which constitute Collateral or any property shall be distributed upon or with respect to any of such securities, the property so distributed shall be delivered to the Collateral Agent, for the benefit of the Banks and the Collateral Agent, to be held by it as security for the Obligations. Except to the limited extent provided in Section 5(b), all sums of money and property paid or distributed in respect of any securities which constitute Collateral, whether as a dividend or upon such a liquidation, dissolution, recapitalization or reclassification or otherwise, that are received by the Company shall, until paid or delivered to the Collateral Agent, be held in trust for the Collateral Agent, for the benefit of the Banks and the Collateral Agent, as security for the payment and performance in full of all of the Obligations.

         (b) So long as no Default shall have occurred and be continuing, the Company shall be entitled to receive all cash dividends paid in respect of any securities which constitute Collateral, to vote such securities and to give consents, waivers and ratifications in respect of such securities; provided, however, that no vote shall be cast or consent, waiver or ratification given by the Company if the effect thereof would impair any of such securities or be inconsistent with or result in any violation of any of the provisions of the Credit Agreement or any of the other Loan Documents. All such rights of the Company to receive cash dividends shall cease in case a Default shall have occurred and be continuing. All such rights of the Company to vote and give consents, waivers and ratifications with respect to any securities which constitute Collateral shall, at the Collateral Agent's option, as evidenced by the Collateral Agent's notifying the Company of such election, cease in case a Default shall have occurred and be continuing.

         SECTION 6. CONCERNING EQUIPMENT. (a) The Company represents and warrants to the Collateral Agent and covenants with the Collateral Agent that the equipment identified on Schedule 1 attached hereto (as such schedule may be supplemented from time to time by the Company in accordance with Section 2(a)(E) hereof) was and will be either acquired by the Company (i) with financing provided by a purchase money lender to the extent permitted by Paragraph 5.13(f) of the Credit Agreement, or (ii) for purposes of fulfilling the Company's obligations under any contract with an account debtor which by its terms prohibits the Company from subjecting any of the equipment identified with such contract to any lien. Any equipment identified on Schedule 1 attached hereto which was not either acquired by the Company (i) with the financing provided by a purchase money lender to the extent permitted by Paragraph 5.13(f) of the Credit Agreement, or (ii) for the purposes of fulfilling the Company's obligations under any contract with an account debtor which by its terms prohibits the Company from subjecting such equipment identified with such contract to any lien, shall be deemed to be Collateral.

         (b) The Company covenants with the Collateral Agent that, except with respect to any renewal of any contract existing on the date hereof which prohibits such assignment, it shall use its reasonable efforts to enter into contracts with account debtors which do not prohibit the Company from subjecting any of the equipment identified with such contracts to any lien, encumbrance or assignment.

         (c) The Company represents and warrants to the Collateral Agent and covenants with the Collateral Agent that (i) Collateral for which motor vehicle or any other certificate of title is required is listed on Schedule 2 attached hereto, and such Collateral is titled in the jurisdictions located in the United States of America listed on Schedule 2 attached hereto and will remain titled in such jurisdictions, provided that the Company may retitle any Collateral for which motor vehicle or any other certificate of title is required in another jurisdiction located in the United States of America provided that the retitling of such Collateral is reflected in the revised Schedule 2 next delivered to the Collateral Agent pursuant to the terms hereof; and (ii) Collateral for which no certificate of title is required, but for which registration under motor vehicle laws is required, is registered in the jurisdictions located in the United States of America listed on Schedule 2 and will remain registered in such jurisdictions, provided that the Company may terminate any such registration which is no longer required under applicable law and may reregister any Collateral in a different or the same jurisdiction provided that such reregistration is reflected in the revised Schedule 2 next delivered to the Collateral Agent pursuant to the terms hereof. The Company shall deliver to the Collateral Agent, concurrently with each delivery by the Borrower of the compliance certificate pursuant to Paragraph 5.2(f) of the Credit Agreement, a revised Schedule 2 reflecting equipment acquired by the Company after the date hereof and, if any equipment has been retitled or reregistered after the date hereof in accordance with the terms of this Agreement, the jurisdiction in which such equipment has been retitled or reregistered.

         (d) The Company covenants with the Collateral Agent that if a Default shall have occurred and be continuing, the Company shall, within 30 days of the request of the Collateral Agent, deliver to the Collateral Agent all certificates of title and related applications for title for all Collateral for which motor vehicle or any other certificate of title is required, endorsed by the Company to reflect the security interest granted hereunder to the Collateral Agent.

         SECTION 7. CONCERNING PATENTS AND TRADEMARKS. (a) The Company represents and warrants to the CollatEral Agent that as of the date hereof, the Company does not have any right to and is not entitled to the benefits of any patents, trademarks, service marks, tradenames or logos. If the Company shall acquire rights to any new trademarks, trade names, logos, service marks or patentable inventions, or becomes entitled to the benefit of any patent or trademark or service mark registration application, or application for any reissue, division, continuation, renewal, extension or continuation-in-part of any patent, any improvement on any patent, or any trademark or service mark registration after the date hereof, within 15 days after acquiring such rights, the Company shall execute and deliver to the Collateral Agent as a supplement to this Agreement a Patent Collateral Assignment and Security Agreement satisfactory to the Collateral Agent in all respects and the provisions of this Agreement shall automatically apply thereto. The Company shall provide to the Collateral Agent all information reasonably requested by the Collateral Agent and reasonably necessary to perfect the Collateral Agent's security interest in such trademark, trade name, logo, service mark and patent registrations and applications. The Company will not enter into any agreements outside of the ordinary course of its business affecting any of its trademarks, trade names, logos, service marks or patents acquired after the date hereof without the prior written consent of the Collateral Agent. The Company grants to the Collateral Agent the right upon the occurrence of a Default to sue for any infringement (past, present or future) of the Company's patent, trademark, trade name, logo, or service mark rights and/or to join the Company as a nominal party plaintiff in any trademark, service mark, trade name, logo or patent infringement suit.

         (b) The Company represents and warrants to the Collateral Agent that as of the date hereof, the Company does not own or have any rights to any copyrights which are registered with the United States Copyright Office. If the Company acquires copyright rights or such rights accrue to the Company after the date hereof, the provisions of this Agreement shall automatically apply thereto. The Company will give written notice to the Collateral Agent of any federal copyright registration or application obtained or filed after the date hereof. The Company shall provide to the Collateral Agent all information reasonably requested by the Collateral Agent and reasonably necessary to perfect the Collateral Agent's security interest in such copyright registrations and applications. The Company will not enter into any agreements outside of the ordinary course of its business affecting any of its copyrights acquired after the date hereof without the prior written consent of the Collateral Agent. The Company grants to the Collateral Agent the right upon the occurrence and continuance of a Default to sue for any infringement (past, present or future) of the Company's copyright rights and/or to join the Company as a nominal party plaintiff in any copyright infringement suit.

         SECTION 8. GOVERNMENT CONTRACTS. If a Default shall have occurred and be continuing, the Company shaLl upon the request of the Collateral Agent, execute all such documents, and take all such actions, as the Collateral Agent shall determine to be necessary or appropriate from time to time under the Federal Assignment of Claims Act of 1940, as amended, in order to confirm and assure to the Collateral Agent its rights under this Agreement with respect to any and all Collateral consisting of the Company's rights to moneys due or to become due under any contracts or agreements with or orders from the United States government or any agency or department thereof, the assignment of which is not prohibited by such contract or agreement (collectively, "Government Receivables"). Without limiting the generality of the foregoing, the Company agrees that (i) within three Business Days after such request from the Collateral Agent, it shall execute and deliver to the Collateral Agent a confirmatory assignment substantially in the form of Exhibit A attached hereto (a "Confirmatory Assignment") with respect to each Government Receivable existing on the date of such request, and (ii) within ten Business Days after the creation of any new Governmental Receivable after the date of such request from the Collateral Agent, it shall execute and deliver to the Collateral Agent a Confirmatory Assignment with respect to such Government Receivable. The Company hereby irrevocably authorizes the Collateral Agent, or its designee, at the Company's expense, to file with the United States government (or the appropriate agency or instrumentality thereof) a notice of each such assignment of a Government Receivable substantially in the form of Exhibit B attached hereto (a "Notice of Assignment"), to which a copy of the relevant Confirmatory Assignment may be attached, and appoints the Collateral Agent as the Company's attorney-in-fact to execute and file any such Confirmatory Assignments, Notices of Assignment and any ancillary documents relating thereto.

         SECTION 9. TITLE TO COLLATERAL, ETC. The Company is the owner of the Collateral free from any adverse liEn, security interest or other encumbrance, except for the security interest created by this Agreement and other liens permitted by the Credit Agreement. None of the Collateral constitutes, or is the proceeds of, "farm products" as defined in Section 9-109(3) of the Uniform Commercial Code of the Commonwealth of Massachusetts.

         SECTION 10. CONTINUOUS PERFECTION. The Company's place of business or, if more than one, chief executive office is indicated on the Perfection Certificate delivered by the Company to the Collateral Agent herewith (the "Perfection Certificate"). The Company will not change the same, or the name, identity or corporate structure of the Company in any manner, without providing at least 30 days' prior written notice to the Collateral Agent. The Collateral, to the extent not delivered to the Collateral Agent pursuant to Section 2(b), will be kept at those locations listed on the Perfection Certificate and the Company will not remove the Collateral (except to the extent that equipment which consists of titled vehicles is moved in the ordinary course of business) from such locations, without providing at least 30 days' prior written notice to the Collateral Agent.

         SECTION 11. NO LIENS. Except for the security interest herein granted and liens permitted by the Credit Agreement, the Company shall be the owner of the Collateral free from any lien, security interest or other encumbrance, and the Company shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Collateral Agent or any of the Banks. The Company shall not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than the Collateral Agent, for the benefit of the Banks and the Collateral Agent, except for liens permitted by the Credit Agreement.

         SECTION 12. NO TRANSFERS. The Company will not sell or offer to sell or otherwise transfer the CollateraL or any interest therein except as permitted by the Credit Agreement.

         SECTION 13. INSURANCE.

         (a) The Company will maintain with financially sound and reputable insurers such insurance with respect to its properties and business as is required to be maintained under the Credit Agreement. In addition, all property insurance with respect to the Collateral shall be payable to the Collateral Agent as loss payee under a "standard" or "New York" loss payee clause for the benefit of the Banks and the Collateral Agent.

         (b) The proceeds of any property insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, (i) so long as no Default or condition which would, with either or both the giving of notice or the lapse of time, result in a Default has occurred and is continuing and to the extent that the amount of such proceeds is less than $100,000, be disbursed to the Company for direct application by the Company solely to the repair or replacement of the Company's property so damaged or destroyed and (ii) in all other circumstances, be held by the Collateral Agent as cash collateral for the Obligations of the Company. The Collateral Agent may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Collateral Agent may reasonably prescribe, for direct application by the Company solely to the repair or replacement of the Company's property so damaged or destroyed, or the Collateral Agent may, if a Default has occurred and is continuing, apply all or any part of such proceeds to the Obligations with the Aggregate Loan Limit (if not then terminated) being reduced by the amount so applied to the Obligations.

         (c) All such policies of insurance shall provide for at least thirty days' prior written cancellation notice to the Collateral Agent. In the event of failure by the Company to provide and maintain insurance as herein provided, the Collateral Agent may, at its option, provide such insurance and charge the amount thereof to the Company. The Company shall furnish the Collateral Agent with certificates of insurance and, upon the request of the Collateral Agent, policies evidencing compliance with the foregoing insurance provisions.

         SECTION 14. MAINTENANCE OF COLLATERAL; COMPLIANCE WITH LAW. The Company will keep the Collateral in good order and repair (ordinary wear and tear excepted) and will not use the same in violation of law or any policy of insurance thereon and will take all other necessary and appropriate steps (including, but not limited to, defending any of the patents, copyrights, trademarks, service marks, tradenames or logos, and any registrations thereof which constitute Collateral, against any infringement thereof or any opposition or other adversary action or proceeding when the defense of such patents, copyrights, trademarks, service marks, tradenames or logos has been determined to be necessary and appropriate in the business judgment of the Company) to preserve the value thereof and the goodwill, business and assets associated therewith or appurtenant thereto. The Collateral Agent, or its designee, may inspect the Collateral at any reasonable time, wherever located provided that so long as no Default or condition which would, with either or both the giving of notice or the lapse of time, result in a Default has occurred and is continuing, the Collateral Agent shall give reasonable notice to the Company of such inspection. The Company will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement.

         SECTION 15. COLLATERAL PROTECTION EXPENSES; PRESERVATION OF COLLATERAL.

         (a) In its discretion, the Collateral Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees. The Company agrees to reimburse the Collateral Agent on demand for any and all expenditures so made. The Collateral Agent shall have no obligation to the Company to make any such expenditures, nor shall the making thereof relieve the Company of any default. The Collateral Agent shall inform the Company before incurring any such expense.

         (b) Anything herein to the contrary notwithstanding, the Company shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by the Company thereunder. Neither the Collateral Agent nor any Bank shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Bank of any payment relating to any of the Collateral, nor shall the Collateral Agent or any Bank be obligated in any manner to perform any of the obligations of the Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Bank in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Collateral Agent or to which the Collateral Agent or any Bank may be entitled at any time or times. The Collateral Agent's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the Uniform Commercial Code of the CommonwEalth of Massachusetts or otherwise, shall be to deal with such Collateral in the same manner as the Collateral Agent deals with similar property for its own account.

         SECTION 16. SECURITIES AND DEPOSITS. The Collateral Agent may at any time after the occurrence and durinG the continuance of a Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, after the occurrence and during the continuance of a Default, the Collateral Agent may demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Collateral Agent or any Bank to the Company may at any time be applied to or set off against any of the Obligations as provided in the Guaranty.

         SECTION 17. NOTIFICATION TO ACCOUNT DEBTORS AND OTHER OBLIGORS. If a Default shall have occurred and be continuing the Company shall, at the request of the Collateral Agent, notify account debtors on accounts and chattel paper of the Company and obligors on instruments for which the Company is an obligee of the security interest of the Collateral Agent in any such account, chattel paper or instrument and that payment thereof is to be made directly to the Collateral Agent or to any financial institution designated by the Collateral Agent as the Collateral Agent's agent therefor, and the Collateral Agent may itself, if a Default shall have occurred and be continuing, without notice to or demand upon the Company, so notify account debtors and obligors. After the making of such a request or the giving of any such notification (provided the same has also been sent to the Company), the Company shall hold any proceeds of collection of accounts, chattel paper and instruments received by the Company as trustee for the Collateral Agent, for the benefit of the Banks and the Collateral Agent, without commingling the same with other funds of the Company and shall turn the same over to the Collateral Agent in the identical form received, together with any necessary endorsements or assignments. The Collateral Agent shall apply the proceeds of collection of accounts, chattel paper and instruments received by the Collateral Agent to the Obligations as provided in the Intercreditor Agreement, such proceeds to be immediately entered after final payment in cash or solvent credits of the items giving rise to them.

         SECTION 18. NO FURTHER ACTIONS. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person that has not been received, taken or made is required for the grant by the Company of the security interests granted hereby or for the execution, delivery or performance of this Agreement by the Company, or, except for (i) the filing of financing statements and continuation statements with respect thereto, (ii) the delivery of the instruments, chattel paper and share certificates referred to in Section 2(b) hereof, (iii) the presentation to the Departments of Motor Vehicles of the applications for title referred to in Section 6(d) hereof, at the times required in Section 6(d) hereof, and (iv) the execution and delivery of the Patent Collateral Assignment and Security Agreements referred to in Section 7 hereof and the filing of such instruments at the times provided herein, and the execution and delivery of the Confirmatory Assignments and Notices of Assignment referred to in Section 8 hereof, at the times required in Section 8 hereof, for (A) the perfection and maintenance of the security interests hereunder (including the first priority nature of such security interests), or (B) the exercise by the Collateral Agent of the rights or the remedies in respect of the Collateral pursuant to this Agreement (other than the authorization and direction of the requisite Banks pursuant to the terms of the Intercreditor Agreement).

         SECTION 19. FURTHER ASSURANCES. The Company, at its own expense, shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Collateral Agent may reasonably require more completely to vest in and assure to the Collateral Agent and the Banks their respective rights hereunder or in any of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and continuation statements under the Uniform Commercial Code, (b) obtaining governmental and other third party consents and approvals,
(c) obtaining waivers from mortgagees and landlords and (d) taking all actions required by Sections 8-313 and 8-321 of the Uniform Commercial Code, as applicable in each relevant jurisdiction, with respect to certificated and uncertificated securities.

         SECTION 20. POWER OF ATTORNEY.

         (a) The Company hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Company or in the Collateral Agent's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:

                  (i) upon the occurrence and during the continuance of a Default generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the Commonwealth of Massachusetts and as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do at the Company' expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Company might do, including, without limitation, (A) upon written notice to the Company, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Collateral Agent so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities and (B) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

                  (ii) to file such financing statements with respect hereto, with or without the Company's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Collateral Agent may deem appropriate and to execute in the Company's name such financing statements and continuation statements which may require the Company's signature.

         (b) To the extent permitted by law, the Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

         (c) The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Collateral Agent and the Banks in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act, except for the Collateral Agent's own gross negligence or willful misconduct.

         SECTION 21. REMEDIES. (a) If a Default shall have occurred and be continuing, the Collateral Agent may uPon written instruction of the Banks in accordance with the Intercreditor Agreement, without notice to or demand upon the Company, declare this Agreement to be in default, and the Collateral Agent shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to take possession of the Collateral, and for that purpose the Collateral Agent may, so far as the Company can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom and in addition, the Collateral Agent shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in any jurisdiction in which enforcement is sought:

                  (i) if the Collateral Agent so elects and gives notice of such election to the Company, the Collateral Agent may vote any or all securities which constitute Collateral whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including, without limitation, if the Collateral Agent so elects, for the liquidation of the assets of the issuer thereof, and give all consents, waivers and ratifications in respect of such securities and otherwise act with respect thereto as though it were the outright owner thereof (the Company hereby irrevocably constituting and appointing the Collateral Agent the proxy and attorney-in-fact of the Company, with full power of substitution, to do so); and

                  (ii) the Collateral Agent may cause all or any part of the securities held by it to be transferred into its name or the name of its nominee or nominees, if it has not already done so.

         The Company recognizes that the Collateral Agent may be unable to effect a public sale of the securities which constitute Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. The Company recognizes that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any security for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended, even if the issuer would agree to do so.

         (b) The Collateral Agent may in its discretion require the Company to assemble all or any part of the Collateral at such location or locations within the state(s) of the Company's principal office(s) or at such other locations as the Collateral Agent may designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent shall give to the Company at least five Business Days' prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Company hereby acknowledges that five Business Days' prior written notice of such sale or sales shall be reasonable notice. In addition, the Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Collateral Agent's rights hereunder, including, without limitation, its right following a Default to take immediate possession of the Collateral and to exercise its rights with respect thereto.

         SECTION 22. NO WAIVER, ETC. The Company waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description; provided that the Company shall be sent copies of any notices sent by the Collateral Agent to account debtors, it being understood that the Collateral Agent shall not be liable for any failure to send any such copy. With respect to both the Obligations and the Collateral, the Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Collateral Agent may deem advisable. The Collateral Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 15(b). The Collateral Agent shalL not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Collateral Agent with the consent of the Majority Banks. No delay or omission on the part of the Collateral Agent in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Collateral Agent with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Collateral Agent deems expedient.

         SECTION 23. MARSHALLING. Neither the Collateral Agent nor any Bank shall be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights of the Collateral Agent hereunder and of the Collateral Agent or any Bank in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Collateral Agent's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

         SECTION 24. PROCEEDS OF DISPOSITIONS; EXPENSES. The Company shall pay to the Collateral Agent on demand Any and all reasonable expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Collateral Agent in protecting, preserving or enforcing the Collateral Agent's rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in accordance with Section 4(f) of the Intercreditor Agreement, with proper allowance being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts, any excess shall be returned to the Company or its successors, and the Company shall remain liable for any deficiency in the payment of the Obligations.

         SECTION 25. OVERDUE AMOUNTS. Until paid, all amounts due and payable by the Company hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest from and after the date on which written demand therefor shall have been sent to the Company, at the rate of interest for overdue principal set forth in the Credit Agreement.

         SECTION 26. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). The Company agrees that any suit for the enforcement of this Agreement may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Company by mail at the address specified in the Credit Agreement. The Company hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

         SECTION 27. MISCELLANEOUS. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Company and its respective successors and assigns, and shall inure to the benefit of the Collateral Agent, the Banks and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Company acknowledges receipt of a copy of this Agreement.

         SECTION 28. TERM OF AGREEMENT. (a) Notwithstanding any other provision of this Agreement, this Agreement shall terminate and the Company shall be entitled to the return, at the Company's expense, of such Collateral in the possession or control of the Collateral Agent either (i) upon delivery of a letter addressed to the Collateral Agent and signed by each of the Banks specifying that the Banks have received evidence satisfactory to them that (A) all litigation against HGC and HGAS resulting from or relating to the acquisition in 1984 of certain assets of the airport ground services business of Innotech Aviation Limited has been fully and finally dismissed (and such dismissal is not appealable) or settled in full, (B) HGC and HGAS have satisfied in full all of their payment obligations, if any, with respect to such litigation, (C) the payment thereof has not resulted in the occurrence of any Default or condition which would, with either or both the giving of notice or lapse of time, result in a Default, and (D) no Default or condition which would, with either or both the giving of notice or lapse of time, result in a Default then exists or (ii) upon the indefeasible payment and performance of the Obligations in full.

         (b) Upon the delivery of a letter addressed to the Collateral Agent signed by the US Banks specifying that the US Banks have received evidence that the disposition of any of the Collateral is permitted by the Credit Agreement, the Collateral Agent shall execute and deliver to the Company such releases with respect to the lien hereof as the Company may reasonably request with respect to such Collateral.

         IN WITNESS WHEREOF, intending to be legally bound, the Company has caused this Agreement to be duly executed as of the date first above written.

                                     [INSERT NAME]

                                     By:___________________________________
                                     Title:

Accepted:

THE FIRST NATIONAL BANK OF BOSTON,
  AS COLLATERAL AGENT

By:___________________________________
Title:

                          CERTIFICATE OF ACKNOWLEDGMENT

COMMONWEALTH OR STATE OF ____________)
                                     )  ss
COUNTY OF ___________________________)

         Before me, the undersigned, a Notary Public in and for the county aforesaid, on this ____ day of ______________, 19__, personally appeared to me known personally, and who, being by me duly sworn, deposes and says that he/she is the __________________ of _______________, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said ___________________ acknowledged said instrument to be the free act and deed of said corporation.

                                   ________________________________
                                   Notary Public
                                   My Commission Expires:

                                                                       EXHIBIT A

                   FORM OF CONFIRMATORY ASSIGNMENT OF CONTRACT

         This ASSIGNMENT, dated as of ___________, is by [_________] (the "Debtor") in favor of The First National Bank of Boston (the "Collateral Agent") as agent for itself, and certain lenders (the "Lenders").

         WHEREAS, the Debtor is party to Contract No. ________ dated ___________ between the Debtor and ____________________ (the "Contract"); and

         WHEREAS, the Debtor and the Collateral Agent have entered into a certain Security Agreement, dated as of [________] (the "Security Agreement"), pursuant to which the Debtor has granted to the Collateral Agent, for the benefit of the Lenders, a security interest in certain assets of the Debtor, including all of the Debtor's rights in and to all moneys due or to become due under the Contract, to secure the Obligations referred to in the Security Agreement;

         NOW, THEREFORE, the Debtor hereby confirms, acknowledges and agrees that, pursuant to and subject to the terms of the Security Agreement, the Debtor hereby assigns, transfers, pledges and grants to the Agent for the benefit of the Lenders a security interest in all of the Debtor's right, title and interest in and to all moneys due or to become due under the Contract.

         EXECUTED as of the date first above written.

Attest:                                         [INSERT NAME]

_____________________________                   By:____________________________
[Secretary or Assistant                         Title:
  Secretary]

[Corporate Seal]

                                      -18-
                                                                       EXHIBIT B

                                     FORM OF

                              NOTICE OF ASSIGNMENT

                        The First National Bank of Boston

                            Date: __________________

To:      [Contracting Official or Head of
           Agency, Surety on any bond
           applicable to the contract
           and Disbursing Official]

Re:      Payments to:
         Contract Number:
         Made by the United States of America
         Department:
         Division:

For:

Dated:

Ladies and Gentlemen:

         This has reference to Contract No. ________ dated _______, entered into between [contractor's name and address] (the "Contractor") and [government agency, name of office and address], for [describe nature of contract].

         Money due or to become due under the contract described above have been assigned to the undersigned under the provisions of the Assignment of Claims Act of 1940, as amended, 31 U.S.C. 3727, 41 U.S.C. 15.

         A true copy of the instrument of assignment executed by the Contractor on [date] is attached to the original notice.

         Payments due or to become due under this contract should be made to the undersigned assignee.

         Please return to the undersigned the three enclosed copies of this notice with appropriate notations showing the date and hour of receipt, and signed by the person acknowledged receipt on behalf of the addressee.

                                 Very truly yours,

                                 THE FIRST NATIONAL BANK OF BOSTON
                                        as collateral agent for the banks under
                                        that certain Security Agreement dated as of [_________]

                                 By:___________________________________
                                        Authorized Official
                                        100 Federal Street
                                        Boston, MA 02110


                                 ACKNOWLEDGMENT


         Receipt is acknowledged of the above notice and a copy of the instrument of assignment. These were received at ____a.m./p.m. on _______________, 19 _ .

                                        ________________________________
                                        Signature
                                        Title:

                          On Behalf of: [Name and Title of
                                         Addressee of Notice]

                                                                       EXHIBIT E


                 FORM OF AMENDED AND RESTATED SECURITY AGREEMENT


         AMENDED AND RESTATED SECURITY AGREEMENT, dated as of December 28, 1992 and amended and restated as of _________________, 1996, between each of Hudson General Corporation ("HGC"), a Delaware corporation having its principal place of business at 111 Great Neck Road, Great Neck, New York 11021, and Hudson General LLC (the "Company"), a Delaware limited liability company having its principal place of business at 111 Great Neck Road, Great Neck, New York 11021, and The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts 02110, as agent (the "Collateral Agent") for the Banks (as defined below).

         WHEREAS, HGC has entered into a Revolving Credit and Term Loan Agreement, dated as of November 25, 1992, as amended (as so amended, the "Original Credit Agreement"), with The First National Bank of Boston, European American Bank, The Chase Manhattan Bank, N.A. (each singly, a "US Bank" and collectively, the "US Banks"), and The First National Bank of Boston as agent (the "US Agent"); and

         WHEREAS, pursuant to that certain Guaranty dated February 3, 1993 (the "Original Guaranty") in favor of ABN AMRO Bank Canada and The Chase Manhattan Bank of Canada (collectively, the "Canada Banks") and the Canadian Agent (as defined below), HGC has guaranteed all of the obligations of Hudson General Aviation Services Inc./Societe de Services Hudson General (Aviation) Inc. ("HGAS") to the Canada Banks and the Canadian Agent under a Revolving Credit Agreement, dated as of November 25, 1992, as amended (as amended and in effect from time to time, the "HGAS Credit Agreement"), among HGAS, the Canada Banks and The Chase Manhattan Bank of Canada as successor agent (the "Canadian Agent"), and certain promissory notes executed and delivered in connection therewith; and

         WHEREAS, each of HGC, Hudson Aviation Services, Inc. (the "MA Subsidiary") and Hudson Aviation Services, Inc. California (the "CA Subsidiary") and the Collateral Agent are parties to Security Agreements, each dated as of December 28, 1992 (collectively the "Original Security Agreements"), pursuant to which each of HGC, the MA Subsidiary and the CA Subsidiary has granted to the Collateral Agent a security interest in and lien on certain of its assets to secure such entity's Obligations as defined in the Original Security Agreement to which such entity is a party; and

         WHEREAS, HGC has formed the Company and wishes to transfer to the Company, subject to the Collateral Agent's liens and security interests, substantially all of the assets of HGC's aviation services business (the "Aviation Services Business"), including, without limitation, the assets of certain of its Subsidiaries (including the assets of the MA Subsidiary and the CA Subsidiary) which are actively engaged in the Aviation Services Business and the stock of HGAS; and

         WHEREAS, the Company wishes to assume, and become jointly and severally liable with HGC for, all of HGC's obligations under the Original Credit Agreement and to assume all of HGC's obligations under the Original Guaranty; and

         WHEREAS, HGC, the Company, the US Banks and the US Agent have entered into an Amended and Restated Revolving Credit Agreement, dated as of November 25, 1992 and amended and restated as of the date hereof (as amended and in effect from time to time, the "Credit Agreement"), to amend and restate the Original Credit Agreement in its entirety in order to reflect the transfer by HGC and its Subsidiaries, subject to the Collateral Agent's liens and security interests, of the Aviation Services Business to the Company and the Company's agreement to become jointly and severally liable for HGC's obligations under the Original Credit Agreement and to make certain other changes to the terms and provisions of the Original Credit Agreement; and

         WHEREAS, HGC, the US Banks and the US Agent have entered into a Revolving Credit Agreement, dated as of the date hereof (as amended and in effect from time to time, the "HGC Credit Agreement"), pursuant to which the US Banks have agreed to make loans or otherwise to extend credit to HGC; and

         WHEREAS, the Company has entered into an Amended and Restated Unlimited Guaranty, dated February 3, 1993 and amended and restated on the date hereof (as amended and in effect from time to time, the "Company Guaranty"), and accepted and agreed to by HGC, the Canada Banks and the Canadian Agent, to amend and restate the Original Guaranty in its entirety in order to reflect the Company's agreement to assume all of HGC's obligations thereunder; and

         WHEREAS, it is a condition precedent to (i) the US Banks' making any loans or otherwise extending credit to the Company under the Credit Agreement,
(ii) the US Banks' making any loans or otherwise extending any credit to HGC under the HGC Credit Agreement, and (iii) the Canada Banks' making any loans or otherwise extending credit to HGAS under the HGAS Credit Agreement that each of HGC and the Company executes and delivers to the Collateral Agent, for the benefit of the Banks (as defined below) and the Collateral Agent, an amended and restated security agreement in substantially the form hereof; and

         WHEREAS, each of HGC and the Company wishes to continue the security interests granted to the Collateral Agent under the Original Security Agreements, for the benefit of the Banks and the Collateral Agent, as herein provided; and

         WHEREAS, the Collateral Agent, the US Banks, the US Agent, the Canada Banks and the Canadian Agent have entered into an Amended and Restated Intercreditor Agreement (as amended and in effect from time to time, the "Intercreditor Agreement"), dated as of November 25, 1992 and amended and restated as of the date hereof, in order to set forth their respective rights in and to the security interests continued hereunder;

         NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Original Security Agreement shall be amended and restated in its entirety as set forth herein and shall be in full force and effect as provided herein.

         SECTION 1. DEFINITIONS. For purposes hereof, (a) the term "Banks" shall mean (i) the US Banks, (ii) the Canada Banks, (iii) the US Agent, (iv) the Canadian Agent and (v) the successors and assigns of the foregoing, (b) the term "Obligations" shall have the meaning set forth in Section 3 hereof, (c) the term "Debtors" shall mean HGC and the Company collectively and the term "Debtor" shall mean each of HGC and the Company individually, and (d) the term "Default" shall mean, with respect to the Company, a Default as defined in the Credit Agreement and, with respect to HGC, a Default as defined in the HGC Credit Agreement or, if the HGC Release Date has not occurred, the Credit Agreement. All other capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Credit Agreement. All terms defined in the Uniform Commercial Code of the Commonwealth of Massachusetts and used herein shall have the same definitions herein as specified therein.

         SECTION 2. GRANT OF SECURITY INTEREST.

         (a) Each of the Debtors hereby grants to the Collateral Agent, for the benefit of the Banks and the Collateral Agent, to secure the payment and performance in full of all of such Debtor's Obligations (as defined below), a continuing security interest in and so pledges and assigns to the Collateral Agent, for the benefit of the Banks and the Collateral Agent, the following properties, assets and rights of such Debtor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"):

                  (i) all accounts of every kind and nature whether now owned or hereafter acquired by such Debtor, including accounts receivable, all instruments pertaining thereto, all security and guaranties with respect thereto, all rights of such Debtor pertaining to goods giving rise thereto, including the right of stoppage in transit, and all security interests, liens and pledges, whether voluntary or involuntary, securing the account debtors' obligations to such Debtor thereunder, and all contract rights (to the extent that such rights are to the payment of money), rights to the payment of money, chattel paper, documents, instruments (including certificated securities) and uncertificated securities, in each case whether now owned or hereafter acquired by such Debtor;

                  (ii) all inventory (other than any fuel), raw materials and work in progress, in each case whether now owned or hereafter acquired by such Debtor;

                  (iii) all general intangibles now owned or hereafter acquired by such Debtor, including, without limitation, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, service marks, customer lists, goodwill, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics (other than any general intangibles relating to contracts except as expressly granted herein);

                  (iv) all equipment now owned or acquired by such Debtor after the date hereof and all related equipment, parts and accessions and additions with respect thereto and tires thereon which are now owned or hereafter acquired, and all substitutions and replacements which are now owned or hereafter acquired by such Debtor; and

                  (v) all proceeds, including, without limitation, insurance refund claims and all other insurance claims and proceeds, with respect to any of the foregoing.

Notwithstanding the foregoing, the term "Collateral" shall not include:

                  (A) any property, asset or right of a Debtor described in clauses (i), (ii) and (iii) above to the extent that such property, asset or right of such Debtor is subject to any legally binding contract provision restricting the pledge or assignment of such property, right or asset as contemplated herein;

                  (B) any of the shares of capital stock of the Subsidiaries of a Debtor;

                  (C) certificated and uncertificated securities owned by a Debtor (other than of any Subsidiary of such Debtor) provided, that if the market value of all such securities owned by such Debtor exceeds $50,000 in the aggregate then all such certificated and uncertificated securities owned by such Debtor (other than of any Subsidiary of such Debtor) shall constitute Collateral;

                  (D) with respect to the Company, all intercompany notes and instruments executed and delivered by, and all receivables and rights to the payment of money due from, HGAS to the Company and all security granted by HGAS to the Company with respect thereto;

                  (E) any of the equipment now owned by a Debtor which is specifically identified on Schedule 1 attached hereto (except as set forth to the contrary in Section 6(a) hereof);

                  (F) any equipment hereafter acquired by a Debtor either (x) with financing provided by a purchase money lender to the extent permitted by Paragraph 5.13(f) of the Credit Agreement or Paragraph 5.11(f) of the HGC Credit Agreement, as applicable, or (y) for purposes of fulfilling such Debtor's obligations under any contract with an account debtor which by its terms prohibits such Debtor from subjecting any of the equipment identified to such contract to any lien, which equipment of such Debtor shall have been identified in a supplement to Schedule 1 attached hereto delivered to the Collateral Agent together with a certificate of such Debtor certifying that such equipment has been so financed or has been so identified with such a contract;

                  (G) any royalties or other rights received by a Debtor with respect to mineral rights now owned by such Debtor; and

                  (H) the copyright owned by the Company on the video tape titled "Guideway Bus Systems-Video Tape", and the Company's rights to the service mark of "Snowlift".

         (b) Pursuant to the terms hereof, each of the Debtors has endorsed, assigned and delivered to the Collateral Agent all negotiable or non-negotiable instruments (including certificated securities) and chattel paper which constitute Collateral pledged by such Debtor hereunder, together with stock powers or other appropriate instruments of transfer or assignment duly executed in blank as the Collateral Agent may have specified. In the event that either of the Debtors shall, after the date of this Agreement, acquire any other negotiable or non-negotiable instruments (including certificated securities but excluding checks received by a Debtor in the ordinary course of its business in connection with the collection of its accounts) or chattel paper which constitute Collateral pledged by such Debtor hereunder, such Debtor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such stock powers or other instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. To the extent that any such securities are uncertificated, appropriate book-entry transfers reflecting the pledge of such securities created hereby have been or, in the case of uncertificated securities which constitute Collateral hereafter acquired by a Debtor, will at the time of such acquisition be, duly made for the account of the Collateral Agent or one or more nominees of the Collateral Agent with the issuer of such securities or other appropriate book-entry facility or financial intermediary, with the Collateral Agent having at all times the right to obtain definitive certificates (in the Collateral Agent's name or in the name of one or more nominees of the Collateral Agent) where the issuer customarily or otherwise issues certificates, all to be held as Collateral hereunder. Each of the Debtors hereby acknowledges that the Collateral Agent may, in its discretion, appoint one or more financial institutions to act as the Collateral Agent's agent in holding in custodial accounts instruments or other financial assets in which the Collateral Agent is granted a security interest hereunder, including, without limitation, certificates of deposit and other instruments evidencing short term obligations.

         SECTION 3. OBLIGATIONS SECURED. (a) The Collateral pledged by the Company hereunder constitutes and will constitute continuing security for (i) all of the obligations of each of HGC and the Company to the US Banks and the US Agent under or in relation to the Credit Agreement, the promissory notes executed and delivered by HGC and the Company to the US Banks in connection therewith and the other Loan Documents, as such instruments are originally executed or as modified, amended, restated, supplemented or extended, (ii) all of the obligations of the Company to the Canada Banks and the Canadian Agent under or in relation to the Company Guaranty, as such guaranty is originally executed or as modified, amended, restated, supplemented or extended, and (iii) all obligations of the Company to the Banks arising out of any extension, refinancing or refunding of any of the foregoing obligations, whether such obligations are now existing or hereafter acquired or arising, direct or indirect, joint or several, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise.

         (b) The Collateral pledged by HGC hereunder constitutes and will constitute continuing security for (i) all obligations of HGC to the US Banks and the US Agent under or in relation to the HGC Credit Agreement, the promissory notes executed and delivered by HGC to the US Banks in connection therewith and the other Loan Documents (as defined in the HGC Credit Agreement), as such instruments are originally executed or as modified, amended, restated, supplemented or extended, (ii) until the HGC Release Date has occurred, all of the obligations of HGC to the US Banks and the US Agent under or in relation to the Credit Agreement, the promissory notes executed and delivered by HGC and the Company to the US Banks in connection therewith and the other Loan Documents, as such instruments are originally executed or as modified, amended, restated, supplemented or extended, and (iii) all obligations of HGC to the Banks arising out of any extension, refinancing or refunding of any of the foregoing obligations, whether such obligations are now existing or hereafter acquired or arising, direct or indirect, joint or several, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise.

         (c) The obligations referred to in clause (a) and clause (b) hereof shall be referred to herein, collectively, as the "Obligations".

         SECTION 4. CONCERNING ACCOUNTS AND CHATTEL PAPER. Each of the Debtors represents and warrants to the Collateral Agent that it keeps or causes to be kept, and covenants with the Collateral Agent that it shall keep or cause to be kept, separate records of accounts, chattel paper and instruments which are complete and accurate in all material respects. Each of the Debtors covenants and agrees that from time to time upon the request of the Collateral Agent, it shall deliver to the Collateral Agent a list of the names, addresses, face value, and dates of invoice(s) for each account debtor obligated on any account or chattel paper and for each obligor on instruments for which such Debtor is an obligee, along with such additional information with respect to its accounts, chattel paper and instruments as the Collateral Agent reasonably may request. Each of the Debtors covenants with the Collateral Agent that, except with respect to any renewal of any contract existing on the date hereof which restricts such assignment, it shall use its reasonable efforts to enter into contracts with account debtors which do not restrict the assignment by such Debtor of any of its property, assets or rights of the kind described in
Section 2(a)(i) hereof with respect to such contract.

         SECTION 5. CONCERNING SECURITIES. (a) Any sums or other property paid or distributed upon or with respect to any securities which constitute Collateral pledged by a Debtor hereunder, whether by dividend or redemption or upon the liquidation or dissolution of the issuer thereof or otherwise, shall, except to the limited extent provided in Section 5(b), be paid over and delivered to the Collateral Agent to be held by the Collateral Agent, for the benefit of the Banks and the Collateral Agent, as security for the payment and performance in full of all of the Obligations of such Debtor. In case, pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, any distribution of capital shall be made on or in respect of any of the securities which constitute Collateral pledged by a Debtor hereunder or any property shall be distributed upon or with respect to any of such securities, the property so distributed shall be delivered to the Collateral Agent, for the benefit of the Banks and the Collateral Agent, to be held by it as security for the Obligations of such Debtor. Except to the limited extent provided in Section 5(b), all sums of money and property paid or distributed in respect of any securities which constitute Collateral pledged by a Debtor hereunder, whether as a dividend or upon such a liquidation, dissolution, recapitalization or reclassification or otherwise, that are received by such Debtor shall, until paid or delivered to the Collateral Agent, be held in trust for the Collateral Agent, for the benefit of the Banks and the Collateral Agent, as security for the payment and performance in full of all of the Obligations of such Debtor.

         (b) So long as no Default with respect to such Debtor shall have occurred and be continuing, a Debtor shall be entitled to receive all cash dividends paid in respect of any securities which constitute Collateral pledged by such Debtor hereunder, to vote such securities and to give consents, waivers and ratifications in respect of such securities; provided, however, that no vote shall be cast or consent, waiver or ratification given by a Debtor if the effect thereof would impair any of such securities or be inconsistent with or result in any violation of any of the provisions of the Credit Agreement, any of the other Loan Documents, the HGC Credit Agreement, any of the other Loan Documents (as defined in the HGC Credit Agreement) or the Company Guaranty, as applicable. All such rights of a Debtor to receive cash dividends shall cease in case a Default with respect to such Debtor shall have occurred and be continuing. All such rights of a Debtor to vote and give consents, waivers and ratifications with respect to any securities which constitute Collateral pledged by such Debtor hereunder shall, at the Collateral Agent's option, as evidenced by the Collateral Agent's notifying such Debtor of such election, cease in case a Default with respect to such Debtor shall have occurred and be continuing.

         SECTION 6. CONCERNING EQUIPMENT. (a) Each of the Debtors represents and warrants to the Collateral Agent and covenants with the Collateral Agent that the equipment of such Debtor identified on Schedule 1 attached hereto (as such schedule may be supplemented from time to time by such Debtor in accordance with
Section 2(a)(F) hereof) was and will be either acquired by such Debtor (i) with financing provided by a purchase money lender to the extent permitted by Paragraph 5.13(f) of the Credit Agreement or Paragraph 5.11(f) of the HGC Credit Agreement, as applicable, or (ii) for purposes of fulfilling such Debtor's obligations under any contract with an account debtor which by its terms prohibits such Debtor from subjecting any of the equipment identified with such contract to any lien. Any equipment identified on Schedule 1 attached hereto which was not either acquired by a Debtor (i) with the financing provided by a purchase money lender to the extent permitted by Paragraph 5.13(f) of the Credit Agreement or Paragraph 5.11(f) of the HGC Credit Agreement, as applicable, or (ii) for the purposes of fulfilling such Debtor's obligations under any contract with an account debtor which by its terms prohibits such Debtor from subjecting such equipment identified with such contract to any lien, shall be deemed to be Collateral provided by such Debtor hereunder. The aggregate net book value of all equipment of the Debtors identified on Schedule 1 attached hereto, as of the Effective Date, does not exceed $2,500,000.

         (b) Each of the Debtors covenants with the Collateral Agent that, except with respect to any renewal of any contract existing on the date hereof which prohibits such assignment, it shall use its reasonable efforts to enter into contracts with account debtors which do not prohibit such Debtor from subjecting any of the equipment identified with such contracts to any lien, encumbrance or assignment.

         (c) Each of the Debtors represents and warrants to the Collateral Agent and covenants with the Collateral Agent that (i) Collateral provided by such Debtor for which motor vehicle or any other certificate of title is required is listed on Schedule 2 attached hereto, and such Collateral is titled in the jurisdictions located in the United States of America listed on Schedule 2 attached hereto and will remain titled in such jurisdictions, provided that such Debtor may retitle any such Collateral for which motor vehicle or any other certificate of title is required in another jurisdiction located in the United States of America provided that the retitling of such Collateral is reflected in the revised Schedule 2 next delivered to the Collateral Agent pursuant to the terms hereof; and (ii) Collateral provided by such Debtor for which no certificate of title is required, but for which registration under motor vehicle laws is required, is registered in the jurisdictions located in the United States of America listed on Schedule 2 and will remain registered in such jurisdictions, provided that such Debtor may terminate any such registration which is no longer required under applicable law and may reregister any such Collateral in a different or the same jurisdiction provided that such reregistration is reflected in the revised Schedule 2 next delivered to the Collateral Agent pursuant to the terms hereof. Each Debtor shall deliver to the Collateral Agent, concurrently with each delivery of the compliance certificate pursuant to Paragraph 5.2(f) of the Credit Agreement, a revised Schedule 2 reflecting equipment acquired by such Debtor after the date hereof and, if any equipment has been retitled or reregistered after the date hereof in accordance with the terms of this Agreement, the jurisdiction in which such equipment has been retitled or reregistered.

         (d) Each of the Debtors covenants with the Collateral Agent that if a Default with respect to such Debtor shall have occurred and be continuing, such Debtor shall, within 30 days of the request of the Collateral Agent, deliver to the Collateral Agent all certificates of title and related applications for title for all Collateral provided by such Debtor for which motor vehicle or any other certificate of title is required, endorsed by such Debtor to reflect the security interest granted hereunder to the Collateral Agent.

         SECTION 7. CONCERNING PATENTS AND TRADEMARKS. (a) Except as set forth in Section 2(a)(H) hereof, each of the Debtors represents and warrants to the Collateral Agent that, as of the date hereof, such Debtor does not have any right to and is not entitled to the benefits of any patents, trademarks, service marks, tradenames or logos. If either of the Debtors shall acquire rights to any trademarks, trade names, logos, service marks or patentable inventions, or becomes entitled to the benefit of any patent or trademark or service mark registration application, or application for any reissue, division, continuation, renewal, extension or continuation-in-part of any patent, any improvement on any patent, or any trademark or service mark registration after the date hereof, within 15 days after acquiring such rights, such Debtor shall execute and deliver to the Collateral Agent as a supplement to this Agreement a Patent Collateral Assignment and Security Agreement satisfactory to the Collateral Agent in all respects and the provisions of this Agreement shall automatically apply thereto. Such Debtor shall provide to the Collateral Agent all information reasonably requested by the Collateral Agent and reasonably necessary to perfect the Collateral Agent's security interest in such trademark, trade name, logo, service mark and patent registrations and applications. Neither of the Debtors will enter into any agreements outside of the ordinary course of its business affecting any of its trademarks, trade names, logos, service marks or patents acquired after the date hereof without the prior written consent of the Collateral Agent. Each Debtor grants to the Collateral Agent the right upon the occurrence of a Default with respect to such Debtor to sue for any infringement (past, present or future) of such Debtor's patent, trademark, trade name, logo, or service mark rights and/or to join such Debtor as a nominal party plaintiff in any trademark, service mark, trade name, logo or patent infringement suit.

         (b) Except as set forth in Section 2(a)(H) hereof, each of the Debtors represents and warrants to the Collateral Agent that as of the date hereof, such Debtor does not own or have any right to any copyrights which are registered with the United States Copyright Office. If either Debtor acquires copyright rights or such rights accrue to either Debtor after the date hereof, the provisions of this Agreement shall automatically apply thereto. Each of the Debtors will give written notice to the Collateral Agent of any federal copyright registration or application obtained or filed after the date hereof. Each of the Debtors shall provide to the Collateral Agent all information reasonably requested by the Collateral Agent and reasonably necessary to perfect the Collateral Agent's security interest in such copyright registrations and applications. Neither of the Debtors will enter into any agreements outside of the ordinary course of its business affecting any of its copyrights acquired after the date hereof without the prior written consent of the Collateral Agent. Each of the Debtors grants to the Collateral Agent the right upon the occurrence and continuance of a Default with respect to such Debtor to sue for any infringement (past, present or future) of such Debtor's copyright rights and/or to join such Debtor as a nominal party plaintiff in any copyright infringement suit.

         SECTION 8. GOVERNMENT CONTRACTS. If a Default shall have occurred and be continuing with respect to a Debtor, such Debtor shall upon the request of the Collateral Agent, execute all such documents, and take all such actions, as the Collateral Agent shall determine to be necessary or appropriate from time to time under the Federal Assignment of Claims Act of 1940, as amended, in order to confirm and assure to the Collateral Agent its rights under this Agreement with respect to any and all Collateral consisting of such Debtor's rights to moneys due or to become due under any contracts or agreements with or orders from the United States government or any agency or department thereof, the assignment of which is not prohibited by such contract or agreement (collectively, "Government Receivables"). Without limiting the generality of the foregoing, each of the Debtors agrees that (i) within three Business Days after such request from the Collateral Agent, it shall execute and deliver to the Collateral Agent a confirmatory assignment substantially in the form of Exhibit A attached hereto (a "Confirmatory Assignment") with respect to each of its Government Receivables existing on the date of such request, and
(ii) within ten Business Days after the creation of any new Government Receivable after the date of such request from the Collateral Agent, it shall execute and deliver to the Collateral Agent a Confirmatory Assignment with respect to such Government Receivable. Each of the Debtors hereby irrevocably authorizes the Collateral Agent, or its designee, at such Debtor's expense, to file with the United States government (or the appropriate agency or instrumentality thereof) a notice of each such assignment of a Government Receivable substantially in the form of Exhibit B attached hereto (a "Notice of Assignment"), to which a copy of the relevant Confirmatory Assignment may be attached, and appoints the Collateral Agent as such Debtor's attorney-in-fact to execute and file any such Confirmatory Assignments, Notices of Assignment and any ancillary documents relating thereto.

         SECTION 9. TITLE TO COLLATERAL, ETC. Each of the Debtors is the owner of the Collateral provided by it hereunder free from any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and other liens permitted by the Credit Agreement or, with respect to HGC, the HGC Credit Agreement. None of the Collateral constitutes, or is the proceeds of, "farm products" as defined in Section 9-109(3) of the Uniform Commercial Code of the Commonwealth of Massachusetts.

         SECTION 10. CONTINUOUS PERFECTION. Each of the Debtors' place of business or, if more than one, chief executive office is indicated on the Perfection Certificate delivered by such Debtor to the Collateral Agent herewith (the "Perfection Certificate"). Neither of the Debtors will change the same, or its name, identity or structure in any manner, without providing at least 30 days' prior written notice to the Collateral Agent. The Collateral provided by each Debtor, to the extent not delivered to the Collateral Agent pursuant to
Section 2(b), will be kept at those locations listed on the Perfection Certificate of such Debtor and such Debtor will not remove such Collateral (except to the extent that equipment which consists of titled vehicles is moved in the ordinary course of business) from such locations, without providing at least 30 days' prior written notice to the Collateral Agent.

         SECTION 11. NO LIENS. Except for the security interest herein granted and liens permitted by the Credit Agreement or, with respect to the HGC, the HGC Credit Agreement, each of Debtors shall be the owner of the Collateral provided by it hereunder free from any lien, security interest or other encumbrance, and each of the Debtors shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Collateral Agent or any of the Banks. Neither of the Debtors shall pledge, mortgage or create, or suffer to exist a security interest in the Collateral provided by it hereunder in favor of any person other than the Collateral Agent, for the benefit of the Banks and the Collateral Agent, except for liens permitted by the Credit Agreement or, with respect to HGC, the HGC Credit Agreement.

         SECTION 12. NO TRANSFERS. Neither of the Debtors will sell or offer to sell or otherwise transfer any of the Collateral provided by such Debtor hereunder or any interest therein except as permitted by the Credit Agreement or, with respect to HGC, the HGC Credit Agreement.

         SECTION 13. INSURANCE.

         (a) Each of the Debtors will maintain with financially sound and reputable insurers such insurance with respect to its properties and business as is required to be maintained under the Credit Agreement or, with respect to HGC, the HGC Credit Agreement. In addition, all property insurance with respect to the Collateral shall be payable to the Collateral Agent as loss payee under a "standard" or "New York" loss payee clause for the benefit of the Banks and the Collateral Agent.

         (b) The proceeds of any property insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, (i) so long as no Default with respect to a Debtor or condition which would, with either or both the giving of notice or the lapse of time, result in a Default with respect to a Debtor has occurred and is continuing and to the extent that the amount of such proceeds is less than $100,000, be disbursed to such Debtor for direct application by such Debtor solely to the repair or replacement of such Debtor's property so damaged or destroyed and (ii) in all other circumstances, be held by the Collateral Agent as cash collateral for the Obligations of such Debtor. The Collateral Agent may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Collateral Agent may reasonably prescribe, for direct application by the applicable Debtor solely to the repair or replacement of such Debtor's property so damaged or destroyed, or the Collateral Agent may, if a Default with respect to such Debtor has occurred and is continuing, apply all or any part of such proceeds to the Obligations of such Debtor with the Aggregate Loan Limit (as defined in the Credit Agreement or, with respect to HGC, the HGC Credit Agreement) (if not then terminated) being reduced by the amount so applied to such Obligations.

         (c) All such policies of insurance shall provide for at least thirty days' prior written cancellation notice to the Collateral Agent. In the event of failure by either of the Debtors to provide and maintain insurance as herein provided, the Collateral Agent may, at its option, provide such insurance and charge the amount thereof to such Debtor. Each of the Debtors shall furnish the Collateral Agent with certificates of insurance and, upon the request of the Collateral Agent, policies evidencing compliance with the foregoing insurance provisions.

         SECTION 14. MAINTENANCE OF COLLATERAL; COMPLIANCE WITH LAW. Each of the Debtors will keep the Collateral provided by it hereunder in good order and repair (ordinary wear and tear excepted) and will not use the same in violation of law or any policy of insurance thereon and will take all other necessary and appropriate steps (including, but not limited to, defending any of the patents, copyrights, trademarks, service marks, tradenames or logos, and any registrations thereof which constitute such Collateral, against any infringement thereof or any opposition or other adversary action or proceeding when the defense of such patents, copyrights, trademarks, service marks, tradenames or logos has been determined to be necessary and appropriate in the business judgment of such Debtor) to preserve the value thereof and the goodwill, business and assets associated therewith or appurtenant thereto. The Collateral Agent, or its designee, may inspect the Collateral at any reasonable time, wherever located provided that so long as no Default with respect to such Debtor or condition which would, with either or both the giving of notice or the lapse of time, result in a Default with respect to such Debtor has occurred and is continuing, the Collateral Agent shall give reasonable notice to the applicable Debtor of such inspection. Each of the Debtors will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral provided by such Debtor or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement.

         SECTION 15. COLLATERAL PROTECTION EXPENSES; PRESERVATION OF COLLATERAL.

         (a) In its discretion, the Collateral Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees. Each of the Debtors agrees to reimburse the Collateral Agent on demand for any and all expenditures so made. The Collateral Agent shall have no obligation to either of the Debtors to make any such expenditures, nor shall the making thereof relieve either of the Debtors of any default. The Collateral Agent shall inform the applicable Debtor before incurring any such expense.

         (b) Anything herein to the contrary notwithstanding, each of the Debtors shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by such Debtor thereunder. Neither the Collateral Agent nor any Bank shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Bank of any payment relating to any of the Collateral, nor shall the Collateral Agent or any Bank be obligated in any manner to perform any of the obligations of either of the Debtors under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Bank in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Collateral Agent or to which the Collateral Agent or any Bank may be entitled at any time or times. The Collateral Agent's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code of the Commonwealth of Massachusetts or otherwise, shall be to deal with such Collateral in the same manner as the Collateral Agent deals with similar property for its own account.

         SECTION 16. SECURITIES AND DEPOSITS. The Collateral Agent may at any time after the occurrence and during the continuance of a Default with respect to a Debtor, at its option, transfer to itself or any nominee any securities constituting Collateral pledged by such Debtor, receive any income thereon and hold such income as additional Collateral of such Debtor or apply it to the Obligations of such Debtor. Whether or not any Obligations of a Debtor are due, after the occurrence and during the continuance of a Default with respect to such Debtor, the Collateral Agent may demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral provided by such Debtor. Regardless of the adequacy of Collateral provided by such Debtor or any other security for the Obligations of such Debtor, any deposits or other sums at any time credited by or due from the Collateral Agent or any Bank to a Debtor may at any time be applied to or set off against any of the Obligations of such Debtor as provided in the Credit Agreement, the HGC Credit Agreement or the Company Guaranty, as applicable.

         SECTION 17. NOTIFICATION TO ACCOUNT DEBTORS AND OTHER OBLIGORS. If a Default with respect to a Debtor shall have occurred and be continuing such Debtor shall, at the request of the Collateral Agent, notify account debtors on accounts and chattel paper of such Debtor and obligors on instruments for which such Debtor is an obligee of the security interest of the Collateral Agent in any such account, chattel paper or instrument and that payment thereof is to be made directly to the Collateral Agent or to any financial institution designated by the Collateral Agent as the Collateral Agent's agent therefor, and the Collateral Agent may itself, if a Default with respect to a Debtor shall have occurred and be continuing, without notice to or demand upon such Debtor, so notify account debtors and obligors. After the making of such a request or the giving of any such notification (provided the same has also been sent to the applicable Debtor), such Debtor shall hold any proceeds of collection of accounts, chattel paper and instruments received by such Debtor as trustee for the Collateral Agent, for the benefit of the Banks and the Collateral Agent, without commingling the same with other funds of such Debtor and shall turn the same over to the Collateral Agent in the identical form received, together with any necessary endorsements or assignments. The Collateral Agent shall apply the proceeds of collection of accounts, chattel paper and instruments received by the Collateral Agent to the Obligations of the Debtors as provided in the Intercreditor Agreement, or the HGC Credit Agreement, as applicable, such proceeds to be immediately entered after final payment in cash or solvent credits of the items giving rise to them.

         SECTION 18. NO FURTHER ACTIONS. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person that has not been received, taken or made is required for the grant by each of the Debtors of the security interests granted hereby or for the execution, delivery or performance of this Agreement by each of the Debtors, or, except for (a) the filing of financing statements and continuation statements with respect thereto, (b) the delivery of the instruments, chattel paper and share certificates referred to in Section 2(b) hereof, (c) the presentation to the Departments of Motor Vehicles of the applications for title referred to in Section 6(d) hereof, at the times required in Section 6(d) hereof, and (d) the execution and delivery of the Patent Collateral Assignment and Security Agreements referred to in Section 7 hereof and the filing of such instruments at the times provided herein, and the execution and delivery of the Confirmatory Assignments and Notices of Assignment referred to in Section 8 hereof, at the times required in Section 8 hereof, for
(A) the perfection and maintenance of the security interests hereunder (including the first priority nature of such security interests), or (B) the exercise by the Collateral Agent of the rights or the remedies in respect of the Collateral pursuant to this Agreement

(other than the authorization and direction of the requisite Banks pursuant to the terms of the Intercreditor Agreement or the HGC Credit Agreement, as applicable).

         SECTION 19. FURTHER ASSURANCES. Each of the Debtors, at its own expense, shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Collateral Agent may reasonably require more completely to vest in and assure to the Collateral Agent and the Banks their respective rights hereunder or in any of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and continuation statements under the Uniform Commercial Code, (b) obtaining governmental and other third party consents and approvals, (c) obtaining waivers from mortgagees and landlords and (d) taking all actions required by Sections 8-313 and 8-321 of the Uniform Commercial Code, as applicable in each relevant jurisdiction, with respect to certificated and uncertificated securities.

         SECTION 20. POWER OF ATTORNEY.

         (a) Each of the Debtors hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of such Debtor or in the Collateral Agent's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of such Debtor, without notice to or assent by such Debtor, to do the following:

                  (i) upon the occurrence and during the continuance of a Default with respect to such Debtor generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral provided by such Debtor in such manner as is consistent with the Uniform Commercial Code of the Commonwealth of Massachusetts and as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do at such Debtor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon such Collateral and the Collateral Agent's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as such Debtor might do, including, without limitation, (A) upon written notice to such Debtor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Collateral Agent so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities and (B) the execution, delivery and recording, in connection with any sale or other disposition of any such Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

                  (ii) to file such financing statements with respect hereto, with or without such Debtor's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Collateral Agent may deem appropriate and to execute in such Debtor's name such financing statements and continuation statements which may require each of such Debtor's signature.

         (b) To the extent permitted by law, each of the Debtors hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

         (c) The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Collateral Agent and the Banks in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to either of the Debtors for any act or failure to act, except for the Collateral Agent's own gross negligence or willful misconduct.

         SECTION 21. REMEDIES. (a) If a Default shall have occurred and be continuing with respect to a Debtor, the Collateral Agent may upon written instruction of the Banks in accordance with the Intercreditor Agreement or the HGC Credit Agreement, as applicable, without notice to or demand upon such Debtor, declare this Agreement to be in default, and the Collateral Agent shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to take possession of the Collateral provided by such Debtor, and for that purpose the Collateral Agent may, so far as such Debtor can give authority therefor, enter upon any premises on which such Collateral may be situated and remove the same therefrom and in addition, the Collateral Agent shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in any jurisdiction in which enforcement is sought:

                  (i) if the Collateral Agent so elects and gives notice of such election to such Debtor, the Collateral Agent may vote any or all securities which constitute Collateral pledged by such Debtor whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including, without limitation, if the Collateral Agent so elects, for the liquidation of the assets of the issuer thereof, and give all consents, waivers and ratifications in respect of such securities and otherwise act with respect thereto as though it were the outright owner thereof (each Debtor hereby irrevocably constituting and appointing the Collateral Agent the proxy and attorney-in-fact of such Debtor, with full power of substitution, to do so); and

                  (ii) the Collateral Agent may cause all or any part of the securities held by it to be transferred into its name or the name of its nominee or nominees, if it has not already done so.

         Each of the Debtors recognizes that the Collateral Agent may be unable to effect a public sale of the securities which constitute Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. Each of the Debtors recognizes that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any security for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended, even if the issuer would agree to do so.

         (b) The Collateral Agent may in its discretion require a Debtor to assemble all or any part of the Collateral provided by such Debtor at such location or locations within the state(s) of such Debtor's principal office(s) or at such other locations as the Collateral Agent may designate. Unless such Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent shall give to the applicable Debtor at least five Business Days' prior written notice of the time and place of any public sale of Collateral provided by such Debtor or of the time after which any private sale or any other intended disposition is to be made. Each of the Debtors hereby acknowledges that five Business Days' prior written notice of such sale or sales shall be reasonable notice. In addition, each of the Debtors waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Collateral Agent's rights hereunder, including, without limitation, its right following a Default with respect to such Debtor to take immediate possession of the Collateral provided by such Debtor and to exercise its rights with respect thereto.

         SECTION 22. NO WAIVER, ETC. Each of the Debtors waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description; provided that each of the Debtors shall be sent copies of any notices sent by the Collateral Agent to account debtors, it being understood that the Collateral Agent shall not be liable for any failure to send any such copy. With respect to both the Obligations and the Collateral of a Debtor, such Debtor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Collateral Agent may deem advisable. The Collateral Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in
Section 15(b). The Collateral Agent shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral of either Debtor unless such waiver shall be in writing and signed by the Collateral Agent with the consent of the appropriate Banks. No delay or omission on the part of the Collateral Agent in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Collateral Agent with respect to the Obligations or the Collateral of either Debtor, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Collateral Agent deems expedient.

         SECTION 23. MARSHALLING. Neither the Collateral Agent nor any Bank shall be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations of either Debtor or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights of the Collateral Agent hereunder and of the Collateral Agent or any Bank in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each of the Debtors hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Collateral Agent's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations of such Debtor or under which any of the Obligations of such Debtor is outstanding or by which any of the Obligations of such Debtor is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each of the Debtors hereby irrevocably waives the benefits of all such laws.

         SECTION 24. PROCEEDS OF DISPOSITIONS; EXPENSES. Each of the Debtors shall pay to the Collateral Agent on demand any and all reasonable expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Collateral Agent in protecting, preserving or enforcing the Collateral Agent's rights under or in respect of any of the Obligations of such Debtor or any of the Collateral provided by such Debtor. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations of such Debtor or Collateral of such Debtor shall, to the extent actually received in cash, be applied to the payment of the Obligations of such Debtor in accordance with Section 4(f) of the Intercreditor Agreement or Paragraph 10(e) of the HGC Credit Agreement, as applicable, with proper allowance being made for any Obligations of such Debtor not then due. Upon the final payment and satisfaction in full of all of the Obligations of a Debtor and after making any payments required by Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts, any excess shall be returned to such Debtor or its successors, and such Debtor shall remain liable for any deficiency in the payment of the Obligations of such Debtor.

         SECTION 25. OVERDUE AMOUNTS. Until paid, all amounts due and payable by a Debtor hereunder shall be a debt secured by the Collateral provided by such Debtor and shall bear, whether before or after judgment, interest from and after the date on which written demand therefor shall have been sent to such Debtors, at the rate of interest for overdue principal set forth in the Credit Agreement.

         SECTION 26. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE

TO CONFLICTS OR CHOICE OF LAW). Each of the Debtors agrees that any suit for the enforcement of this Agreement may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon such Debtor by mail at the address specified in the Credit Agreement. Each of the Debtors hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

         SECTION 27. MISCELLANEOUS. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon each of Debtors and its respective successors and assigns, and shall inure to the benefit of the Collateral Agent, the Banks and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Each of the Debtors acknowledges receipt of a copy of this Agreement.

         SECTION 28. TERM OF AGREEMENT. (a) Notwithstanding any other provision of this Agreement, this Agreement shall terminate and a Debtor shall be entitled to the return, at such Debtor's expense, of the Collateral provided by such Debtor in the possession or control of the Collateral Agent either (i) upon delivery of a letter addressed to the Collateral Agent and signed by each of the Banks specifying that the Banks have received evidence satisfactory to them that
(A) all litigation against HGC and HGAS resulting from or relating to the acquisition in 1984 of certain assets of the airport ground services business of Innotech Aviation Limited has been fully and finally dismissed (and such dismissal is not appealable) or settled in full, (B) HGC and HGAS have satisfied in full all of their payment obligations, if any, with respect to such litigation, (C) the payment thereof has not resulted in the occurrence of any Default with respect to such Debtor or condition which would, with either or both the giving of notice or lapse of time, result in a Default with respect to such Debtor, and (D) no Default with respect to such Debtor or condition which would, with either or both the giving of notice or lapse of time, result in a Default with respect to such Debtor then exists or (ii) upon the indefeasible payment and performance of the Obligations of such Debtor in full.

         (b) Upon the delivery of a letter addressed to the Collateral Agent signed by the US Banks specifying that the US Banks have received evidence that the disposition of any of the Collateral is permitted by the Credit Agreement or the HGC Credit Agreement, as applicable, the Collateral Agent shall execute and deliver to the appropriate Debtor such releases with respect to the lien hereof as such Debtor may reasonably request with respect to such Collateral.

         IN WITNESS WHEREOF, intending to be legally bound, each of the HGC and the Company has caused this Agreement to be duly executed as of the date first above written.

                                     HUDSON GENERAL CORPORATION


                                     By:__________________________________
                                     Title:


                                     HUDSON GENERAL LLC


                                     By:__________________________________
                                     Title:


Accepted:

THE FIRST NATIONAL BANK OF BOSTON,
  as Collateral Agent


By:________________________________
Title:

                          CERTIFICATE OF ACKNOWLEDGMENT

COMMONWEALTH OR STATE OF __________)
                                   )  ss
COUNTY OF _________________________)

         Before me, the undersigned, a Notary Public in and for the county aforesaid, on this ____ day of ______________, 1996, personally appeared ________________ to me known personally, and who, being by me duly sworn, deposes and says that he/she is the __________________ of Hudson General Corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said ___________________ acknowledged said instrument to be the free act and deed of said corporation.


                                   ______________________________
                                   Notary Public
                                   My Commission Expires:

                          CERTIFICATE OF ACKNOWLEDGMENT

COMMONWEALTH OR STATE OF ________)
                                 )  ss

COUNTY OF _______________________)

         Before me, the undersigned, a Notary Public in and for the county aforesaid, on this ____ day of ______________, 1996, personally appeared _____________ to me known personally, and who, being by me duly sworn, deposes and says that he/she is the __________________ of Hudson General LLC, and that said instrument was signed on behalf of said limited liability company by authority of its Board of Member Representatives, and said ___________________ acknowledged said instrument to be the free act and deed of said limited liability company.

                                   ______________________________
                                   Notary Public
                                   My Commission Expires:

                                                                       EXHIBIT A

                   FORM OF CONFIRMATORY ASSIGNMENT OF CONTRACT

         This ASSIGNMENT, dated as of ________, is by [____________] (the "Debtor") in favor of The First National Bank of Boston (the "Collateral Agent") as collateral agent for itself, and certain banks (the "Banks").

         WHEREAS, the Debtor is party to Contract No. ___________ dated __________ between the Debtor and ____________ (the "Contract"); and

         WHEREAS, the Debtor and the Collateral Agent have entered into a certain Amended and Restated Security Agreement, dated as of December 28, 1992 and amended and restated as of [_____________] (the "Security Agreement"), pursuant to which the Debtor has granted to the Collateral Agent, for the benefit of the Banks, a security interest in certain assets of the Debtor, including all of the Debtor's rights in and to all money due or to become due under the Contract, to secure the Obligations referred to in the Security Agreement;

         NOW, THEREFORE, the Debtor hereby confirms, acknowledges and agrees that, pursuant to and subject to the terms of the Security Agreement, the Debtor hereby assigns, transfers, pledges and grants to the Collateral Agent for the benefit of the Banks a security interest in all of the Debtor's right, title and interest in and to all moneys due or to become due under the Contract.

         EXECUTED as of the date first above written.

Attest:                                     [INSERT NAME]


______________________________              By:______________________________
[Secretary or Assistant                     Title:
  Secretary]

                                                                       EXHIBIT B

                                     FORM OF
                              NOTICE OF ASSIGNMENT

                        The First National Bank of Boston


                            Date: __________________

To:      [Contracting Official or Head of
           Agency, Surety on any bond
           applicable to the contract
           and Disbursing Official]

Re:      Payments to:
         Contract Number:
         Made by the United States of America
         Department:
         Division:

For:

Dated:

Ladies and Gentlemen:

         This has reference to Contract No. _________ dated ________, entered into between [contractor's name and address] (the "Contractor") and [government agency, name of office and address], for [describe nature of contract].

         Money due or to become due under the contract described above have been assigned to the undersigned under the provisions of the Assignment of Claims Act of 1940, as amended, 31 U.S.C. 3727, 41 U.S.C. 15.

         A true copy of the instrument of assignment executed by the Contractor on [date] is attached to the original notice.

         Payments due or to become due under this contract should be made to the undersigned assignee.

         Please return to the undersigned the three enclosed copies of this notice with appropriate notations showing the date and hour of receipt, and signed by the person who acknowledged receipt on behalf of the addressee.

                                    Very truly yours,

                                    THE FIRST NATIONAL BANK OF BOSTON
                                          as collateral agent for the banks
                                          under that certain Amended and
                                          Restated Security Agreement dated as
                                          of December 28, 1992 and amended and
                                          restated as of _______________



                                    By: _____________________________________
                                          Authorized Official
                                          100 Federal Street
                                          Boston, MA 02110


                                 ACKNOWLEDGMENT

         Receipt is acknowledged of the above notice and a copy of the instrument of assignment. These were received at _____ a.m./p.m. on ____________, 19___.


                                        ____________________________________
                                        Signature
                                        Title:

                         On Behalf of:  [Name and Title of
                                        Addressee of Notice]

                                                                       EXHIBIT F

                   [LETTERHEAD OF HUDSON GENERAL CORPORATION]



                                            June 1, 1996

The Persons Set Forth on
  Schedule I Hereto

              Re: Hudson General Corporation and Hudson General LLC

Ladies and Gentlemen:

              I am Vice President-General Counsel of Hudson General Corporation, a Delaware corporation ("HGC"), and of Hudson General LLC, a Delaware limited liability company (the "Company"), and have acted as counsel for HGC and the Company in connection with the execution and delivery by HGC and the Company of the Amended and Restated Revolving Credit Agreement, dated as of November 25, 1992 and amended and restated as of June 1, 1996 (the "Restated Credit Agreement") among HGC, the Company, The First National Bank of Boston ("FNB"), in its individual capacity, European American Bank ("EAB"), The Chase Manhattan Bank, N.A. ("Chase", and collectively with FNB and EAB, the "Banks"), and The First National Bank of Boston, as agent for the Banks (the "Agent"), the Amended and Restated Security Agreement, dated as of December 28, 1992 and amended and restated as of June 1, 1996 ( the "Restated Security Agreement") among HGC, the Company and The First National Bank of Boston, as collateral agent (the "Collateral Agent"), and certain other agreements, instruments and documents related to the Restated Credit Agreement. This opinion is being delivered pursuant to Paragraph 4A.4 of the Restated Credit Agreement and Paragraph 26(e) of the Second Amendment, dated as of June 1, 1996 to the Aviation Revolving Credit Agreement. Capitalized terms used and not otherwise defined herein shall have the same meanings herein as in the Restated Credit Agreement.

              In rendering the opinions set forth herein, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the following:

              (a) the Revolving Credit and Term Loan Agreement, dated as of November 25, 1992 (the "Original Credit Agreement"), among HGC, the Banks and the Agent;

              (b) the Restated Credit Agreement;

              (c) the Restated Revolving Credit Notes, each dated as of June 1, 1996, issued by HGC and the Company to the respective Banks (each a "Note" and collectively, the "Notes");

The Persons Set Forth on
  Schedule I Hereto
June 1, 1996
Page 2


              (d) the Revolving Credit Agreement, dated as of June 1, 1996 (the "HGC Credit Agreement"), among HGC, the Banks and the Agent named therein (the "HGC Credit Agreement Secured Parties");

              (e) the Revolving Credit Agreement, dated as of November 25, 1992 and amended as of March 15, 1995 and June 1, 1996 (the "Aviation Credit Agreement"), among Aviation, ABN Amro Bank Canada, The Chase Manhattan Bank of Canada, in its individual capacity (and collectively with ABN Amro Bank Canada, the "Canadian Banks"), and The Chase Manhattan Bank of Canada, as agent for the Canadian Banks (the "Canadian Agent");

              (f) the Amended and Restated Unlimited Guaranty, dated as of February 3, 1993 (the "Original Guaranty") and amended and restated as of June 1, 1996, from the Company and acknowledged by HGC to the Canadian Banks and the Canadian Agent (the "Restated Guaranty");

              (g) the HGC Security Agreement, dated as of December 28, 1992 (the "Original Security Agreement"), between HGC and the Collateral Agent;

              (h) the Restated Security Agreement;

              (i) my opinion, dated December 28, 1992 (the "Original Opinion"), delivered pursuant to paragraph 5.7 of the Original Credit Agreement;

              (j) my opinion, dated March 15, 1993 (the "Aviation Opinion"), delivered pursuant to paragraph 4.7 of the Aviation Credit Agreement;

              (k) the Amended and Restated Intercreditor Agreement, dated as of November 25, 1992 and amended and restated as of June 1, 1996 (the "Intercreditor Agreement"), among the Banks, the Agent, the Collateral Agent, the Canadian Banks, the Canadian Agent and acknowledged and consented to by HGC and the Company;

              (l) the Amended and Restated Assignment, Postponement and Subordination and Intercreditor Agreement, dated as of February 1, 1993 and amended and restated as of June 1, 1996 (the "Postponement Agreement"), among the Company, Aviation, the Canadian Banks and the Canadian Agent;

              (m) certified copies of the Certificate of Incorporation and By-Laws of HGC;

              (n) certified copies of the Certificate of Formation of the Company and the Company's Limited Liability Company Agreement (collectively, the "LLC Documents") ;

              (o) a certified copy of certain resolutions of the Board of Directors of HGC adopted on May 17, 1996;

The Persons Set Forth on
  Schedule I Hereto
June 1, 1996
Page 3


              (p) a certified copy of certain resolutions of the Members of the Company adopted on May 17, 1996;

              (q) unfiled, but signed copies of financing statements naming Hudson General LLC, as debtor, and The First National Bank of Boston, as Collateral Agent, as secured party, which I understand will be filed within ten
(10) days of the transfer of the security interest recited therein in the offices of the Secretary of State of the State of New York and Nassau, Queens and Suffolk Counties, New York (such filing offices, the "Filing Offices" and such financing statements, the "Financing Statements");

              (r) the Perfection Certificate of each of HGC (the "HGC Perfection Certificate") and the Company (the "Company Perfection Certificate" and together with the HGC Perfection Certificate, the "Perfection Certificates");

              (s) certificates from public officials in the State of Delaware and in the jurisdictions listed on Schedule II hereto (such jurisdictions, other than the State of Delaware, collectively the "Foreign Jurisdictions") as to the good standing of HGC or the Company, as indicated in Schedule II, in each such jurisdiction; and

              (t) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

              In my examination I have assumed the genuineness of all signatures, including indorsements (other than those on behalf of HGC and the Company, with all of which I am familiar), the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of HGC, the Company and others.

              Unless otherwise indicated, references in this opinion to the "Relevant UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in each of the State of New York and the Commonwealth of Massachusetts. References to the "New York UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York and references to the "Mass. UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the Commonwealth of Massachusetts. The Restated Credit Agreement, the Notes, the Restated Guaranty, the Intercreditor Agreement, the Postponement Agreement and the Restated Security Agreement shall hereinafter be referred to as the "Loan Documents". The Agent, the Collateral Agent, the Banks, the HGC Credit Agreement Secured Parties, the Canadian Banks and the Canadian Agent shall hereinafter be referred to as the "Secured Parties".

              I am admitted to the Bar in the State of New York, and I express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the General

The Persons Set Forth on
  Schedule I Hereto
June 1, 1996
Page 4


Corporation Law of the State of Delaware, (iii) the Limited Liability Company Act of the State of Delaware, (iv) the federal laws of the United States of America, other than such federal laws which relate to the creation and perfection of security interests or the assignment of rights, including without limitation, the Federal Assignment of Claims Act of 1940, as amended, (v) the Mass. UCC to the extent necessary to express the opinions set forth in paragraphs 8 and 10 hereof, and (vi) based solely on the certificates of public officials of each Foreign Jurisdiction, the laws of each such Foreign Jurisdiction, with respect to my opinion as to HGC's and the Company's, as applicable, qualification to do business and good standing in each such Foreign Jurisdiction. Each of the Loan Documents provides that it is governed by, and to be construed in accordance with, the laws of the Commonwealth of Massachusetts, United States of America and, in the case of the Postponement Agreement, the laws of the Province of Ontario, Canada. For purposes of my opinion with respect to the laws of the Commonwealth of Massachusetts, I have assumed with your consent and without any inquiry that the applicable laws of the Commonwealth of Massachusetts are the same as those of the State of New York.

              My opinions are also subject to the following qualifications:

              (a) each of the Loan Documents (other than the Notes) has been duly authorized, executed and delivered by the applicable Secured Parties and is enforceable against such parties in accordance with its terms;

              (b) enforcement of the Loan Documents may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

              (c) certain of the remedial provisions contained in the Restated Security Agreement and in the Restated Guaranty, including waivers, with respect to the exercise of remedies against the collateral may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Restated Security Agreement and the Restated Guaranty, and each of the Restated Security Agreement and the Restated Guaranty taken as a whole, together with applicable law, contains adequate provisions for the practical realization of the benefits of the security created thereby;

              (d) enforcement of the Restated Security Agreement may be subject to the terms of instruments, leases, contracts or other agreements among HGC and the Company, as applicable, and the other parties to such agreements, the rights of such other parties and any claims or defenses of such other parties against HGC and the Company arising under or outside such agreements; and

              (e) I express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party (other than HGC and the Company) to the Loan Documents with any state, federal or other laws or regulations applicable to them, (ii) the legal or regulatory status or the nature of the business of any of the Secured Parties, (iii) the sale or other disposition by any of the Secured Parties of all or any portion of any securities pledged by HGC or

The Persons Set Forth on
  Schedule I Hereto
June 1, 1996
Page 5



or the Company (which will require compliance with applicable federal and state securities laws) or (iv) any fraudulent transfer or similar laws.

              Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

                    1. HGC is a corporation which has been duly incorporated and is subsisting and in good standing under the laws of the State of Delaware, and has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated. The Company is a limited liability company which has been duly formed and is validly existing and in good standing under the laws of the State of Delaware, and has all requisite power to own its property and conduct its business as now conducted and as presently contemplated.

                    2. To the best of my knowledge, HGC is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or its business requires such qualification except for the State of Alabama. To the best of my knowledge, the Company is duly qualified and in good standing as a foreign entity and is duly authorized to do business in each jurisdiction where the nature of its properties or its business requires such qualification.

                    3. The execution and delivery by HGC of the Loan Documents to which it is a party, and the performance by HGC of its obligations under such Loan Documents, are within the corporate authority of HGC, have been duly authorized by proper corporate proceedings, will not contravene any provision of HGC's Certificate of Incorporation or By-Laws, or contravene any provision of, or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of the property of HGC (other than liens created under or permitted by the terms of the Loan Documents) under, any other agreement, instrument or undertaking binding upon HGC or any property of HGC, and do not conflict with or result in any breach or contravention of any provision of any law, statute, rule or regulation to which HGC is subject or any judgment, order, writ, injunction, license or permit applicable to HGC. HGC has duly executed and delivered each of the Loan Documents to which it is a party.

                    4. The execution and delivery by the Company of the Loan Documents to which it is a party, and the performance by the Company of its obligations under such Loan Documents, are within the authority of the Company, have been duly authorized by proper proceedings, will not contravene any provision of the Company's LLC Documents, or contravene any provision of, or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of the property of the Company (other than liens created under or permitted by the terms of the Loan Documents) under, any other agreement, instrument or undertaking binding upon the Company or any property of the Company, and do not conflict with or result in any breach or contravention of any provision of any law, statute, rule or regulation to which the Company is subject or any judgment, order, writ, injunction, license or permit applicable to the Company. The Company has duly executed and delivered each of the Loan Documents to which it is a party.

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  Schedule I Hereto
June 1, 1996
Page 6


                    5. Each of the Loan Documents to which it is a party (other than the Postponement Agreement) constitutes the valid and legally binding obligation of HGC and the Company, enforceable against each in accordance with its terms. With respect to the foregoing, I express no opinion, however, as to rights to indemnification and rights of contribution provided for in any of the Loan Documents to the extent such rights are violative of federal or state securities laws, rules or regulations or public policy.

                    6. To the best of my knowledge, except as described in
Schedule 3.8 to each of the Restated Credit Agreement and the Aviation Revolving Credit Agreement, there is no litigation pending or threatened against the Company or Aviation before any court, tribunal or administrative agency or board which is of a substantial amount and which, if adversely determined, might reasonably be expected to materially adversely affect the ability of the Company or Aviation to perform its respective obligations under the Loan Documents to which it is a party, or in respect of the Revolving Credit Loans (or in the case of Aviation, in respect of the Aviation Revolving Credit Agreement or the Restated Revolving Credit Notes to be issued thereunder or in respect of the Revolving Credit Loans to be made thereunder), after taking into account any applicable insurance coverage.

                    7. The execution and delivery by each of HGC and the Company of each of the Loan Documents to which it is a party, and the performance by HGC and the Company of their respective obligations under each of such Loan Documents, each in accordance with its terms, do not require any approval or consent of, or filing with, any governmental or other agency or authority except for (a) approvals, consents and filings specified in the Loan Documents, and (b) those already obtained or made. Notwithstanding the foregoing, except as expressly set forth in paragraphs 8,9,10 and 11, I express no opinion as to the validity, perfection or priority of any security interest created by the Restated Security Agreement.

                    8. The provisions of the Restated Security Agreement are effective to create, in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Obligations (as defined in the Restated Security Agreement), a valid security interest under the Mass. UCC in the Company's rights in that portion of the Collateral described therein which is subject to
Article 9 of the Mass. UCC (the "Article 9 Collateral").

                    9. The Financing Statements are in appropriate form for filing in each of the Filing Offices under the New York UCC. With respect to that portion of the Article 9 Collateral as to which the filing of a financing statement in the State of New York is a permissible method of perfection under the New York UCC (the "UCC Filing Collateral") the security interest in favor of the Collateral Agent for the benefit of the Secured Parties in the UCC Filing Collateral which is described in the Financing Statements will be perfected upon the filing of the Financing Statements in the respective Filing Offices.

                    My opinions with respect to the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral are subject to the following qualifications:

The Persons Set Forth on
  Schedule I Hereto
June 1, 1996
Page 7

                    (a) The security interest opinions are limited to Article 9 of the Relevant UCC, and therefore such opinions do not address (i) laws of jurisdictions other than the State of New York and the Commonwealth of Massachusetts, and of the State of New York and of the Common wealth of Massachusetts except for Article 9 of the Relevant UCC, (ii) collateral of a type not subject to Article 9 of the Relevant UCC, and (iii) under Section 9-103 of the Relevant UCC, what law governs perfection of the security interests granted in the collateral covered by this opinion. In addition, as noted above, I have assumed without any inquiry that the Mass. UCC is identical in all respects to the New York UCC;

                    (b) I call to your attention that under the Relevant UCC, events occurring subsequent to the date hereof may affect any security interest subject to the Relevant UCC including, but not limited to, factors of the type identified in Section 9-306 with respect to proceeds; Section 9-402 with respect to changes in name, structure and corporate identity of the debtor; Section 9-103 with respect to changes in the location of the collateral and the location of the debtor; Section 9-316 with respect to subordination agreements; Section 9-403 with respect to continuation statements; and Sections 9-307, 9-308 and 9-309 with respect to subsequent purchasers of the collateral. In addition, actions taken by a secured party (e.g., releasing or assigning the security interest, delivering possession of the collateral to the debtor or another person and voluntarily subordinating a security interest) may affect the validity, perfection or priority of a security interest;

                    (c) I express no opinion with respect to the priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in any of the Collateral;

                    (d) in the case of chattel paper, accounts or general intangibles, I call to your attention that the security interest of the Collateral Agent for the benefit of the Secured Parties may be subject to the rights of account debtors, claims and defenses of account debtors and the terms of agreements with account debtors;

                    (e) in the case of goods, I express no opinion regarding the security interest of the Collateral Agent for the benefit of the Secured Parties in any goods which are (i) an accession to, or commingled or processed with other goods to the extent that the security interest of the Collateral Agent for the benefit of the Secured Parties is limited by Section 9-314 or 9-315 of the Relevant UCC or (ii) subject to a certificate of title or a document of title;

                    (f) I express no opinion regarding the security interest of the Collateral Agent for the benefit of the Secured Parties in any items which are subject to a statute, regulation or treaty of the United States of America which provides for a national or international registration or a national or international certificate of title for the perfection of a security interest therein or which specifies a place of filing different from the place specified in the New York UCC for filing to perfect such security interest;

                    (g) I express no opinion regarding the security interest of the Collateral Agent for the benefit of the Secured Parties in any of the collateral consisting of claims against any government or governmental agency (including without limitation the United States of America or

The Persons Set Forth on
  Schedule I Hereto
June 1, 1996
Page 8

any state thereof or any agency or department of the United States of America or any state thereof);

                    (h) in the case of any instrument, chattel paper, account or general intangible which is itself secured by other property, I express no opinion with respect to the rights of the Collateral Agent for the benefit of the Secured Parties in and to such underlying property;

                    (i) I have assumed that the collateral is and will be located at the locations set forth in the Perfection Certificates;

                    (j) I express no opinion with respect to any of the collateral consisting of goods which are or are to become fixtures, equipment used in farming operations, or farm products, or accounts or general intangibles arising from or relating to the sale of farm products by a farmer, consumer goods, crops growing or to be grown, timber to be cut or minerals or the like (including oil and gas), accounts subject to subsection 5 of Section 9-103 of the Relevant UCC, or an owner ship interest evidenced by certificates of stock or other instruments and a leasehold evidenced by a proprietary lease, or either of the foregoing, from a corporation or partnership formed for the purpose of cooperative ownership of real estate; and

                    (k) I express no opinion regarding the security interest of the Collateral Agent for the benefit of the Secured Parties in any copyrights, patents, trademarks, service marks or other intellectual property, the proceeds thereof or any rights (including accounts or general intangibles) with respect to the lease, license or use thereof.

                          10. The amendment and restatement of each of the
Original Credit Agreement, the Original Security Agreement and the Original Guaranty by the Restated Credit Agreement, the Restated Security Agreement and the Restated Guaranty, respectively, do not, of them selves, adversely affect the validity under Article 9 of the Mass. UCC, of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral (as defined in the Original Security Agreement) under the Original Security Agreement, and after giving affect to such amendment and restatement of the Original Credit Agreement, the Original Security Agreement and the Original Guaranty, the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral (as defined in the Original Security Agreement) subject to Article 9 of the Mass. UCC will be entitled to the same status as a valid security interest to which it would otherwise have been entitled immediately prior to giving effect to such amendment and restatement of the Original Credit Agreement, the Original Security Agreement and the Original Guaranty.

                          11. The amendment and restatement of each of the
Original Credit Agreement, the Original Security Agreement and the Original Guaranty by the Restated Credit Agreement, the Restated Security Agreement and the Restated Guaranty, respectively, do not, of them selves, adversely affect the perfection under the New York UCC, of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral (as defined in the Original Security

The Persons Set Forth on
  Schedule I Hereto
June 1, 1996
Page 9


Agreement) under the Original Security Agreement, and after giving effect to such amendment and restatement of the Original Credit Agreement, the Original Security Agreement and the Original Guaranty, the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral (as defined in the Original Security Agreement) subject to the New York UCC will be entitled to the same status as a perfected security interest to which it would otherwise have been entitled immediately prior to giving effect to such amendment and restatement of the Original Credit Agreement, the Original Security Agreement and the Original Guaranty.

              My opinions in paragraphs 10 and 11 are subject to the following qualifications:

              (a) The security interest opinions are limited to Article 9 of the Relevant UCC, and therefore such opinions do not address (i) laws of jurisdictions other than the State of New York and the Commonwealth of Massachusetts, and of the State of New York and of the Commonwealth of Massachusetts except for Article 9 of the Relevant UCC and (ii) collateral of a type not subject to Article 9 of the Relevant UCC. In addition, as noted above, I have assumed without any inquiry that the Mass. UCC is identical in all respects to the New York UCC;

              (b) I have assumed that none of the Original Security Agreement, the Original Credit Agreement or the Original Guaranty have been amended, modified or supplemented prior to the date hereof (other than in the case of the Original Credit Agreement, with respect to the First Amendment thereto, dated as of August 31, 1993, the Second Amendment thereto, dated as of December 28, 1993 and the Third Amendment thereto, dated as of March 15, 1995) and that no rights pursuant thereto have been released, waived or modified by any actions of the parties thereto subsequent to December 28, 1992, the date of the Original Opinion and subsequent to March 15, 1993, the date of the Aviation Opinion;

              (c) I have assumed that the actions specified, assumed or relied upon in the Original Opinion and the Aviation Opinion with respect to the collateral have been taken and that all of the facts and conditions specified, assumed or relied upon in such opinions remain correct; and

              (d) I express no opinion with respect to the priority of the security interests for the benefit of the Secured Parties in any of the Collateral.

                    12. To the best of my knowledge, without having made any special investigation other than obtaining the lien search reports certified pursuant to the Perfection Certificates delivered in connection with the Restated Security Agreement, except for the liens permitted by paragraph 5.13 of the Restated Credit Agreement or otherwise permitted by the Banks under the Restated Credit Agreement, each of HGC and the Company has good and merchantable title to all of its properties, assets and rights of every name and nature now purported to be owned by it, free from all defects, liens, charges and encumbrances whatsoever, except that I express no opinion with respect to any properties, assets or rights to the extent that the transfer or assignment thereof requires the consent of a third party which has not been obtained.

The Persons Set Forth on
  Schedule I Hereto
June 1, 1996
Page 10

                    13. The Notes constitute "Superior Indebtedness" under the Indenture, dated as of July 1, 1986 (the "Indenture") between HGC and Chemical Bank Delaware, as trustee (the "Trustee") as amended by the First Supplemental Indenture, dated as of April 22, 1996, among HGC, the Company and the Trustee, relating to HGC's 7% Convertible Subordinated Debentures Due 2011 (the "Debentures"). The Notes are entitled to the benefits of the provisions of such Indenture which subordinate such Debentures to "Superior Indebtedness".

              This opinion is being furnished only to you and is solely for your benefit, and is not to be used, circulated, relied upon or otherwise referred to for any other purpose without my prior written consent, provided that the HGC Credit Agreement Secured Parties on the date hereof may rely on this opinion on order of the date hereof.

                                           Very truly yours,



                                           /s/ Noah E. Rockowitz
                                               Noah E. Rockowitz
                                               Vice President & General Counsel

                                   Schedule I

The First National Bank of Boston
100 Federal Street
Boston, MA 02110

European American Bank
1 EAB Plaza
Uniondale, NY 11555

The Chase Manhattan Bank, N.A.
135 Pinelawn Street
Melville, NY 11747

The Chase Manhattan Bank of Canada
Suite 1600
150 King Street West
Toronto, Ontario
M5H 1J9

ABN Amro Bank Canada
Suite 860
2000 Peel Street
Montreal, Quebec
H3A 2W5

Meighen Demers
Merril Lynch Canada Tower
Suite 1100
200 King Street West
Toronto, Ontario
M5H 3T4

Fraser & Beatty
1 First Canadian Place
Toronto, Ontario
M5X 1B2

                                   Schedule II

                  Foreign Jurisdictions of HGC and the Company



HGC:
New York

Company:
New York
Massachusetts
Florida
Illinois
California
Maryland
Texas
Virginia
New Jersey
Utah

                               HUDSON GENERAL LLC
                           EXISTING LETTERS OF CREDIT
                                  SCHEDULE 1.12

 L/C No.        Amount           Billed To       Issued To
 -------        ------           ---------       ---------
50073004        $1,200,007       7/1/96          Hartford Specialty
50086018         1,820,000       7/1/96          National Union Fire Insurance
50086830             5,000      12/31/96         Metropolitan Dade County
50102270            25,000       7/25/96         Defense Finance and Accounting Services
                ----------
    Total       $3,050,007
                ==========

                               HUDSON GENERAL LLC
                                  SUBSIDIARIES
                                  SCHEDULE 3.1

                                                                       Percentage
                                                  Jurisdiction             of
                                                       of                Capital
                                                  Incorporation        Stock Owned
                                                  -------------        -----------
Hudson General Aviation Services Inc.                Canada               100%

         150947 Canada Inc. (1)                      Canada               100%


(1)      Owned by Hudson General Aviation Services Inc.

                               HUDSON GENERAL LLC
                                   LITIGATION
                                  SCHEDULE 3.8

1. Texaco Canada Inc. (now McColl-Frontenac Inc.) v. Petro-Canada Inc., Hudson General Aviation Services Inc. and Hudson General Corporation

         In 1988, Texaco Canada Inc. ("Texaco") (now McColl-Frontenac Inc.) instituted a lawsuit in the Supreme Court of Ontario, Canada against HGC, Aviation and Petro-Canada Inc., the corporation which supplied aviation fuel for Aviation's fixed base operations. The suit's allegations, as amended, are that the defendants interfered with contractual and fiduciary relations, conspired to injure, and induced the breach of a fuel supply agreement between Texaco and Innotech Aviation Limited ("Innotech") in connection with the purchase by Aviation from Innotech in 1984 of certain assets of Innotech's airport ground services business. The suit seeks compensatory and punitive damages totaling $110,000,000 (Canadian) plus all profits earned by the defendants subsequent to the alleged breach. The trial of this suit commenced on May 6, 1996 and is anticipated to be lengthy. Innotech (which due to a name change is now called Aerospace Realties (1986) Limited ("Aerospace")) had agreed to defend and indemnify HGC and Aviation against claims of whatever nature asserted in connection with, arising out of or resulting from the fuel supply agreement with Texaco. By a letter dated February 15, 1996, HGC was notified by Aerospace that Aerospace has entered into a liquidation phase and can no longer defray the cost of defending this lawsuit or pay for any damages resulting therefrom. HGC's management believes, and counsel for HGC and Aviation has advised based on available facts, that HGC and Aviation will successfully defend this action.

2. Michael and Kerri Balletta, Melody and Jeffrey Gross, James and Bari Rodgers v. Russell Worrell, et. al.

         These three lawsuits, which have been consolidated, were commenced in 1991 by the parents of three children and allege that the children were sexually abused by the driver and matron of a school bus operated by Valley Transit ("Valley") used to transport handicapped children to special schools under contract with the County of Nassau, N.Y. (the "County"). Besides the driver and matron, the defendants include Valley, the County, the local school district of each child and HGC. HGC provides management services to the County with respect to the County's program to transport handicapped school children, but does not itself operate the transportation services. The lawsuits seek a total of $150,000,000 of compensatory and $150,000,000 of punitive damages.

         The alleged intentional torts (which were not committed by HGC) and punitive damages may not be covered by insurance. In the Management Services Agreement between HGC and the County, the County has agreed to indemnify HGC, and to cause the transportation contractor to indemnify HGC, against claims arising out of or in connection with the conduct or operation of the transportation services and any acts of the contractor and its employees. The insurance company for Valley is defending HGC pursuant to an insurance policy under which HGC is an additional insured.

                               HUDSON GENERAL LLC
                              ENVIRONMENTAL NOTICES
                                SCHEDULE 3.18(b)

1. Salt Lake City-County Health Department Notice of Violation and Order of Compliance HDWQR 21/2-14-91

         This Notice and Order results from a spill on February 13, 1991 of approximately 4,500 gallons of jet fuel at the Company's fuel farm at Salt Lake City International Airport. The spill occurred when the driver of an unaffiliated company's fuel delivery truck overfilled one of the Company's fuel storage tanks. No fine or other penalty has been assessed against the Company.

         HGC took immediate action to remove surface contamination and is cooperating with the Salt Lake City Airport authorities in the environmental investigation to determine the impact of the spill on subsurface soil and ground water. HGC brought a lawsuit against the fuel delivery company which caused the spill.

2.       Vancouver International Airport Authority

         Aviation is in the process of cleaning up soil contaminated by two leaking underground waste oil tanks on one of its former leaseholds at Vancouver International Airport, which tanks were negligently installed by a preceding leaseholder. Aviation has reserved its rights against this leaseholder.

3.       Massport Environmental Claim

         In April 1994, a law firm representing the Massachusetts Port Authority ("Massport") sent a letter (the "Original Demand") to thirty-seven (37) companies, including HGC, notifying the addressees that Massport believed that they were liable for contamination of soil and groundwater at Logan International Airport in East Boston, Massachusetts (the "Airport"). Massport claimed that it was performing response actions at the Airport, and stated that it was seeking "contribution, reimbursement and payment of an equitable share of the costs of past, current and future response actions undertaken by Massport...".

         The Original Demand identified twenty-four (24) spills of fuel, oil and hydraulic fluid at various places at the Airport which allegedly had been caused by HGC between January 1982 and September 1992. In addition, the Original Demand proposed a settlement by which HGC would pay a per capita share of past response costs (such share to be a minimum of $311,761) and agree to pay a per capita share of all future response costs or undertake to perform all necessary future response actions at locations where it had releases.

                               HUDSON GENERAL LLC
                              ENVIRONMENTAL NOTICES
                                SCHEDULE 3.18(b)

         In July 1994, HGC responded to the Original Demand, raising numerous objections to Massport's allegations and requesting considerable additional information in Massport's possession.

         Following an informational meeting held by Massport in September 1994 for all parties which had received the Original Demand, Massport sent a letter dated October 5, 1994 to HGC (the "Massport Proposal") clarifying its position and proposing a greatly reduced settlement payment. The Massport Proposal first proposed a cash-out payment by HGC for past response costs of $29,968 in respect of a reduced total of twenty-two (22) spills. (By contrast, Massport alleged a grand total of 2,462 spills at the Airport since 1953.) The Massport Proposal further limited Massport's claim against HGC for future response costs to three sites where HGC allegedly had a total of only ten (10) spills. The proposed settlement in respect of these future response costs was $526,154, bringing Massport's aggregate settlement proposal to $556,122.

         After obtaining additional information from Massport, HGC responded to the Massport Proposal by letter dated January 20, 1995, reiterating objections made previously and stating additional objections. However, HGC offered to pay Massport $75,000 in return for a complete release and a mutually acceptable settlement agreement that would include indemnification by Massport against any claims brought against HGC by any other party, including government agencies.

         HGC did not hear further from Massport until it received a letter dated March 5, 1996 (the "Massport 1996 Letter") in which Massport stated that it had now identified a grand total of 2,593 spills at the Airport prior to March 9, 1994. The Massport 1996 Letter proposed a revised cash-out payment by HGC for past response costs of $32,334, and expanded Massport's claim against HGC for future response costs to a total of twenty-seven (27) spills at five (5) sites. Massport's proposed settlement in respect of these future response costs totaled $1,500,347, for an aggregate settlement demand of $1,532,681.

         HGC is considering how it will respond to the new Massport proposal.

4. Notices Referred to in Paragraph 3.18(b) of this Agreement Relating to Violations, Claims, Proceedings and Other Matters Which Have Been Concluded.

                              HUDSON GENERAL LLC
                            UNDERGROUND STORAGE TANKS
                                SCHEDULE 3.18(c)

BRANCH              LOCATION                         CAPACITY/GALLONS
- ------              --------                         ----------------
U.S.

JFK                 Building 69                             4,000
                                                            4,000
                                                              350

EWR                 Julia Street                            5,000

LAX                 Imperial Highway                       10,000
                                                           10,000
                                                              500

HOU                 Fuel Farm                              20,000
                                                           20,000
                                                           20,000
                                                           20,000
                                                           20,000

BOS                 Delta Fuel Farm                    Twelve (12)
(operated                                                @ 30,000
 for
 Delta)

CANADA

Toronto             Maintenance                               500

Calgary             Maintenance                               200

                               HUDSON GENERAL LLC
                              SCHEDULE OF INSURANCE
                                  SCHEDULE 3.19

POLICY TYPE                                                  LIMITS                DEDUCTIBLE
- -----------                                                  ------                ----------
Commercial Blanket Bond                                    $  3Mill                   $25,000
Airport Liability                                           500Mill                10,000(PD)
Excess Auto                                               *  25Mill                         0
Directors & Officers Liability                               10Mill                 5-100,000
Excess Directors & Officers Liability                        10Mill                         0
Fiduciary Liability                                           4Mill                     1,000
General/Auto Liability                                        2Mill                   500,000
Worker's Compensation (U.S.)                              Statutory                   500,000
Worker's Compensation (Canada)                            Statutory                         0
Pollution Liability                                           2Mill                   100,000
Property - Primary                                           10Mill       50/100,000(PP/Real)
Property - Excess                                            10Mill                         0
Cargo Legal Liability                                     *  25Mill                    10,000
Warehouseman's LL (JFK)                                      20Mill                    50,000
Warehouseman's LL (Orlando)                                   5Mill                     2,500
Contractor's Environmental Impairment Liability              10Mill                   100,000
General/Auto Liability (Buses)                                1Mill                    50,000
General/Auto Liability Excess (Buses)                         1Mill                         0

* Included under Airport Liability Policy.

                               HUDSON GENERAL LLC
                            SCHEDULE OF INDEBTEDNESS
                                SCHEDULE 5.12(a)

7% Convertible Subordinated Debentures due 2011.............     $28,901,000

Amended and Restated Revolving Credit Agreement
dated as of November 25, 1992 as amended and
restated as of June 1, 1996.................................               0

                                                                SCHEDULE 5.12(h)

                             TERMS OF SUBORDINATION

1. "Senior Debt" as defined with respect to the Subordinated Debt shall mean the Obligations and all fees, costs, enforcement expenses (including legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations created or evidenced by the Credit Agreement or any of the other Loan Documents or any prior, concurrent, or subsequent notes, instruments or agreements of indebtedness, liabilities or obligations of any type or form whatsoever relating thereto in favor of the Agent or any of the Banks. "Senior Debt" shall expressly include any and all interest accruing or out of pocket costs or expenses incurred after the date of any filing by or against the Company of any petition under the federal Bankruptcy Code or any other bankruptcy, insolvency or reorganization act regardless of whether the Agent's or any Bank's claim therefor is allowed or allowable in the case or proceeding relating thereto.


2. The Subordinated Debt shall be subordinated and the payment thereof shall be deferred until the full and final payment in cash of the Senior Debt. Notwithstanding the immediately preceding sentence, the Company shall be permitted to pay, and HGC shall be permitted to receive, any regularly scheduled payment of interest or principal on the Subordinated Debt so long as at the time of such payment, or after giving effect thereto, no Default or event which, with notice or lapse of time or both, would constitute a Default has occurred and is continuing or would occur after giving effect thereto.

3. HGC will not assert, collect or enforce the Subordinated Debt or any part thereof or take any action to foreclose or realize upon the Subordinated Debt or any part thereof or enforce any of the documents evidencing the Subordinated Debt except (a) in each such case as necessary, so long as no Default or event which, with notice or lapse of time or both, would constitute a Default has occurred and is then continuing or would occur after giving effect thereto, to collect any sums expressly permitted to be paid by the Company to HGC or (b) to the extent that the commencement of a legal action may be required to toll the running of any applicable statute of limitation. Until the Senior Debt has been finally paid in full in cash, HGC will not have any right of subrogation, reimbursement, restitution, contribution or indemnity whatsoever from any assets of the Company or any guarantor of or provider of collateral security for the Senior Debt. HGC will also waive any and all rights with respect to marshalling.

4. At any meeting of creditors of the Company or in the event of any case or proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of the Company or the proceeds thereof, whether such case or proceeding be for the liquidation, dissolution or winding up of the Company or its business, a receivership, insolvency or bankruptcy case or proceeding, an assignment for the benefit of creditors or a proceeding by or against the Company for relief under the federal Bankruptcy Code or any other bankruptcy, reorganization or insolvency law or any other law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension or marshalling of assets or otherwise, the Agent will be irrevocably authorized at any such meeting or in any such proceeding to receive or collect any cash or other assets of the Company distributed, divided or applied by way of dividend or payment, or any securities issued on account of any Subordinated Debt, and apply such cash to or to hold such other assets or securities as collateral for the Senior Debt, and to apply to the Senior Debt any cash proceeds of any realization upon such other assets or securities that the Agent in its discretion elects to effect, until all of the Senior Debt shall have been paid in full in cash, rendering to HGC any surplus to which HGC is then entitled.

         At any such meeting of creditors or in the event of any such case or proceeding, HGC shall retain the right to vote and otherwise act with respect to the Subordinated Debt (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), provided that HGC, in its capacity as a subordinated creditor of the Company, shall not vote with respect to any such plan or take any other action in any way so as to contest (i) the validity of any Senior Debt or any collateral therefor or guaranties thereof, (ii) the relative rights and duties of any holders of any Senior Debt established in any instruments or agreements creating or evidencing any of the Senior Debt with respect to any of such collateral or guaranties or (iii) the Company's obligations and agreements set forth in the Credit Agreement and the other Loan Documents.

5. HGC will hold in trust and immediately pay over to the Agent in the same form of payment received, with appropriate endorsements, for application to the Senior Debt, any cash amount that the Company pays to HGC with respect to the Subordinated Debt, or as collateral for the Senior Debt any other assets of the Company that HGC may receive with respect to the Subordinated Debt, in each case except with respect to payments expressly permitted hereunder.

                               HUDSON GENERAL LLC
                                SCHEDULE OF LIENS
                                  SCHEDULE 5.13

Pursuant to a certain agreement with the Port Authority of New York and New Jersey, the Port Authority has the right to purchase certain motor coaches (buses) upon the conditions set forth in such agreements.

Pursuant to certain agreements with USAir, America West and Southwest Airlines (the "Airlines"), the Airlines have the right to purchase certain hydrant fueling carts upon the conditions set forth in such agreements.

                               HUDSON GENERAL LLC
               SCHEDULE OF INVESTMENTS AND CONTINGENT LIABILITIES
                                  SCHEDULE 5.15

Note receivable related to the sale of certain
property in Fort Lauderdale, Florida......................       $  212,000 (1)

Note receivable related to the sale of the FBO
located at Long Island MacArthur Airport..................       $2,458,368 (1)

Letter of Credit drawn on Royal Bank of Canada in
favor of Vancouver Airport Authority......................       $  100,000 (2)



On the Books of:

(1)  Hudson General LLC
(2)  Hudson General Aviation Services Inc. - in Canadian dollars.